UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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Gen Digital Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Notice of 2024 Annual Meeting of Stockholders

Date and Time Tuesday, September 10, 2024 at 9:00 a.m. Pacific Time	Location Meeting live via the internet by visiting www.virtualshareholdermeeting.com/ GEN2024	Record Date Only stockholders of record as of the close of business on July 15, 2024 are entitled to notice of, and vote at, the Annual Meeting or any postponement or adjournment thereof.
Dear Stockholder:
You are cordially invited to attend our 2024 Annual Meeting of Stockholders (the Annual Meeting) of Gen Digital Inc. (the Company, Gen, we or us) which will be held at 9:00 a.m. (Pacific Time) on Tuesday, September 10, 2024. This year’s meeting will again be completely virtual and conducted via live webcast, which will provide stockholders with substantially the same meeting participation rights and opportunities they would have at an in-person meeting. You will be able to attend the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.virtualshareholdermeeting.com/GEN2024. You will also be able to vote your shares electronically at the Annual Meeting. We believe hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, we believe the online format will allow us to communicate effectively with you via a pre-meeting forum that you can enter by visiting www.virtualshareholdermeeting.com/GEN2024 to submit questions in advance of the Annual Meeting.
For your convenience, we are also pleased to offer a re-playable webcast of the Annual Meeting at investor.gendigital.com. We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement:
1.	To elect the ten nominees named in the proxy statement to Gen’s Board of Directors;
2.	To ratify the appointment of KPMG LLP as Gen’s independent registered public accounting firm for the 2025 fiscal year;
3.	To hold an advisory vote to approve executive compensation;
4.	To approve the amendment and restatement of our 2013 Equity Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
We are furnishing proxy materials to our stockholders primarily via the internet to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. On or about July 29, 2024, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery), a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report, and how to vote through the internet or by telephone.

Only stockholders of record as of the close of business on July 15, 2024 are entitled to notice of, and can vote at, the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for inspection at our offices for ten days prior to the Annual Meeting. If you would like to view this stockholder list, please contact Investor Relations at IR@gendigital.com.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or in the proxy card you received in the mail. If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. You may revoke your proxy at any time before it is voted. Please refer to the “2024 Annual Meeting of Stockholders Meeting Information” section of the proxy statement for additional information.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bryan Ko
BRYAN KO
Chief Legal Officer and Secretary
Tempe, Arizona
July 29, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 10, 2024: The proxy statement and Gen’s Form 10-K for the 2024 fiscal year are available at https://investor.gendigital.com/financials/annual-reports/

Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
2024 Annual Meeting of Stockholders Information

Date and Time: Tuesday, September 10, 2024 at 9:00 a.m. Pacific Time	Location: Meeting live via the internet by visiting www.virtualshareholdermeeting.com/ GEN2024	Record Date: July 15, 2024

Admission:
To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/GEN2024. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in an account with a brokerage firm, bank or other nominee, then you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote your shares at the Annual Meeting.

Voting Matters
Proposals		Board Recommendation	Page Number for Additional Information
1.	Election of Directors	FOR	26
2.	Ratification of Independent Registered Public Accounting Firm	FOR	38
3.	Advisory Vote to Approve Executive Compensation	FOR	40
4.	Approval of Amendment and Restatement of 2013 Equity Incentive Plan	FOR	41
Gen™ 2024 Proxy   | 1

Proxy Summary
Our Director Nominees

	Age	Director Since	Independent	Diversity	Committee Memberships*				Other Public Boards**
					AC	CC	NGC	Tech
Susan P. Barsamian Director	65	2019		WD			C		2
Pavel Baudis Director	64	2022							0
Eric K. Brandt Director	62	2020			C				3
Frank E. Dangeard Managing Partner, Harcourt	66	2007							2
Nora M. Denzel Director	61	2019		W					1
Peter A. Feld Managing Member, Portfolio Manager and Head of Research, Starboard Value LP	45	2018				C			0
Emily Heath Director	50	2021		WD				C	0
Vincent Pilette Chief Executive Officer and President	52	2019							0
Sherrese M. Smith Managing Partner, Paul Hastings	52	2021		WD					1
Ondrej Vlcek Former President of Gen, Director	47	2022							0
= Member C = Chair
Committees: AC = Audit CC = Compensation and Leadership Development			NGC = Nominating and Governance
Tech = Technology and Cybersecurity		W = Woman	D = Underrepresented Community (Ethnic Diversity and/or LGBTQ+)
*	Reflects our Board and committee composition following the Annual Meeting.
**	Reflects membership on boards of companies publicly traded in the U.S.

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Proxy Summary
Sound Corporate Governance Practices

Separate Independent Chair and CEO	Majority Voting for Directors
Board Committees Consist Entirely of Independent Directors	Director Resignation Policy
All Current Directors Attended at least 75% of Meetings Held	Stockholder Ability to Call Special Meetings (15% threshold)
Independent Directors Meet Regularly in Executive Session	Stockholder Ability to Act by Written Consent
Director Age Limit of 72	Proxy Access Subject to Standard Eligibility Requirements
Annual Board and Committee Self-Evaluations	Robust Cybersecurity Program
Risk Oversight by Full Board and Committees	Comprehensive ESG program and Board oversight of ESG
Annual Election of All Directors	Extensive Stockholder Outreach/Engagement Program
Director Overboarding Limits	No Dual-Class or Multi-Class Stock
FY24 Executive Compensation at a Glance
In FY24, our Compensation and Leadership Development Committee approved an executive compensation program that was intended to drive long-term value creation for our company and our stockholders and reward actual performance for both short-term and long-term objectives, with commensurate payouts for extraordinary performance. We continued to value the importance of diversity, equity, and inclusion, given our global customer base, and our Compensation and Leadership Development Committee again incorporated diversity-related metrics into our annual incentive plan.
Our Executive Compensation Program Continues to Reflect Best Governance Practices
Our Compensation and Leadership Development Committee designed our FY24 compensation program to be consistent with leading corporate governance and executive compensation practices:
Gen™ 2024 Proxy   | 3

Proxy Summary
What We Do
At risk pay	The majority of pay for our CEO and other NEOs is at risk and/or performance-based.
Link to results
Our short-term incentive compensation is linked directly to our financial results and may be modified by performance against certain diversity, equity and inclusion (DEI) metrics. A significant portion of our long-term incentive compensation is linked directly to multi-year financial results and relative total shareholder return (TSR).

Predetermined goals	We reward performance that meets our short- and long-term predetermined goals.
Capped payouts	We cap payouts under our incentive plans to discourage excessive or inappropriate risk taking by our NEOs.
Peer group	We have a relevant peer group and reevaluate the peer group annually.
Ownership guidelines	We have robust stock ownership guidelines for our executive officers and directors.
Clawback policy	We have a comprehensive “clawback” policy, applicable to all performance-based compensation granted to our executive officers.
Double-trigger acceleration	We only provide for “double-trigger” change-in-control payments and benefits for our executive officers.
Capped severance
We do not provide for any potential cash severance payments that exceed more than 1x our executive officers’ base salary and target bonus, and we maintain a policy requiring stockholder approval of any cash severance benefits exceeding 2.99 times the sum of an executive officer’s base salary plus target bonus.

Independent consultant	Our Compensation and Leadership Development Committee retains an independent compensation consultant.
Say-on-pay	We hold an annual advisory vote on named executive officer compensation.
Stockholder engagement	We seek feedback on executive compensation through stockholder engagement.
Minimum vesting	We require one-year minimum vesting on all stock award grants to employees, with very limited exceptions.
What We Don’t Do
No performance, no pay	We do not pay performance-based cash or equity awards for unsatisfied performance goals.
No minimum payouts	Our compensation plans do not have minimum guaranteed payout levels.
No automatic increases	We do not provide for automatic salary increases or equity award grants in offer letters or employment agreements.
No short sales, hedging	With very limited exceptions, we do not permit short-sales, hedging or pledging of our stock.
No golden parachutes	We do not provide “golden parachute” excise tax gross-ups.
No excessive severance	We do not provide excessive severance payments.
No SERPs	We do not provide executive pension plans or SERPs.
No excessive perks	We do not provide excessive perquisites.
No repricing	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.
No unvested dividends	We do not permit the payment of dividend or dividend equivalents on unvested equity awards.
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Proxy Summary
Compensation Components
Our FY24 compensation philosophy is reflected in the following key elements of executive compensation: (i) base salary, (ii) short-term annual cash incentive awards and (iii) long-term equity incentive awards.
FY24 Component	Form of Compensation	Performance Period	Metrics and Performance Criteria	Details
Base Salary	Cash	Annual	NEO base salary changes reviewed annually by CEO & Compensation and Leadership Development Committee (only the Compensation and Leadership Development Committee for CEO changes)	Page 67
Executive Annual Incentive Plan	Cash	Annual	50% based on Bookings growth 50% based on non-GAAP operating income Final payout subject to a DEI modifier -/+ 10%	Page 67
Annual Equity Incentive Awards	Performance-based Restricted Stock Unit (PRUs)	Vests at the end of a three-year period
50% of PRUs vest in full at end of FY26 based on achievement of our 3-year relative TSR versus the Nasdaq Composite Index.
50% of PRUs vest in full at end of FY26 based on average bookings growth and average non-GAAP operating margin >50% over a multi-year period.

	Restricted Stock Unit (RSUs)	Vests annually over three years	Service and time-based vesting.	Page 73
Gen™ 2024 Proxy   | 5

Proxy Summary
Pay for Performance Alignment
In FY24, we delivered another year of profitable growth as we saw most of our key financial metrics increase due to an additional five and a half months of revenue and bookings contribution from the Avast acquisition, as reflected in the table below. GAAP operating margin decreased, primarily due to an increase in legal accrual related to ongoing litigation and an increase in amortization of intangible assets recognized as a result of our acquisition of Avast. Our FY23 GAAP EPS and FY24 cash flow was impacted by an $899 million income tax refund related to the filing of our fiscal 2023 tax return. We expanded non-GAAP operating margin and EPS as we scaled topline and executed on our cost synergies from the merger with Avast (the Avast Merger).

We also saw strong results with respect to our key performance metrics, as we increased direct customer count, bookings, retention rate, and average revenue per user (ARPU) year-over-year.
Since the closing of the Avast Merger, we have increased our direct customer base to over 39 million, overall annual ARPU by over $3, and our overall retention rate by two points. Each of these improved key performance metrics is a testament to the increased value we are providing our customers with our expanded product portfolio offerings and channel distribution.

6 |   Gen™ 2024 Proxy

Proxy Summary
In FY24, we undertook a number of actions to return capital to shareholders and increase shareholder value, including repayment of $1,183 million of debt, repurchasing approximately 21 million shares of our common stock for an aggregate amount of $441 million, and paying a total of $323 million in quarterly dividends to stockholders.
We believe that the compensation received by our NEOs for FY24 reflects our performance and accomplishments during the past year as well as the rigor of our performance goals. The following table presents a summary of the performance- based components of our FY24 executive compensation program and FY24 compensation decisions related to prior fiscal year compensation programs.
Component(1)	Metric	Achievement of target or application of modifier	Executive Officer Funding
FY24 Executive Annual Incentive Plan (EAIP)	50% based on FY24 non-GAAP operating income	98.1%	71%
	50% based on FY24 bookings growth	99.3%	88%
	DEI modifier (applied after determining payout based on FY24 bookings growth & operating income metrics)	✔	+5%
FY24 Performance-based Restricted Stock Units	50% based on 3-year TSR relative to the Nasdaq Composite Index	NA	NA
	50% based on average bookings growth and average non-GAAP operating margin >50%	NA	NA
FY22 Performance-based Restricted Stock Units(2)	50% based on 3-year TSR relative to the Nasdaq Composite Index	74.88% Rank	199%
	50% based on CAGR for revenue	6.0%	150%
(1)
Please see discussion in the CD&A section of this proxy statement below for more detail regarding how these metrics are calculated. We generally excluded any discussion of PRUs granted in prior fiscal years for which no compensation decisions were made in FY24 or based on FY24 performance, except we have included a brief discussion of PRUs granted in previous years under our Value Creation Program.

(2)	Achievement certified by the Compensation and Leadership Development Committee following the end of FY24.
Meeting Information
We provide information about Gen Digital Inc.’s 2024 Annual Meeting of Stockholders (the Annual Meeting), voting and additional information starting on page 104.
Gen™ 2024 Proxy   | 7

Corporate Governance
Gen Digital Inc. (Gen, the Company, we or us) is strongly committed to corporate governance best practices. These practices provide an important framework within which our Board of Directors (the Board) and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Corporate Governance Guidelines generally specify the rights and responsibilities of the Board, management and stockholders, and detail the rules and procedures for making decisions on corporate affairs. In general, the stockholders elect the Board and vote on certain extraordinary matters. The Board is responsible for ensuring that Gen is managed in a manner, which serves the interests of its stockholders. Management is responsible for running our day-to-day operations.
Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at investor.gendigital.com, by clicking on “Governance Documents” under the “Governance” tab. Our Nominating and Governance Committee reviews the Corporate Governance Guidelines at least annually and recommends changes to our Board for approval as appropriate.
Code of Conduct and Code of Ethics
We have adopted a code of conduct that applies to all of our Board members, officers, employees, interns and contractors, as well as third parties acting on behalf of the Company. The Audit Committee is responsible for reviewing the Company’s ethics and compliance program, including the Company’s commitment to respect human, cultural and legal rights, and meets with the Head of Compliance on a periodic basis to review and discuss the Company’s programs.
We have also adopted a code of ethics for our Chief Executive Officer (CEO) and senior financial officers, including our principal financial officer and principal accounting officer. Our Code of Conduct and Financial Code of Ethics are posted on the Investor Relations section of our website located at investor.gendigital.com, by clicking on “Governance Documents” under the “Governance” tab. Any amendments or waivers of our Code of Conduct and Financial Code of Ethics pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.
Insider Trading, Hedging and Pledging Policies
Our Insider Trading Policy applies to all of our officers, employees, directors, consultants and contractors worldwide, and, with limited exceptions, prohibits such persons, from (i) short-selling Gen securities, (ii) engaging in hedging transactions involving Gen stock-based derivative securities (e.g. buying and/or writing puts and calls, equity swaps, exchange funds, collars, transaction in straddles and the like), (iii) buying or selling publicly traded options, and (iv) holding Gen securities in a margin account or otherwise pledging Gen securities as collateral for a loan; however, holding and exercising options or other derivative securities granted under Gen’s stock option or equity incentive plans is not prohibited by this policy. Our policy also prohibits pledging Gen stock as collateral for a loan or holding company securities in a margin account. Waivers may be granted with respect to arrangements that were in existence before becoming a director or employee. Since our settlement with Starboard Value LP in September 2018, we have agreed to waive these requirements with respect to certain forward contracts held by Starboard on a limited basis.
In addition, our Insider Trading Policy prohibits our officers, employees, directors, consultants and contractors worldwide from purchasing or selling Gen securities while in possession of material, nonpublic information and during quarterly and special blackout periods. Our quarterly trading window opens on the second business day following the quarterly earnings announcement and closes on the 10th day of the following month. However, Rule 10b5-1 allows insiders to sell and diversify their holdings in our stock over a designated period by adopting
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Corporate Governance
prearranged stock trading plans at a time when they are not aware of material nonpublic information about us, and subsequently sell shares of our common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about Gen at the time of the sale.
Additionally, we require certain individuals, including directors, executive officers and designated employees, together with their family members and controlled entities (Pre-Clearance Insiders), to receive pre-clearance prior to engaging in transactions in Gen securities. All Pre-Clearance Insiders are strongly encouraged to trade using only Rule 10b5-1 plans that comply with applicable securities laws but are not required to do so. Our Insider Trading Policy is filed as Exhibit 19.01 to our Annual Report on Form 10-K for FY24, filed with the SEC on May 16, 2024.
Stock Ownership Guidelines
Our Compensation and Leadership Development Committee adopted stock ownership guidelines to better align our non-employee directors’ and executive leadership team members’ interests with those of our stockholders. Our “Executive Leadership Team Members” consist of the CEO, President, Chief Financial Officer, all other Section 16 officers and each member of the CEO’s extended leadership team. Details of our directors’ stock ownership guidelines are disclosed under “Director Stock Ownership Guidelines” on page 35, and details of our executive officers’ stock ownership guidelines are disclosed under “Key Compensation and Governance Policies — Stock Ownership Guidelines” in the “Compensation Discussion & Analysis” section on page 76. The Compensation and Leadership Development Committee determines the stock ownership guidelines and the Nominating and Governance Committee monitors compliance under such guidelines.
Compensation Recoupment Policy
The SEC and The Nasdaq Stock Market LLC’s (Nasdaq) recently adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers. In accordance with these final rules, on October 3, 2023, our Board adopted a new compensation recoupment policy (the Clawback Policy) to reflect these new requirements. In addition to requiring the recovery of compensation in the event of a restatement, our Clawback Policy also allows our Compensation and Leadership Development Committee to recover both time and performance-based cash and equity compensation in the event of a material violation of the Company’s Code of Conduct, Financial Code of Ethics or other Gen policy or awareness of or willful blindness to such misconduct. Our Clawback Policy is filed as Exhibit 97.01 to our Annual Report on Form 10-K for FY24, filed with the SEC on May 16, 2024.
Stockholder Outreach and Engagement
We are committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them and to enable Gen to address them effectively. We routinely interact and communicate with stockholders through a number of forums, including through quarterly earnings presentations, SEC filings (including the Annual Report and Proxy Statement), the Annual Meeting, our in-person Analyst Investor Day, and investor meetings, events and conferences.
During 2024, we completed investor outreach to a majority of our largest stockholders and a large portion of our most active stockholders. In these meetings, we discussed matters such as Gen’s results, prospects, business model, corporate governance, and executive compensation programs and goal settings and metrics.
Following these meetings, we shared stockholder feedback and trends and developments about corporate governance, environmental and social matters, executive compensation and other issues with our Board, our Compensation and Leadership Development Committee and our Nominating and Governance Committee, as we seek to enhance our corporate governance and executive compensation program and improve our disclosures.
Additionally, accountability to our stockholders continues to be an important component of the Company’s success. We take accountability seriously and seek feedback through stockholder engagement to understand investor views and preferences.
Gen™ 2024 Proxy   | 9

Corporate Governance
Following our discussions with investors this year, we determined not to make any changes to our corporate governance. We also determined it to be appropriate for the FY24 compensation program to maintain many of the same elements as our FY23 compensation program, except our FY24 executive annual incentive plan metrics of non-GAAP operating income and bookings were modified to reflect a weighting of 50% each (previously non-GAAP operating income served only as a threshold goal) to help drive and focus our executives to deliver on the promised cost synergies related to the Avast merger. We look forward to continued engagement and dialogue with our stockholders to better meet their needs and expectations.
Majority Vote Standard and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide for a majority voting standard for the election of directors. Under the majority vote standard, each nominee must be elected by a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means the votes cast “for” a nominee’s election must exceed the votes cast “against” that nominee’s election. A plurality voting standard will apply instead of the majority voting standard if: (i) a stockholder has provided us with notice of a nominee for director in accordance with our Bylaws; and (ii) that nomination has not been withdrawn as of 10 days before we first deliver proxy materials to stockholders.
To effectuate this policy with regard to incumbent directors, the Board will not nominate an incumbent director for re-election unless prior to such nomination the director has agreed to promptly tender a resignation if such director fails to receive a sufficient number of votes for re-election at the stockholder meeting with respect to which such nomination is made. Such resignation will be effective upon the earlier of (i) the Board’s acceptance of such resignation or (ii) the 90th day after certification of the election results of the meeting; provided, however, that prior to the effectiveness of such resignation, the Board may reject such resignation and permit the director to withdraw such resignation.
If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to recommend acceptance or rejection of the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board intends to act promptly on the Nominating and Governance Committee’s recommendation and will decide to accept or reject such resignation and publicly disclose its decision within 90 days from the date of certification of the election results. The Nominating and Governance Committee and the Board may consider such factors they deem relevant in deciding whether to accept or reject a resignation tendered in accordance with this policy. The Board expects a director whose resignation is under consideration to abstain from participating in any decision regarding the resignation.
Proxy Access
Our Bylaws contain “proxy access” provisions which permit a stockholder, or a group of up to 50 stockholders, owning continuously for at least three years a number of shares of our common stock that constitutes at least 3% of our outstanding shares of common stock, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and their nominee(s) satisfy the requirements specified in the Bylaws. Our Bylaws specifically allow funds under common management to be treated as a single stockholder, and permit share lending with a five-day recall. The Bylaws do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.
Board Leadership Structure
As set forth in our Corporate Governance Guidelines, it is our general policy that the Chair of the Board should be independent. In the event that the Chair leaves the Board or ceases to be independent, the Board must appoint a new independent Chair from among the remaining independent directors within a reasonable amount of time. Currently, the roles of CEO and Chair are separate. Frank Dangeard currently serves as Chair of the Board.
The Board believes that separating the roles of CEO and Chair is the appropriate leadership structure for Gen because it results in an effective balancing of responsibilities, experience and perspectives that meets the current
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Corporate Governance
corporate governance needs and oversight responsibilities of the Board. The Board also believes that this structure allows our CEO to focus on executing Gen’s strategic plan and managing Gen’s operations and performance, while allowing the Chair of the Board to focus on the effectiveness of the Board and independent oversight of our senior management team.
The duties of the Chair of the Board and CEO are set forth in the table below:
Duties of the Chair of the Board	Duties of the CEO
• Sets the agenda of Board meetings	• Sets strategic direction for Gen
• Presides over meetings of the full Board	• Creates and implements Gen’s vision and mission
• Contributes to Board governance and Board processes	• Leads the affairs of Gen, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees
• Communicates with all directors on key issues and concerns outside of Board meetings
• Presides over meetings of stockholders
• Leads executive sessions of independent directors
Board Independence
It is the policy of the Board and Nasdaq rules require that listed companies have a board of directors with at least a majority of independent directors, as defined under Nasdaq’s Marketplace Rules. Currently, each member of our Board, other than our current CEO and President and our former President, is an independent director, and all standing committees of the Board are composed entirely of independent directors. The Nasdaq independence definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in certain types of transactions with the company. In addition, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In making these determinations, the directors reviewed and discussed information provided by the directors and Gen with regard to each director’s business and other activities as they may relate to Gen and our management, including the transactions referenced below in “Certain Related Person Transactions”. In particular, in making an independence determination in the case of Mr. Baudis, the Board considered his directorship and minority ownership stake in Starship Enterprises, a.s., a Czech joint stock company (Starship), which leases a portion of an office building in Prague, Czech Republic to Gen. The Board determined that the transaction with Starship was undertaken in the ordinary course of business and on comparable lease terms that would be available from an unrelated third party, and that Mr. Baudis did not and does not have any direct involvement in our business relationship with Starship.
Based on this review and consistent with our independence criteria, the Board has affirmatively determined that the following directors, director nominees and former directors who served in fiscal 2024 are independent: Susan P. Barsamian, Pavel Baudis, Eric K. Brandt, Frank E. Dangeard, Nora M. Denzel, Peter A. Feld, Emily Heath, and Sherrese M. Smith.
Change in Director Occupation
Our Corporate Governance Guidelines include a policy that our Board should consider whether a change in any director’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill his or her directorship obligations. To facilitate the Board’s consideration, all directors shall submit a resignation as a matter of course upon retirement, a change in employer, or other significant change in their professional roles and responsibilities. Such resignation may be accepted or rejected in the discretion of the Board.
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Corporate Governance
Director Overboarding Limits
As set forth in our Corporate Governance Guidelines, it is the policy of the Board that given the demands of the duties undertaken by directors, directors should limit their participation to no more than five public company boards (including our Board) in order to ensure sufficient attention and availability to Gen’s business. In addition, a director who is currently serving as an executive officer of a publicly traded company may serve on no more than two public company boards (excluding our Board). However, the Board recognizes that the demands of such participation may vary substantially and may deem an exception appropriate so long as the director maintains sufficient attention and availability to fulfill the director’s duties to Gen and complies with Gen’s conflict of interest policies.
Board and Committee Effectiveness and Evaluations
Board Effectiveness
It is important to Gen that our Board and its committees are performing effectively and in the best interests of Gen and its stockholders. The Nominating and Governance Committee reviews the size, composition and needs of the Board with established criteria to ensure the Board has the appropriate skills and expertise to effectively perform its duties and responsibilities.
Board Onboarding and Education
When new directors join our Board, they participate in an onboarding program to learn about our industry, business, strategies, and policies. The onboarding program includes meetings with senior executives and other functional and operational leaders to discuss our business, strategy and operations, and our corporate functions, such as finance, technology, information systems and legal.
For continued education regarding our business and industry, we provide presentations by internal and external experts during Board meetings on topics such as technology inflections, industry trends, changes in the geopolitical and macroeconomic landscape, and the environmental, social and governance (ESG) landscape, with particular focus on the implications and impact to the Company. Our Board and Committees also regularly review developments in corporate governance to continue enhancing the Board’s effectiveness. We encourage directors to participate in external continuing director education programs and provide reimbursement for expenses associated with this participation. Throughout the year, Board members also attend Company events. These interactions, along with meetings with leaders below the CEO Executive Leadership Team Member level throughout the year, provide directors additional visibility to provide oversight of the Company’s culture, strategies, and operations.
Board Evaluations
The Nominating and Governance Committee evaluates the Board’s and its committees’ operations and performance annually. Each year, the Nominating and Governance Committee, in consultation with our independent Board Chair, reviews and determines the design, scope, content, and execution of the evaluation process. We conduct board evaluations, including quantitative and qualitative assessments, which are regularly conducted by an outside third party. The Nominating and Governance Committee recommends changes for approval by the full Board as appropriate.
Board Size
The Nominating and Governance Committee considers the size of our Board at least annually to ensure that the current number of members most effectively support the Company, and recommends changes to the Board as appropriate. The Company’s Bylaws provide that the number of members of the Board is determined by the Board.
Our Board currently consists of ten members. Based on the assessment of the Nominating and Governance Committee, the Board anticipated it will continue to maintain approximately the same size as of the Annual Meeting.
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Corporate Governance
Board Succession Planning and Refreshment
Our Nominating and Corporate Governance Committee plays an important role in Board succession planning. The Nominating and Corporate Governance Committee considers the critical needs of the Company regularly, and is responsible for establishing the criteria and determining the desired qualifications, expertise, and characteristics of the Board, with the goal of developing a diversity of background and experience on the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating and making recommendations to the Board regarding the structure and operations, size, and composition of the Board committees, committee member qualifications, committee member appointment and removal, and committee reporting to the Board.
In addition to the role of the Nominating and Governance Committee, we have a policy related to director retirement and age limits established in our Corporate Governance Guidelines. In the event that a Director reaches the age of 72 during his or her term of service, at the end of such term, the Board, in consultation with the Nominating and Governance Committee, will normally not re-nominate the Director for election at the next annual meeting, unless the Board, with the recommendation of the Nominating and Governance Committee, determines that there are special circumstances that lead the Board to conclude that continued service of such Director is in the best interests of the Company and its stockholders.
We believe that our approach to Board succession planning and refreshment plays an important role in addressing Board effectiveness. Eight of our current Board members (80% of the Board) have been appointed in the last five years.(1)
Board’s Role in Risk Oversight
The Board executes its risk management responsibility directly and through its committees.

Board of Directors
Risk Management Responsibility

Board Committees

Audit Committee

- Oversees internal controls and disclosure controls.
- Oversees enterprise risk management.
- Oversees financial risk management and reporting.
- Key liaison with external Auditor and Chief Compliance Officer.
- Oversees business continuity and disaster preparedness planning.

Compensation and Leadership Development Committee

- Oversees risk associated with compensation policies and practices.
- Oversees executive development and succession.
- Oversees Company benefits plans and programs.
- Oversees Company's human capital.

Nominating and Goverance Committee

- Oversees corporate governance procedures and policies.
- Oversees Board compositions, nomination and evaluation.
- Oversees Company ESG matters, including sustainability risks.
- Oversees Company public policy and political activities and expenditures.

Technology & Cybersecurity Committee

- Oversees Company's technology strategy, initiatives and investments.
- Oversees Company's key cybersecurity information technology risks.

The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairs to the full Board during the Board meetings. The Board also, directly and through its committees, reviews and
(1)	As of the Record Date.
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Corporate Governance
oversees our enterprise risk management (ERM) program, including critical enterprise risks over the short-, intermediate-, and long-term, and facilitates the incorporation of risk considerations into decision making across the Company. The Board considers specific risk topics in connection with strategic planning and other matters.
In addition, the Board participates in regular discussions with our senior management on many core subjects, including strategy, operations and finance, in which risk oversight is an inherent element. Our Global Business groups, Internal Audit, Enterprise Finance Reporting, Treasury, Data, Information Technology, Cybersecurity, Human Resources, Corporate Affairs, and Legal teams all provide input into this process and are responsible for the day-to-day monitoring, evaluating, reporting, and mitigating of their respective risk categories. From time to time, we also utilize industry information sources, such as professional services firms or subscription resources, to assess trends and benchmarking data relevant to our industry to assist in determining certain risk trends and changes. Management then develops response plans for risks categorized as requiring management focus based on performance indicators and monitors other identified risk areas. Management and our Internal Audit team regularly provides reports on the risk portfolio and risk response efforts to senior management and to the Audit Committee.
The Board believes that its leadership structure facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the independent, non-executive Chair and each independent committee chair, to participate actively in the oversight of management’s actions and facilitates appropriate risk response strategies at the Board, committee, and management levels. Further, this structure enables us to provide specialized attention to, and oversight of, key risk areas by aligning our unique set of committees with risk oversight in their individual areas of expertise. Throughout the year, the Board oversees its committees’ and managements’ ongoing risk oversight activities, and its committees escalate issues relating to risk oversight to the full Board, in a continuous effort to keep the Board adequately informed of developments that could affect the Company’s risk profile or other aspects of our business.
The Board and its committees are also free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, at Gen’s expense, and are provided full access to our officers and employees.
Board’s Role in Oversight of Company Strategy
One of the Board’s most important responsibilities is collaborating with management to establish Gen’s long-term strategy and then overseeing and providing guidance to management in the execution of the articulated strategy. Various elements of our strategy are discussed in depth at every quarterly Board meeting, with management providing the Board with an update on performance with an update on execution against short and longer-term elements of strategy. The Board also meets annually for a multi-day session where long-term strategy is the primary topic. While the full Board, with leadership of the Chair, has responsibility for overseeing overall company strategy, each of our key Committees provides input to the full Board on strategic and execution-oriented issues related to their respective areas of focus. The Board receives regular updates from the management team (including those below the executive level) regarding Gen’s strategy and performance to inform its perspective on progress and ensure that it can effectively perform its oversight responsibilities.
Board’s Role in Political Activity
Our Nominating and Governance Committee has responsibility for overseeing Gen’s programs, policies and practices concerning public policy and political activities and expenditures. Based on the recommendations of the committee, the Board adopted the Global Political Contributions Policy, which includes standards for participating in the political process for both the Company and its employees, as well as for appropriate disclosure and reporting of political contributions and political activities. In accordance with the Company’s Global Political Contributions Policy, any political contributions must be made in accordance with all applicable laws and regulations and disclosed as required by law. Gen does not allow use of corporate funds for political expenditures, and does not maintain a political action committee. Our Chief Legal Officer and the Head of Government Affairs are responsible for overseeing the Company’s political engagements, and monitors compliance with the Global Political Contributions Policy.
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Corporate Governance
To learn more about the Company’s public policy activities and governance, visit our Political Disclosure and Accountability webpage at https://investor.gendigital.com/political-disclosure-and-accountability/default.aspx.
Information Security and Risk Oversight
We maintain a comprehensive technology and cybersecurity program to protect our systems and data from information security risks, including regular oversight of our programs for security monitoring. Gen has a process for identifying and assessing material risks from cybersecurity threats on a regular basis that operates alongside our broader overall risk assessment process, covering all identified enterprise-wide risks. Cybersecurity risk is reviewed quarterly with management and with the Board. In addition, we regularly perform evaluations (including independent third-party evaluations) of our security program and our information technology infrastructure and information security management systems. Our processes also address risk and identification of cybersecurity threat risks from our use of third-party service providers. This involves, among other things, conducting pre-engagement risk-based diligence, reviewing security and controls reports, implementing contractual security and notification provisions, and ongoing monitoring as needed.
Our information security management system is based upon industry frameworks. Our Chief Information Security Officer (CISO) leads our cybersecurity program, which includes the implementation of controls designed to align with these industry frameworks and applicable statutes and regulations. Our CISO has over 30 years of prior work experience in various roles involving managing information security programs, developing cybersecurity strategy, implementing effective information and cybersecurity initiatives and has been the Head of IT Audit, CISO and CIO at three other companies prior to Gen Digital. He has a Bachelor of Science in Computer Information Systems. We have implemented security monitoring capabilities designed to alert us to suspicious activity and developed an incident response program that includes periodic testing and is designed to restore business operations quickly. In addition, employees participate in mandatory annual training and receive communications regarding the cybersecurity environment to increase awareness throughout the Company. We also implemented an enhanced annual training program for specific specialized employee populations, including secure coding training.
The Technology and Cybersecurity Committee of the Board has direct oversight to the Company’s (1) technology strategy, initiatives, and investments and (2) key cybersecurity information technology risks against both internal and external threats. The Technology and Cybersecurity Committee is comprised entirely of independent directors, all of whom have experience related to information security issues or oversight and meets and reports to the Board on a quarterly basis. The Audit Committee, which is also comprised entirely of independent directors, considers cybersecurity information technology risks in connection with overseeing our enterprise risk management system, and reports to the Board on enterprise risk management matters on a quarterly basis. We have processes in place for management to report security instances to the Technology and Cybersecurity Committee and Audit Committee as they occur, if material, and to provide a summary multiple times per year of other incidents to the Technology and Cybersecurity Committee.
Additionally, our CISO attends each Technology and Cybersecurity Committee meeting and meets regularly with the Board or the Audit Committee to brief them on technology and information security matters. We carry insurance that provides protection against some of the potential losses arising from a cybersecurity incident. In the last fiscal three years, we have not experienced any material information security breach incidences and the expenses we have incurred from information security breach incidences were immaterial. This includes penalties and settlements, of which there were none.
Board’s Role in Oversight of Human Capital Management
Our people are our most important assets. Our Board works closely with management to provide a periodic platform for discussion, support and review of our broad-based talent management strategies including employee engagement and culture, workforce demographics, DEI and health and safety. The Compensation and Leadership Development Committee also plays an integral role in the oversight of compensation and rewards philosophies and incentive plans across the workforce and with specific focus at the executive level.
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Corporate Governance
The Compensation and Leadership Development Committee is also tasked with oversight of organizational design, succession and development, inclusion, equity and diversity, employee engagement, performance management, culture, productivity, organizational effectiveness and demographics. The Chief Human Resources Officer shares quarterly updates with our Board meeting on HCM strategy and programs and updates including detailed metrics at both an enterprise wide and an organizational level.
Environmental, Social and Governance (ESG)
Our commitment to ESG supports our company Purpose and Mission. The Nominating and Governance Committee has oversight over the Company’s ESG strategy, and receives a quarterly ESG update. This quarterly update includes program information across ethics, community investment, the environment and information on emerging ESG priorities. The Nominating and Governance Committee is also responsible for climate change oversight. This Committee reports to the Board of Directors and has final approval on all climate-related decisions. Additionally, as part of our ESG reporting process, we hold regular meetings with functional leaders to review our ESG disclosures. Our Executive Leadership Team Members are highly engaged in our ESG efforts. Our Head of Corporate Responsibility and Public Policy provides quarterly updates to our Executive Leadership Team Members and cross-functional ESG Working Group to review our strategy, progress, and program updates.
Building a brand centered on trust is critically important to our business success, and our focus on ESG helps us earn trust from our customers, employees, investors and shareholders. As such, ESG topics are core to our business strategy. Examples of our efforts include:
•
Environment: Helping protect our planet is part of promoting a safe and sustainable future. We work to reduce greenhouse gas emissions from our operations through operational efficiencies, reduce the environmental footprint of our products across their lifecycle through innovative approaches to product development and packaging, promote high standards in our supply chain and engage with employees and environmental partners to amplify our work.

•
Social: We are proud to support the communities where our team members live and work. Our community impact programs include employee volunteering and giving, product donations, signature programs that leverage our unique expertise in increasing digital safety literacy, and corporate philanthropic giving. Our giving focuses on digital safety education; environmental action; and disaster response. We also support diversity, equity, and inclusion and employee engagement.

•
Governance: Governance covers many core operating principles overseen by the Nominating and Governance Committee. The Nominating and Governance Committee has oversight of our ESG program and receives quarterly updates on topics such as diversity, ethics, community investment and the environment. Our global culture of responsibility, and the positive contributions we make to the customers, employees, communities, and other stakeholders that we serve drives value for our business.

Our 2024 Social Impact Report can be found at Investor.GenDigital.com/ESG.
Board Structure and Meetings
The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. Agendas and topics for board and committee meetings are developed through discussions between management and members of the Board and its committees. Information and data that are important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us, including the following:
•	Reviewing annual and longer-term strategic and business plans;
•	Reviewing key product, industry and competitive issues;
•	Reviewing and determining the independence of our directors;
•	Reviewing and determining the qualifications of directors to serve as members of committees, including the financial expertise of members of the Audit Committee;
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Corporate Governance
•	Selecting and approving director nominees;
•	Selecting, evaluating and compensating the CEO;
•	Reviewing and discussing succession planning for the senior management team, and for lower management levels to the extent appropriate;
•	Reviewing and approving material investments or divestitures, strategic transactions and other significant transactions that are not in the ordinary course of business;
•	Evaluating the performance of the Board;
•	Overseeing our compliance with legal requirements and ethical standards; and
•	Overseeing our financial results.
Executive Sessions
After each regularly scheduled Board meeting, the independent members of our Board hold a separate closed meeting, referred to as an “executive session.” These executive sessions are used to discuss such topics as the independent directors deem necessary or appropriate. At least annually, the independent directors hold an executive session to evaluate the CEO’s performance and compensation. Executive sessions of the Board are led by the independent, non-executive Chair.
Succession Planning
Our Board recognizes the importance of effective executive leadership to Gen’s success and meets to discuss executive succession planning at least annually. Our Board develops and reviews emergency and long-term succession plans and evaluates succession candidates for the CEO and other senior leadership positions under both. The Board also oversees management’s senior executive talent development plans, including ensuring that our succession candidates have regular interactions with the Board.
Attendance of Board Members at Annual Meetings
We encourage our directors to attend our annual meetings of stockholders. Eight of our directors standing for re-election attended our 2023 Annual Meeting of Stockholders.
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The Board and Its Committees
There are four committees of the Board: the Audit Committee, the Compensation and Leadership Development Committee, the Nominating and Governance Committee, and the Technology and Cybersecurity Committee. The Board has delegated various responsibilities and authorities to these different committees, as described below and in the committee charters.
The Board committees regularly report on their activities and actions to the full Board. Each member of the Audit Committee, Compensation and Leadership Development Committee, Nominating and Governance Committee and the Technology and Cybersecurity Committee was appointed by the Board. Each of the Board committees has a written charter approved by the Board and the key committee charters are available on our website at investor.gendigital.com, by clicking on “Governance Documents,” under the “Governance” tab.
The following table shows the proposed composition of the Board and its committees, and other information, following the Annual Meeting. Current committee composition is provided in the text below the table.
	Age	Director Since	Independent	Diversity	Committee Memberships*				Other Public Boards**
					AC	CC	NGC	Tech
Susan P. Barsamian Director	65	2019		WD			C		2
Pavel Baudis Director	64	2022							0
Eric K. Brandt Director	62	2020			C				3
Frank E. Dangeard Managing Partner, Harcourt	66	2007							2
Nora M. Denzel Director	61	2019		W					1
Peter A. Feld Managing Member, Portfolio Manager and Head of Research, Starboard Value LP	45	2018				C			0
Emily Heath Director	50	2021		WD				C	0
Vincent Pilette Chief Executive Officer and President	52	2019							0
Sherrese M. Smith Managing Partner, Paul Hastings	52	2021		WD					1
Ondrej Vlcek Former President of Gen, Director	47	2022							0
= Member C = Chair
Committees: AC = Audit CC = Compensation and Leadership Development			NGC = Nominating and Governance
Tech = Technology and Cybersecurity		W = Woman	D = Underrepresented Community (Ethnic Diversity and/or LGBTQ+)
*	Reflects our Board and committee composition following the Annual Meeting.
**	Reflects membership on boards of companies publicly traded in the U.S.
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The Board and Its Committees
During FY24, our Board held eight meetings, the Audit Committee held 10 meetings, the Compensation and Leadership Development Committee held five meetings, the Nominating and Governance Committee held four meetings and the Technology and Cybersecurity Committee held four meetings. During this time, no current directors attended fewer than 95% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which such director served during the period which such director served.
Audit Committee
Current Members
Our Audit Committee is currently comprised of Mr. Brandt, who is the chair, Memes. Denzel and Heath and Mr. Dangeard.
Independence
Our Board has unanimously determined that all Audit Committee members are independent as defined under current Nasdaq listing standards, and at least one member has financial sophistication as required pursuant to the Nasdaq listing standards.
In addition, our Board has unanimously determined that Mr. Brandt qualifies as an “audit committee financial expert” under U.S. Securities and Exchange Commission (SEC) rules and regulations.
Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated.
Meetings
10 meetings during fiscal year 2024.

Our Audit Committee oversees Gen’s accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of disclosure controls and internal control over financial reporting, compliance with legal and regulatory requirements, internal audit function and the appointment, retention and compensation of our independent auditors. Its duties and responsibilities include, among other things:
 • Reviewing and discussing with Gen’s independent auditor and management Gen’s quarterly and annual financial statements, including any report or opinion by the independent auditors, and earnings releases.
 • Reviewing the adequacy and effectiveness of Gen’s accounting and financial reporting processes.
 • Appointing and, if necessary, terminating any independent registered public accounting firm engaged by Gen.
 • Reviewing and approving processes and procedures to ensure the continuing independence of Gen’s independent auditors.
 • Overseeing the internal audit function of Gen, including its independence and authority and the coordination of Gen’s internal audit function with its independent auditors.
 • Reviewing Gen’s practices with respect to financial and enterprise risk identification, assessment, monitoring and risk management and mitigation.
 • Reviewing Gen’s business continuity and disaster preparedness planning.
 • Reviewing any regulatory developments that could impact Gen’s risk identification, assessment, monitoring and risk management and mitigation.
 • Reviewing Gen’s ethics compliance program, including policies and procedures for monitoring compliance, areas of compliance risk (including any material compliance issues and/or risk exposure) and the implementation and effectiveness of Gen’s ethics and compliance program, and remediation plans developed by the Company to resolve any material compliance issues.
 • Directing and supervising investigations into any matters within the scope of its duties.
 • Retaining and terminating such auditors, outside counsel, experts, consultants and other advisors as it determines to be necessary or appropriate to perform its responsibilities.

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The Board and Its Committees
Compensation and Leadership Development Committee
Current Members
Our Compensation and Leadership Development Committee is currently comprised of Mr. Feld, who is the chair, and Memes. Barsamian and Denzel.
Independence
The Board has determined that each current member of the Compensation and Leadership Development Committee is, and each member of our Compensation and Leadership Development Committee during fiscal year 2024 was, independent within the meaning of Nasdaq’s director independence standards.
Each member of the Compensation and Leadership Development Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act of 1934 (Exchange Act).
Meetings
Five meetings during fiscal year 2024.

Our Compensation and Leadership Development Committee oversees our compensation policies and practices so that they firmly align with the interests of our stockholders; encourage a focus on Gen’s long-term success and performance; and incorporate sound corporate governance principles. It also oversees our human capital management practices and programs to attract, retain, and develop our executive officers. Its duties and responsibilities include, among other things:
 • Reviewing Gen’s executive and leadership development practices, which support Gen’s ability to retain and develop the executive and leadership talent required to deliver against Gen’s short term and long-term business strategies, including succession planning for the executive officers.
 • Reviewing and overseeing Gen’s human capital management policies, strategies and practices.
 • Reviewing Gen’s compensation policies, plans and programs to confirm they are: (i) designed to attract, motivate and retain talented executive officers; (ii) compensate the executive officers effectively in a manner consistent with the strategy of Gen and the interests of stockholders; (iii) consistent with a competitive framework; and (iv) support the achievement of Gen’s overall financial results and individual contributions.
 • Reviewing and recommending to the independent directors of our Board all compensation arrangements for our CEO.
 • Determining stock ownership guidelines for our Board and executive officers.
 • Reviewing Gen’s overall compensation and benefits plans and programs.
 • Administering our equity incentive and stock purchase plans.
 • Reviewing and recommending to the Board compensation for non-employee members of the Board.
 • Reviewing and approving policies and procedures relating to the perquisites of our executive officers.
 • Reviewing Gen’s compensation policies and practices, including non-executive programs, to confirm that such policies and practices are not reasonably likely to have a material adverse effect on Gen or encourage unnecessary risk-taking, and report the results of such review to the Board.
 • Reviewing and making recommendations to the Board regarding company policies on recoupment of incentive-based compensation.
 • Reviewing and making recommendations to the Board with respect to stockholder proposals and stockholder advisory votes related to executive compensation matters.

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The Board and Its Committees
Nominating and Governance Committee
Current Members
Our Nominating and Governance Committee is currently comprised of Ms. Barsamian, who is the chair, and Ms. Smith and Messrs. Dangeard and Feld.
Independence
The Board has determined that each current member of the Nominating and Governance Committee is, and each member of our Nominating and Governance Committee during fiscal year 2024 was, independent within the meaning of Nasdaq’s director independence standards.
Meetings
Four meetings during fiscal year 2024.

Our Nominating and Governance Committee, Committee oversees the evaluation of the Board and its committees, oversees Gen’s corporate governance procedures and policies, including with respect to ESG and public policy matters, and ensures that they represent best practices and are in the best interests of Gen and its stockholders, which includes establishing appropriate criteria for nominating qualified candidates to the Board. Its duties and responsibilities include, among other things:
 • Establishing the criteria and determining the goal of developing a diversity of perspectives, backgrounds, experiences, knowledge and skills on the Board.
 • Considering the size, composition and needs of the Board, determine future requirements and evaluate and recommending qualified candidates for election to the Board consistent with the established criteria to ensure the Board has the appropriate skills and expertise.
 • Advising the Board on corporate governance matters and recommending to the Board appropriate or necessary actions to be taken by our company, the Board and the Board’s committees.
 • Identifying best corporate governance practices and developing and recommending to the Board a set of corporate governance guidelines applicable to our company.
 • Reviewing and assessing the adequacy of our company’s corporate governance policies, including this Committee’s charter, Gen’s Corporate Governance Guidelines and Code of Conduct, and recommending modifications to the Board as appropriate.
 • Overseeing and reviewing Gen’s policies and programs concerning: (i) public policy and (ii) political activities and expenditures, if any.
 • Overseeing and reviewing Gen’s programs, policies and practices and relevant risks and opportunities relating to ESG matters and related disclosures, and making recommendations to the Board regarding the Company’s overall strategy with respect to ESG matters.
 • Monitoring compliance under the stock ownership guidelines as set by the Compensation and Leadership Development Committee for the Board and executive officers.
 • Implementing and overseeing the processes for evaluating the Board, its committees and the CEO on an annual basis and report the results of such evaluations, including any recommendations for proposed changes, to the Board.
 • Overseeing the management of risks that may arise in connection with Gen’s governance structures, processes and other matters set forth in the Nominating and Governance Committee’s charter.

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The Board and Its Committees
Technology and Cybersecurity Committee
Current Members
Our Technology and Cybersecurity Committee is currently comprised of Ms. Heath, who is the chair, and Memes. Barsamian, Denzel and Smith, and Mr. Baudis.
Meetings
Four meetings during fiscal year 2024.

Our Technology and Cybersecurity Committee assists our Board in its oversight of (i) the Company’s technology and information systems, including with respect to strategies, objectives, capabilities, initiatives, policies and investments, (ii) management’s responsibilities to regularly assess cybersecurity and privacy risks to the Company’s technology and information systems, as well as to the confidential or personal information of the Company, its customers and its partners, and (iii) management’s responsibilities with respect to the management of cybersecurity and privacy risk. Its duties and responsibilities include, among other things:
 • Overseeing the quality and effectiveness of Gen’s information security team, policies, procedures, controls and technologies, including, but not limited to, those related to enterprise privacy, data security and cybersecurity information technology risks.
 • Providing advice to the Board on privacy-related matters.
 • Reviewing and providing oversight on Gen’s data footprint, policies and procedures, and strategy.
 • Reviewing with management, Gen’s disaster recovery capabilities.
 • Overseeing Gen’s technology strategy, initiatives and investments, including major innovation efforts and intellectual property rights obtained through partnerships and acquisitions.
 • Monitoring the performance of Gen’s technology development in support of its overall business strategy and advise on strategic technological focus.
 • Overseeing the identification, monitoring, and evaluation of existing and emerging trends in technology that may affect Gen’s strategic plans, including monitoring of overall industry trends, competitors and technologies in adjacent areas and providing guidance on these areas.
 • Reviewing the key technical talent, skills, and organizational structure of Gen’s workforce supporting its cybersecurity and technology efforts.

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Director Nominations and Communication with Directors
Criteria for Nomination to the Board
The Nominating and Governance Committee will consider candidates submitted by Gen stockholders, as well as candidates recommended by directors and management, for nomination to the Board. The Nominating and Governance Committee has generally identified nominees based upon recommendations by outside directors, management and executive recruiting firms. The goal of the Nominating and Governance Committee is to assemble a Board that offers a diverse portfolio of perspectives, backgrounds, experiences, knowledge and skills derived from high-quality business and professional experience. The Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our long-term business strategy and operating requirements and the long-term interests of our stockholders.

The information provided under Proposal No. 1, “Election of Directors — Nominees for Director” below includes the key attributes, experience and skills of each of our director nominees that led to the conclusion that each director nominee should serve as a member of the Board at this time.
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Director Nominations and Communication with Directors

Process for Identifying and Evaluating Nominees

Step	Description
1 **Identify the Candidate**	• The Nominating and Governance Committee typically considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience.
2 **Confirm Candidate Qualifications**	• If the Nominating and Governance Committee determines that an opening exists, it identifies the desired skills and experience of a new nominee, including the need to satisfy SEC and Nasdaq requirements. • The Nominating and Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate's integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of Gen's stockholders. • We do not have a formal written policy with regard to the consideration of diversity in identifying candidate. However, as discussed above, diversity is one of the numerous criteria the Nominating and Governance Committee reviews before recommending a candidate and we have consistently built a highly diverse Board that is recognized in the industry for its diversity.
3 **Candidate Evaluation**	• Any candidate to be considered for a position as a member of the Board shall: a) be an experienced person with strong business, technical and/or other skills relevant to the Company's business, b) have demonstrated the highest levels of ethics, integrity and values, and c) be willing to commit to diligently represent the long-term interests of the Company's stockholders in good faith. • Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. • We have from time to time engaged, for a fee, a third-party independent search firm to identify and assist the Nominating and Governance Committee with identifying, evaluating and screening Board candidates for Gen and may do so in the future.
4 **Committee Meeting and Discussion**	• The Nominating and Governance Committee then meets to discuss and evaluate the skills and expertise of each candidate, both on an individual basis and taking into account input from the Board's ongoing succession planning process.
5 **Board & Committee Approval**	• Based on the results of the evaluation process, the Nominating and Governance Committee recommends candidates for our Board's approval as Director nominees for election to the Board. The Nominating and Governance Committee also recommends candidates for the Board's appointment to the committees of our Board.
6 **Stockholder Vote**	• Our stockholders annually vote upon each director's election. All of our current directors were elected by a majority of our stockholders at the 2023 Annual Meeting. At the 2024 Annual Meeting, all of our directors are up for election. Each director brings a diverse set of skills and perspectives that add significant value to our governance and oversight and in 2024, Gen was listed on Nasdaq.

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Director Nominations and Communication with Directors
Stockholder Director Nominee Submission Procedures
The Nominating and Governance Committee will consider potential nominees properly submitted by stockholders. Stockholders seeking to do so should provide the information set forth in our corporate Bylaws regarding stockholder director nominations. The Nominating and Governance Committee will apply the same criteria for candidates proposed by stockholders as it does for candidates proposed by management or other directors.
To be considered for nomination by the Nominating and Governance Committee at next year’s annual meeting of stockholders, submissions by stockholders must be submitted by mail and must be received by our Corporate Secretary no later than March 31, 2025 to ensure adequate time for meaningful consideration by the Nominating and Governance Committee. Each submission must include the following information:
•	the full name and address of the candidate;
•	the number of shares of Gen common stock beneficially owned by the candidate;
•	a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and
•	biographical information, including work experience during the past five years, other board positions, and educational background, such as is provided with respect to nominees in this proxy statement.
Information regarding the requirements that must be followed by a stockholder who either (i) wishes to make a stockholder nomination for election to the Board for next year’s annual meeting pursuant to the advance notice provisions of our Bylaws or (ii) wishes to nominate one or more director candidates to be included in our proxy materials pursuant to the proxy access provisions of our Bylaws is described in this proxy statement under “Additional Information — Stockholder Proposals for the 2025 Annual Meeting.”
Contacting the Board of Directors
Any stockholder who wishes to contact members of our Board may do so by mailing written communications to:
Gen Digital Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Corporate Secretary
Our Corporate Secretary will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant, will retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with our policy regarding accounting complaints and concerns.
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Proposal No. 1 — Election of Directors
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TEN NOMINATED DIRECTORS.

At the recommendation of the Nominating and Governance Committee, the Board has nominated the following ten persons to serve as directors for the term beginning at the Annual Meeting on September 10, 2024: Susan P. Barsamian, Pavel Baudis, Eric K. Brandt, Frank E. Dangeard, Nora M. Denzel, Peter A. Feld, Emily Heath, Vincent Pilette, Sherrese M. Smith, and Ondrej Vlcek. Each director will be elected on an annual basis.
Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to Gen cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable to serve or for good cause will not serve, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any is unable to serve or for good cause will not serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.
Nominees for Director
The names of each nominee for director, their ages as of July 15, 2024, and other information about each nominee is shown below.
Name	Age	Principal Occupation	Independent	Director Since
Susan P. Barsamian	65	Director	Yes	2019
Pavel Baudis	64	Director	Yes	2022
Eric K. Brandt	62	Director	Yes	2020
Frank E. Dangeard	66	Managing Partner, Harcourt	Yes	2007
Nora M. Denzel	61	Director	Yes	2019
Peter A. Feld	45	Managing Member, Portfolio Manager and Head of Research, Starboard Value LP	Yes	2018
Emily Heath	50	Director	Yes	2021
Vincent Pilette	52	CEO	No	2019
Sherrese M. Smith	52	Managing Partner, Paul Hastings	Yes	2021
Ondrej Vlcek	47	Director	No	2022
26 |   Gen™ 2024 Proxy

Proposal No. 1 —  Election of Directors
Susan P. Barsamian	Director Age: 65

Director Since: 2019

Independent:
Yes

Committee
Memberships:
• Compensation
• Nominating &
Governance (Chair)
• Technology and Cybersecurity
Other Current
Public Boards:
• Box, Inc.
• Five9, Inc.
Other Public Boards
in the Last Five Years:
• None

From 2006 to 2016, Ms. Barsamian served in various executive roles at Hewlett Packard including Chief Sales and Marketing Officer for Hewlett Packard Enterprise Software and General Manager of the Enterprise Cybersecurity Products business. Prior to joining Hewlett Packard, Ms. Barsamian was Vice President, Global Go-to-Market for high growth at Mercury Interactive, Senior Vice President Marketing for Critical Path and held various leadership roles at Verity where she was based in London for four years.

Ms. Barsamian serves on the board of directors of Box, Inc., a cloud content management company, Five9, Inc., a cloud contact center software company; and the Kansas State University Foundation. She also served on the Board of the National Action Council for Minorities in Engineering (NACME) from 2012 to 2017, including as Chairman of the Board from 2016 to 2017. She received a B.S. degree in Electrical Engineering from Kansas State University and completed post-graduate studies at the Swiss Federal Institute of Technology.

The Board believes Ms. Barsamian’s qualifications to sit on our Board of Directors include her extensive technical, business, and leadership experience in the technology industry, including over 35 years of experience as an operating executive and her focus on enterprise software sales and global go-to-market strategies. She has served as an executive and board member for major cloud, computer and cybersecurity companies, and has operated in a broad range of roles from sales and marketing to product, research and development, and business operations. Ms. Barsamian also has experience serving as a public company outside director.

Pavel Baudis	Director Age: 64
Director Since: 2022 Independent: Yes Committee Memberships: • Technology & Cybersecurity Other Current Public Boards: • None. Other Public Boards in the Last Five Years: • None.
Pavel Baudis co-founded Avast and served as one of Avast’s Directors from the incorporation of AVAST Software a.s. in 2006 until 2014. In 1988, Mr. Baudis wrote the original software program from which Avast’s current portfolio of security solutions has developed. Prior to co-founding Avast, Mr. Baudis was a graphics specialist at the Czech Computer Research Institute (VUMS). Mr. Baudis holds an MS in Information Technology from the Prague School of Chemical Engineering.

The Board believes Mr. Baudis’s qualifications to sit on our Board of Directors include his extensive technical, business, cybersecurity, and leadership experience in the technology industry, including as a founder, director and an operating executive and his focus on enterprise software sales and global go-to-market strategies.

Gen™ 2024 Proxy   | 27

Proposal No. 1 —  Election of Directors
Eric K. Brandt	Director Age: 62

Director Since: 2020

Independent:
Yes

Committee
Memberships:
• Audit (Chair)
Other Current
Public Boards:
• Option Care Health, Inc.
• LAM Research Corporation
• The Macerich Company
Other Public Boards
in the Last Five Years:
•  Altaba Inc.[1]
• Dentsply Sirona Inc.

Eric K. Brandt served as the Executive Vice President and Chief Financial Officer of Broadcom Inc., a global supplier of semiconductor devices, from February 2010 until February 2016, and he served as its Senior Vice President and Chief Financial Officer from March 2007 until February 2010. From September 2005 until March 2007, Mr. Brandt served as CEO and President and member of the Board of Avanir Pharmaceuticals, Inc. Beginning in 1999, he held various positions at Allergan, Inc., a global specialty pharmaceutical company, including Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, Mr. Brandt spent ten years with The Boston Consulting Group, a privately-held global business consulting firm, most recently serving as Vice President and Partner.

Mr. Brandt currently serves as a public company board member on each of the following boards: Option Care Health, a leader in ambulatory infusion in the US, LAM Research Corporation, a semiconductor equipment company, and The Macerich Company, a real estate investment trust.

Mr. Brandt formerly served as a public company director on the following boards: Yahoo! Inc., Altaba Inc. (formerly Yahoo! Inc.)[1], and Dentsply Sirona Inc.

The Board believes Mr. Brandt’s qualifications to sit on our Board of Directors include his extensive leadership and management experience, including as an executive officer and director of multiple public companies, his broad financial skillset as a Chief Financial Officer, his experience overseeing and leading public companies through business combinations and strategic transformational events, and his expansive exposure to the innovation and technology sectors.

[1]	Altaba Inc. was delisted in October 2019 and is currently in liquidation.
28 |   Gen™ 2024 Proxy

Proposal No. 1 —  Election of Directors
Frank E. Dangeard	Chair of the Board Managing Partner, Harcourt Age: 66

Director Since: 2007

Independent:
Yes

Committee
Memberships:
• Audit
• Nominating & Governance
Other Current
Public Boards:
• NatWest Group plc
• IHS Towers limited (Cayman)[1]
Other Public Boards
in the Last Five Years:
• RPX Corp.
• Spear Investments B.V. (the Netherlands)

Frank E. Dangeard is Managing Partner of Harcourt. From September 2004 to February 2008, he was Chairman and CEO of Thomson SA (France). From 2002 to September 2004, he was Deputy CEO of Orange S.A. (formerly France Télécom S.A. (France)). He joined Thomson SA (France) in 1997 as Deputy CEO and was appointed Vice Chairman in 2000. Prior to joining Thomson SA, Mr. Dangeard was Managing Director of SG Warburg & Co. Ltd. (U.K.) and Chairman of SG Warburg France. Before joining SG Warburg, Mr. Dangeard was a lawyer with Sullivan & Cromwell LLP in New York and London.

Mr. Dangeard has been Chairman of the Board of Directors of Gen since the Avast Merger was completed in 2022. He also serves on the Board of Directors of the NatWest Group (ex. RBS Group, U.K.) and IHS Towers limited (Cayman). He is Chairman of the NatWest Markets, the investment banking arm of NatWest Group, and also serves as a Non-Executive Director for the UK’s Competition and Markets Authority (CMA) board. Mr. Dangeard also previously served as the Chairman and director of NortonLifeLock from December 2019 until September 2022 and as a director of Symantec from January 2007 to November 2019. He graduated from the Ecole des Hautes Etudes Commerciales, the Paris Institut d’Etudes Politiques and from the Harvard Law School. Mr. Dangeard splits his time between Europe and the United States.

In making the decision to renominate Mr. Dangeard as a director, the Board considered Mr. Dangeard’s strong, independent leadership, depth of knowledge of our business and contributions to the Board. Since being appointed to the Board, Mr. Dangeard has helped to oversee a number of significant strategic and leadership changes at the Company, including, most recently, the acquisition and integration of Avast. The Board believes Mr. Dangeard’s qualifications to sit on our Board of Directors also include his broad international experience in managing and leading media and technology companies, his significant experience holding executive officer positions, and his extensive public company board service.

[1]	IHS Towers is a subsidiary of IHS Holding Limited, which is traded on the New York Stock Exchange.
Gen™ 2024 Proxy   | 29

Proposal No. 1 —  Election of Directors
Nora M. Denzel	Director Age: 61

Director Since: 2019

Independent:
Yes

Committee
Memberships:
• Audit
• Compensation
• Technology and Cybersecurity
Other Current
Public Boards:
• Advanced Micro Devices, Inc.
Other Public Boards
in the Last Five Years:
• SUSE S.A.
• Telefonaktiebolaget LM Ericsson (Sweden)
• Talend S.A.

Nora M. Denzel previously served as interim CEO of Outerwall Inc., an automated retail solutions provider, from January to August 2015. Prior to Outerwall, Ms. Denzel held senior executive management positions from February 2008 through August 2012 at Intuit Inc., a consumer/SMB cloud financial management software company, including Senior Vice President of Big Data, Social Design and Marketing and Senior Vice President and General Manager of the QuickBooks Employee Management business unit. From 2000 to 2006, Ms. Denzel held several executive level positions at HP Enterprise (formerly Hewlett-Packard Company), including Senior Vice President and General Manager, Software Global Business Unit from May 2002 to February 2006 and Vice President of Storage Organization from August 2000 to May 2002. Prior to that, Ms. Denzel held executive positions at Legato Systems Inc. and IBM Corporation.

Ms. Denzel currently serves on the Board of Directors of Advanced Micro Devices, Inc. Previously, she served as a director of other public companies, including SUSE S.A. from May 2021 to September 2023, Telefonaktiebolaget LM Ericsson from March 2013 to March 2023, and Talend S.A. from 2017 to 2021. She currently serves on the non-profit board of the National Association of Corporate Directors.

She holds a Master of Business Administration degree from Santa Clara University and a B.S. degree in Computer Science from the State University of New York. In addition, she holds an NACD Directorship Certification (NACD.DC).

The Board believes Ms. Denzel’s qualifications to sit on our Board of Directors include her leadership, governance, risk management and technical experience that she gained as an executive officer of technology companies and as a director of both public and private company boards.

30 |   Gen™ 2024 Proxy

Proposal No. 1 —  Election of Directors
Peter A. Feld.	Director Managing Member, Portfolio Manager and Head of Research, Starboard Value LP Age: 45

Director Since: 2018

Independent:
Yes

Committee
Memberships:
• Compensation
(Chair)
• Nominating and
Governance
Other Current
Public Boards:
• None
Other Public Boards
in the Last Five Years:
• GCP Applied Technologies Inc. (Chair)
• Magellan Health, Inc.
• AECOM
• Marvell Technology Group Ltd.
• The Brink’s
Company
• Insperity, Inc.
• Green Dot Corporation

Peter A. Feld has served as a Managing Member, Portfolio Manager and Head of Research of Starboard Value LP (Starboard) since April 2011. Prior to founding Starboard in 2011, Mr. Feld was a Managing Director and Head of Research at Ramius LLC for funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius in February 2005, Mr. Feld was an analyst in the Technology Investment Banking group at Banc of America Securities LLC.

Mr. Feld previously served as a member of the boards of directors of Green Dot Corporation, a financial technology company, from March 2022 to October 2023; GCP Applied Technologies, Inc., a technology company, from June 2020 until it was acquired by Compagnie de Saint-Gobain S.A. in September 2022; Magellan Health, Inc., a healthcare company, from March 2019 until it was acquired by Centene Corporation in January 2022; AECOM, a multinational infrastructure firm, from November 2019 to June 2020; Marvell Technology Group Ltd., a storage, networking and connectivity semiconductor solutions company, from May 2016 to June 2018; The Brink’s Company, a global leader in security-related services, from January 2016 to November 2017; Insperity, Inc., an industry-leading HR services provider, from March 2015 to June 2017; Darden Restaurants, Inc., a full-service restaurant company, from October 2014 to September 2015; Tessera Technologies, Inc. (n/k/a Xperi Corporation), a leading product and technology licensing company, from June 2013 to April 2014; and Integrated Device Technology, Inc., a company that designed, developed, manufactured and marketed a range of semiconductor solutions for the advanced communications, computing and consumer industries, from June 2012 to February 2014. Mr. Feld received a B.A. degree in Economics from Tufts University.

The Board believes Mr. Feld’s qualifications to sit on our Board of Directors include his broad experience as a director serving on other public company boards, significant financial expertise in the technology sector, and business acumen that includes advising multiple companies through various transformational experiences and business combinations.

Gen™ 2024 Proxy   | 31

Proposal No. 1 —  Election of Directors
Emily Heath	Director Age: 50
Director Since: 2021 Independent: Yes Committee Memberships: • Audit • Technology and Cybersecurity (Chair) Other Current Public Boards: • None Other Public Boards in the Last Five Years: • None
Emily Heath has served as a General Partner of Cyberstarts, a venture capital firm, since February 2023. Previously, from August 2022, she served as a Board Advisor and Chief Product Marketing Officer for Cyberstarts. She served as Senior Vice President, Chief Trust and Security Officer at DocuSign, Inc. from October 2019 through March 2022. Prior to that, Ms. Heath served as Vice President, Chief Information Security Officer at United Airlines, Inc. from February 2017 through October 2019. Before joining United Airlines, Ms. Heath held numerous positions at AECOM, an infrastructure consulting firm, from 2013 through 2017, most recently as its Vice President, Chief Information Security Officer. Ms. Heath is a former Detective with the British Police where she led investigations into large scale investment frauds, identity theft and money laundering cases, working with London’s Serious Fraud Office, the FBI and the SEC.

Ms. Heath currently serves on the Board of Directors of LogicGate, Inc., a private cloud-based governance, risk and compliance management company, Wiz, a private cloud security company, and Legit Security, a private company in the application security posture management space.

She went to school in the United Kingdom and is trained in multiple areas of investigations, risk and security.

The Board believes Ms. Heath’s qualifications to sit on our Board of Directors include her depth of knowledge and experience regarding cybersecurity and broad international exposure in the innovation and technology sectors. She has held various senior leadership positions in public companies and has significant experience managing teams that oversee cybersecurity and data privacy issues.

Vincent Pilette	CEO & Director Age: 52
Director Since: 2019 Independent: No Committee Memberships: • None Other Current Public Boards: • None Other Public Boards in the Last Five Years: • None
In 2019, Mr. Pilette was appointed CEO of NortonLifeLock, renamed Gen in 2022 after the acquisition of Avast. As CEO, Mr. Pilette led the separation of the consumer assets of Symantec and their transformation into NortonLifelock, the global leader in consumer Cyber Safety. Mr. Pilette directed and implemented the strategy that led to the acquisition of Avast and the formation of Gen.

Prior to joining Gen in May 2019, Mr. Pilette served as Chief Financial Officer of Logitech International S.A. (Switzerland), a consumer electronics company listed on the Nasdaq Global Market and the SIX Swiss Exchange, from September 2013 to May 2019.

Mr. Pilette has substantial expertise at technology companies with over 20 years of senior operating and management experience in the Technology sector, including additional positions at Electronics For Imaging, and Hewlett-Packard in the U.S. and EMEA.

Mr. Pilette currently serves on the board of directors of SonicWall, a privately held software company in the cyber security space. Mr. Pilette holds an M.S. in engineering and business from Université Catholique de Louvain in Belgium and an M.B.A. from Kellogg School of Management at Northwestern University in Chicago.

The Board believes Mr. Pilette’s qualifications to sit on our Board of Directors include his depth of knowledge and experience regarding Gen, its business and its strategic business combinations and ongoing transformation. He has also substantial expertise at technology companies and has held various executive officer and leadership positions within multiple public companies. Further, he has broad international exposure and innovation and technology experience, and his business acumen and knowledge are invaluable to our Board of Directors.

32 |   Gen™ 2024 Proxy

Proposal No. 1 —  Election of Directors
Sherrese M. Smith	Director Global Managing Partner, Paul Hastings LLC Age: 52

Director Since: 2021

Independent:
Yes

Committee
Memberships:
• Nominating & Governance
• Technology and Cybersecurity
Other Current
Public Boards:
• Cable One, Inc.
Other Public Boards
in the Last Five Years:
• None

Sherrese Smith has served as a corporate partner at Paul Hastings LLP, a global law firm, since 2013, where she is a member of the firm’s media, technology and telecommunications practice and currently serves as Global Managing Partner, where she helps direct the growth, management, and strategy of the firm. She previously served as Vice-Chair of the firm’s data privacy and cybersecurity practice. Ms. Smith is known as one of the country’s preeminent Data Privacy and Cybersecurity and Media and Technology attorneys. Ms. Smith regularly counsels companies on complex transactional and regulatory issues, including data privacy and cybersecurity and breach response issues across various jurisdictions (including the U.S., E.U., and Asia). Ms. Smith is also renowned for superior advisement on crisis issues and, as a result, is regularly sought after by corporate board members and the C-suite. Prior to joining Paul Hastings, Ms. Smith served as Chief Counsel to Chairman Julius Genachowski at the Federal Communications Commission from 2009 to 2013, before which she was Vice President and General Counsel of Washington Post Digital and served in various other leadership positions from 2002 to 2009.

Ms. Smith also currently serves as a member of the Board of Directors of Cable One, Inc., a broadband communications provider.

She is also Vice Chair of the Northwestern University’s Law School board, a member of the University of Maryland’s Journalism School board as well as America’s Public Television Stations executive board. Ms. Smith holds a Bachelor of Arts degree from the University of South Carolina and a Juris Doctor from the Northwestern University Pritzker School of Law.

The Board believes Ms. Smith’s qualifications to sit on our Board of Directors include her extensive management and leadership experience, broad exposure to cybersecurity matters, experience as a director serving on other public company boards, reputation for her business acumen, and her extensive experience advising on media, data privacy, and technology matters., and her extensive experience advising on media, data privacy, and technology matters.

Ondrej Vlček	Director Age: 47
Director Since: 2022 Independent: No Other Current Public Boards: • None. Other Public Boards in the Last Five Years: • None.
Ondrej Vlcek previously served as the President of Gen from September 2022 until June 2024. Prior to this, he served as the CEO of Avast from July 2019 until September 2022, having also served as President of Avast Consumer, the largest business within the company, and directed the development of Avast’s artificial intelligence-based cloud security network. Mr. Vlcek was also a key member of the executive team that took the company public on the London Stock Exchange in May 2018.

Previously, he held the combined position of Executive Vice-President & General Manager, Consumer, and Chief Technology Officer at Avast from 2014 to 2018. In this role, he led Avast’s transformation from a traditional PC antivirus vendor to the leading provider of a full portfolio of protection, privacy, and performance products for consumers.

Prior to that, Mr. Vlcek was chief developer, heading the team that developed one of the first ever antivirus programs for Windows. Mr. Vlcek holds an MS in Mathematics from Czech Technical University in Prague. He is a recognized industry speaker having delivered keynotes at several high-profile events including RSA, Web Summit, Black Hat and SXSW.

The Board believes Mr. Vlcek’s qualifications include his extensive technical, business, and leadership experience in the technology industry and his depth of knowledge and experience regarding Avast products. He also has significant experience as a leader during strategic transformations in large company’s lifecycles. The Board believes his extensive management experience, broad international exposure and emerging market experience and innovation and technology experience, including through his service as Chief Executive Officer of technology companies, make him a valuable member of our Board.

Gen™ 2024 Proxy   | 33

Proposal No. 1 —  Election of Directors
Board Diversity Matrix*
Total Number of Directors	10
Gender:	Male	Female
Number of directors based on gender identity	6	4
Number of directors who identify in any of the categories below:
African American or Black	0	1
Asian	0	1
White	6	2
LGBTQ+	1
*	Based on our current Board composition as of July 15, 2024.
Director Compensation
Director Compensation Highlights
•	Fees for committee service and service on the Board
•	Emphasis on equity in the overall compensation mix
•	Full-value equity grants with time-based vesting
•	No performance-based equity awards or perquisites
•	Robust stock ownership guideline
•	Stockholder approved annual limit on non-employee director compensation
•	Policies prohibiting hedging and pledging by our directors
The policy of the Board is that the compensation for independent directors should be a mix of cash and equity-based compensation. Independent directors may not receive consulting, advisory or other compensatory fees from Gen for their services. The Compensation and Leadership Development Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to director compensation.
Fiscal Year 2024 Director Compensation Changes
In June 2023, in accordance with the recommendation of the Compensation and Leadership Development Committee, and based on input from its compensation consultant, the Board amended and restated our non-employee director compensation policy for FY24 to increase the Nominating and Governance Committee Chair cash retainer from $10,000 to $12,500 and to increase the Nominating and Governance Committee cash retainer from $5,000 to $7,500 to better reflect market practice and to appropriately compensate our Nominating and Governance Committee members for their time, commitment and contributions to the Board.
34 |   Gen™ 2024 Proxy

Proposal No. 1 —  Election of Directors
Annual Fees: Pursuant to our amended and restated non-employee director compensation policy, non-employee directors were entitled to the following cash retainers for FY24.
2024 Annual Retainers:
All Non-Employee Directors	$50,000
Independent Chair	$100,000
Audit Committee Chair	$15,000
Compensation and Leadership Development Committee Chair	$15,000
Nominating and Governance Committee Chair	$12,500
Technology and Cybersecurity Committee Chair	$10,000
Audit Committee Membership	$15,000
Compensation and Leadership Development Committee Membership	$10,000
Nominating and Governance Committee Membership	$7,500
Technology and Cybersecurity Committee Membership	$5,000
Committee chairs are entitled to receive the committee membership retainer in addition to the committee chair retainer.
Such retainers are earned in equal portions quarterly on December 1st, March 1st, June 1st and September 1st, subject to the director’s service through each such date. Directors who join Gen after the beginning of the fiscal year receive a prorated cash payment in respect of their annual retainer fee and fees.
Each non-employee director can also elect to receive his or her annual retainer fee in the form of restricted stock units (RSUs) covering whole shares in lieu of cash payments, which will be granted on the date of the Annual Meeting of Stockholders immediately following such election (or on the date of appointment for new non-employee directors who join the Board between annual meetings) and which will vest on the same dates as the cash retainers.
Annual Equity Awards. On the date of each annual meeting of stockholders, each non-employee director is entitled to receive an annual award of RSUs having a fair market value on the grant date equal to $260,000, which will vest 100% on the earlier of the first anniversary of the date of grant and the next annual meeting of stockholders, subject to the director’s continued service through the vesting date. The amount of such grants will be prorated for directors who are appointed between annual meeting of stockholders.
Change in Control. In the event of a change in control, all unearned cash fees and unvested RSU awards granted to non- employee directors under the non-employee director compensation policy will accelerate in full.
Stock-Approved Limited on Non-Employee Directors Compensation. Our stockholder approved 2013 Plan also provides that the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non- employee director of our Board of Directors with respect to any fiscal year, including awards granted under the 2013 Plan and cash fees paid by us to such non-employee director, will not exceed $900,000 in total value.
Director Stock Ownership Guidelines: The Compensation and Leadership Development Committee adopted the following stock ownership guidelines for our non-employee directors to better align our directors’ interests with those of our stockholders:
•	Directors must maintain a minimum holding of company stock with a fair market value equal to ten times (10x) such director’s total annual cash retainer;
•
Shares owned outright (including shares held in “street name” and shares held in trust that are deemed to be beneficially owned by the non-employee director for Section 16 reporting purposes) count toward the holding minimum;

Gen™ 2024 Proxy   | 35

Proposal No. 1 —  Election of Directors
•
In the event the annual retainer (or any portion thereof) is paid to a non-employee director in equity instead of cash, the value of such annual retainer for purposes of calculating the minimum holding requirement means the grant date fair value of the annual equity award (or applicable portion thereof), except unexercised stock options (whether vested or untested) will not count toward the holding minimum;

•	New directors will have five years to reach the minimum holding level; and
•	Notwithstanding the foregoing, directors may sell enough shares to cover their income tax liability on vested grants.
The stock ownership information for each of our directors is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” beginning on page 56 of this proxy statement. As of June 15, 2024, all our directors had either met their stock ownership requirement or had remaining time to do so.
Fiscal 2024 Director Compensation
The following table provides information for FY24 compensation for all of our non-employee directors in FY24:
	Fees Earned or Paid in Cash ($)(1)(2)(3)(5)	Stock Awards ($)(4)(5)	Total ($)
Susan P. Barsamian	57,502	259,997	317,499
Pavel Baudis	54,913	259,997	314,910
Eric K. Brandt	80,002	259,997	339,999
Frank E. Dangeard	171,248	259,997	431,245
Nora M. Denzel	80,002	259,997	339,999
Peter A. Feld	81,248	259,997	341,245
Emily Heath	55,002	259,997	314,999
Sherrese M. Smith	61,248	259,997	321,245
(1)	The aggregate full grant date fair value for each directors’ annual stock award and retainer fee elected to be paid in stock was calculated in accordance with FASB ASC Topic 718.
(2)	Represents non-employee director annual retainer and committee fees earned and paid in quarterly installments on June 1, 2023, September 1, 2023, December 1, 2023, and March 1, 2024.
(3)
In lieu of cash, non-employee directors may elect to receive their annual retainer fee of $50,000 in the form of RSUs. In FY24, Mr. Dangeard, Mr. Feld, and Ms. Smith each received 2,565 RSUs on September 12, 2023, with a per share fair value of $19.49, an aggregate grant date fair value of $49,992, and which vested in four equal installments on December 1, 2023, March 1, 2024, June 1, 2024 and September 1, 2024, respectively.

(4)
Annual awards granted to each non-employee director for 13,340 RSUs on September 12, 2023, with a per share fair value of $19.49, an aggregate grant date fair value of $259,997, and vests 100% at the Annual Meeting.

(5)	Retainer, committee, and annual fees unearned, unpaid, unvested and outstanding on March 29, 2024:
Number of RSUs Outstanding and Unvested (#)
Susan P. Barsamian	13,340
Pavel Baudis	13,340
Eric K. Brandt	13.340
Frank E. Dangeard	14,623
Nora M. Denzel	13,340
Peter A. Feld	14,623
Emily Heath	13,340
Sherrese M. Smith	14,623
36 |   Gen™ 2024 Proxy

Proposal No. 1 —  Election of Directors
Certain Changes Beginning in Fiscal Year 2025
On June 13, 2024, Ondrej Vlcek transitioned from Gen and departed from his role as President of Gen but will continue to serve as a member of the Company’s Board and provide consulting services to the Company to ensure an orderly transition, and he will be entitled to certain compensation, which is tied to his service on the Board or service as a consultant as described in more detail in the Compensation Discussion and Analysis below.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TEN NOMINATED DIRECTORS.
Gen™ 2024 Proxy   | 37

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2
The Audit Committee has appointed KPMG LLP (KPMG) as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2025. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of independent audit firm to stockholders for ratification. If this appointment of KPMG is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of KPMG as our independent registered public accounting firm.
The Audit Committee first approved KPMG as our independent auditors in September 2002, and KPMG audited our financial statements for FY24. Representatives of KPMG are expected to attend the Annual Meeting with the opportunity to make a statement and respond to appropriate questions from stockholders present at the Annual Meeting with respect to this proposal.
Principal Accountant Fees and Services
We regularly review the services and fees from our independent registered public accounting firm, KPMG. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for our audit. Our Audit Committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG.
In addition to performing the audit of our consolidated financial statements, KPMG provided various other services during fiscal years 2024 and 2023. Our Audit Committee has determined that KPMG’s provisioning of these services, which are described below, does not impair KPMG’s independence from Gen. The aggregate fees billed for fiscal years 2024 and 2023 for each of the following categories of services are as follows:
Fees Billed to Gen	FY24	FY23
Audit fees(1)	$5,168,954	$7,904,033
Audit related fees	$—	$—
Tax fees(2)	$22,006	$20,668
All other fees(3)	$—	$—
Total fees	$5,190,960	$7,924,701
The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Exchange Act, and these categories include the following components:
(1)
“Audit fees” include fees for audit services principally related to the year-end examination and the quarterly reviews of our consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with our acquisitions and divestitures and statutory audit fees.

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Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting
(2)	“Tax fees” include fees for tax compliance and advice.
(3)	“All other fees” include fees for all other non-audit services, principally for services in relation to certain information technology audits.
An accounting firm other than KPMG performs supplemental internal audit services for Gen. Another accounting firm provides the majority of Gen’s outside tax services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
All of the services relating to the fees described in the table above were approved by the Audit Committee.
Gen™ 2024 Proxy   | 39

Proposal No. 3 — Advisory Vote
to Approve Executive
Compensation
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3
In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to Gen Digital Inc.’s named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.”
As described more fully in the Compensation Discussion & Analysis section of this proxy statement, we believe our named executive officers are compensated in a manner consistent with our pay-for-performance philosophy and corporate governance best practices.
The vote to approve the compensation of our named executive officers is advisory and, therefore, not binding. Although the vote is non-binding, the Compensation and Leadership Development Committee and the Board value your opinion and will consider the outcome of the vote in establishing its compensation philosophy and making future compensation decisions. Our current policy is to hold such an advisory vote each year, and we expect to hold another such advisory vote at the 2025 Annual Meeting of Stockholders.
40 |   Gen™ 2024 Proxy

Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4
We are asking stockholders to approve the Gen Digital Inc. Equity Incentive Plan (the “Amended Plan”), which is an amendment and restatement of our 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan was amended and restated to, among other things, increase the number of shares available for issuance by 30,000,000 shares to help us to motivate and retain current qualified employees, non-employee directors, and other service providers, and attract and acquire future talent in a competitive marketplace so that we can deliver results and ultimately provide increased value to shareholders. The 2013 Plan was also amended and restated to provide for a number of compensation governance best practices and to make a number of other clarifying and conforming changes, including with respect to the powers and authorities of the plan administrator, as summarized below. If the Amended Plan is approved by our stockholders, it will become effective on the day immediately following the 2024 Annual Meeting (the “Restatement Date”).
Background of Amendment and Restatement
On July 26, 2024, after considering the recommendation of the Compensation Committee, our Board of Directors unanimously approved the Amended Plan, subject to approval by our stockholders at the 2024 Annual Meeting. The Amended Plan will become effective on September 11, 2024 if it is approved by our stockholders (the “Effective Date”).
The purpose of the Amended Plan is to provide equity-based incentives to attract, motivate and retain the most qualified personnel. The use of equity compensation has historically been a significant part of our overall compensation philosophy at Gen and is a practice that is standard for our peers. The Amended Plan serves as an important part of this practice and is a critical component of the overall compensation package that we offer to retain and motivate our employees. In addition, awards under the Amended Plan provide our employees, non-employee directors, and other service providers with an opportunity to acquire or increase their ownership stake in us, and we believe this aligns their interests with those of our stockholders, creating strong incentives for such persons to work hard for our future growth and success.
If Proposal No. 4 is not approved by our stockholders, the Amended Plan will not become effective and we believe our ability to attract, motivate and retain the talent we need to compete in our industry would be seriously and negatively impacted, which could affect our long-term success and shareholder return.
Reasons to Approve the Amended 2013 Plan
The Board recommends a vote in favor of the Amended Plan because the Board believes the Amended Plan is in the best interests of the Company and our stockholders for the following reasons:
•
Aligns Participant and Stockholder Interests. Our equity-based compensation program, along with our stock ownership guidelines for our non-employee directors and executives, help align the interests of our employees, officers, directors, consultants, independent contractors and advisors with the interests of our stockholders by giving them a sense of ownership and long-term personal involvement in and accountability

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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
for the development and financial success of the Company. If the Amended Plan is not approved, the current share reserve will not be sufficient to support our equity compensation programs through the next annual award cycle, and therefore will not be able to continue to use equity to align the interests of such persons with the interests of our stockholders.
•
Attracts and Retains Talent in a Competitive Talent Landscape. Equity-based compensation has been a critical component of total compensation at the Company for many years because this type of compensation enables the Company to effectively recruit and retain executive officers and other employees while encouraging them to act and think like owners of the Company. We operate in a competitive talent landscape and amongst an industry of technology companies where equity offerings are expected and commonplace. If the Amended Plan is not approved, we will not be able to continue to offer competitive compensation packages to motivate and retain our executives and best performers, or attract new talent, which will put the Company at a competitive disadvantage and may deter us from accomplishing our future goals and have a negative impact on shareholders and the Company overall.

•
Supports Our Pay-For-Performance Philosophy. We award restricted stock units to a broad-based group of our employees and non-employee directors.In addition, a significant portion of total compensation for our executive officers is equity-based incentive compensation that is tied to the appreciation of our stock price or the achievement of financial performance targets. Our performance-based equity awards require achievement of key financial and strategic objectives that drive stock price performance, which creates a strong link between realized pay and Company performance and helps reinforce desired business results and motivates executives to make decisions to produce those results. If the Amended Plan is not approved, we will not be able to use equity to continue to support our pay-for-performance philosophy.

•
We Manage Our Use of Equity Incentive Awards Carefully and Maintain a Reasonable Burn Rate and Consider Dilution. Our Board carefully monitors our total dilution, burn rate and equity expense to ensure that we maximize stockholder value and exercise prudence by granting only such number of equity awards as we deem necessary to attract, reward and retain our employees. Our three-year gross average burn rate of 1.30% (three-year net average burn rate of 1.06%) is considerably lower than the 1.99% burn rate benchmark used by Institutional Shareholder Services (“ISS”) to assess companies in our industry. In addition, we continue our practice of annual share repurchases. During FY24, we repurchased approximately 21M shares at an aggregate purchase price of $441M. In FY23, we repurchased approximately 40M shares at an aggregate purchase price of $904M. This practice significantly reduces the dilutive effect of our equity awards. Absent unforeseen events, we expect the share request of 30,000,000 shares (~5% of common stock outstanding as of June 28, 2024) to last approximately 4 years.

•
Protects Stockholder Interests and Embraces Sound Stock-Based Compensation Practices. As described in more detail below under the heading “The Amended Plan Reflects Governance Best Practices,” the Amended Plan includes features that are consistent with the interests of our stockholders and sound corporate governance practices.

Summary of Changes to the Amended 2013 Plan
If approved, the Amended Plan would make, among other things, the following changes to the 2013 Plan:
•	Rename the Plan. The 2013 Plan was renamed from the “NortonLifeLock Inc. 2013 Equity Incentive Plan” to the “Gen Digital Equity Incentive Plan.”
•
Increase in Share Reserve. Subject to capitalization adjustments, as of the Restatement Date, a total of 33,709,378 shares will be authorized for awards granted under the Amended Plan (which amount includes 30,000,000 new shares).

•
Clarify that Certain Tendered Shares Will Not Be Recycled. Clarifies that previously issued shares tendered by a participant to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award may not again be made available for future grants under the Amended Plan.

•
Clarify the Scope of Committee Authority. Clarifies that the plan administrator will have the authority to, among other things, (i) determine the form and terms and conditions of awards, not inconsistent with the

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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
terms of the Amended Plan, (ii) determine fair market value in good faith, (iii) to the extent permitted by applicable law, accelerate the vesting, exercisability and payment of awards, extend the exercisability and settlement of awards, and grant waivers of plan or award conditions, (iv) determine the performance factors applicable to any award (including any adjustment(s) thereto that will be applied in determining the achievement of such performance factors) on or prior to any time when the achievement of the performance factors associated with the applicable performance period remains substantially uncertain and (v) adjust, reduce or waive any criteria with respect to performance factors.
•
Specifically Address Equity Award Vesting Upon a Corporate Transaction. Specifically provides that in the event of a corporate transaction, and unless expressly provided otherwise in an award agreement, if the successor corporation does not assume, replace, or substitute for outstanding awards granted under the Amended Plan, all such awards will fully vest upon closing of the corporate transaction, with any performance-based awards vesting at target.

•
Expand Performance Factors. Expands the list of potential performance criteria to also include additional performance goals measures including: direct customer count, stock performance, return on investment, return on capital, share repurchases, cash, cash dividends, cash equivalents, employee productivity, annual recurring revenue, product, service and brand recognition/acceptance, customer satisfaction, expense targets, cost control measures, balance sheet metrics, investments, financings, strategic transactions, environmental, social and governance goals, human capital goals, individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan, succession planning, integration, peer reviews or other subjective or objective criteria, and any derivations of the performance factors set forth in the Amended Plan.

•	Include Cause Definition. Include a definition of “Cause” to be consistent with the definition of “Cause” in the Company’s Executive Severance Plan.
•
Provide for Fulsome Minimum Vesting Provisions. Subject to certain limited exceptions, all awards granted under the Amended Plan after the 2024 Annual Meeting must be subject to a minimum one-year vesting period following grant, with no portion of any award vesting prior to the end of such one-year vesting period, subject to certain exceptions.

•	Provide for Additional Requirements on Transferability of Awards. Clarify that in no event may any award be transferred for consideration to a third-party financial institution.
•	Include Express Prohibition on Loans. No participant will be permitted to execute a promissory note as partial or full consideration for the purchase of shares under the Amended Plan.
•
Reduce the Maximum Term of Stock Options and Stock Appreciation Rights (“SARs”). The term of a stock option or SAR granted under the Amended Plan may be no more than seven (7) years form the date of grant.

•
Clarify Methodology for Determining Fair Market Value of Share Withheld or Delivered. Clarifies that the fair market value of shares to be withheld or delivered in respect of an award will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.

•	Clarify Dividend or Dividend Equivalents Will Not be Paid with respect Unvested Awards. Clarifies that dividends or dividend equivalents will not be paid with respect to unvested awards.
•
Harmonize the Company’s Compensation Recoupment Policy. The recoupment provisions of the Amended Plan have been harmonized with the Company’s Compensation Recoupment Policy, which was adopted by the Board in October 2023.

The Amended 2013 Plan Reflects Governance Best Practices
The Amended Plan is designed to promote compensation governance best practices and play an important part of our pay-for-performance philosophy:
•	No “Evergreen” Provision. The Amended Plan has a fixed number of shares available for issuance. It is not an “evergreen” plan.
Gen™ 2024 Proxy   | 43

Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
•
No Recycling or Liberal Share Counting. No recycling of shares or “liberal share counting” practices are permitted under the Amended Plan. Shares tendered to us or retained by us in the exercise or settlement of an award or for tax withholding, or shares that are repurchased on the open market with the proceeds of a stock option exercise price will not become available again for issuance under the Amended Plan. In addition, the gross shares subject to a SAR award and not the net number of shares actually issued upon exercise of such SAR counts against the Amended Plan reserve.

•	No Discounted Stock Options or SARs. Stock options and SARs must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.
•
One Year Minimum Vesting on Awards. Subject to certain limited exceptions, each award granted under the Amended Plan after the 2024 Annual Meeting is subject to a minimum service vesting requirement of one year from the date of grant of such award.

•	Repricing Prohibited. Repricing or certain other exchanges of stock options and SARs for new Amended Plan awards or cash is prohibited unless stockholder approval is first obtained.
•
Non-Employee Director Compensation Limit. The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board of Directors with respect to any fiscal year, including awards granted under the Amended Plan and cash fees paid by us to such non-employee director, will not exceed $900,000 in total value.

•
Double Trigger Change-in-Control and Defined Equity Award Vesting upon a Corporate Transaction. We have a defined Change-in-Control policy and awards do not automatically accelerate upon a corporate transaction unless the acquiring company does not assume, replace or substitute the awards, with performance-based equity awards vesting at target (or at such other level(s) provided in an award agreement).

•
Prohibition on Payment of Dividends and Dividend Equivalents on Unvested Awards. Prohibits the payment or settlement of dividends or dividend equivalents with respect to any award until the underlying award vests.

•	No Tax Gross-ups. The Amended Plan does not provide for any tax gross-ups.
•
No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the plan administrator, and in no event may any award be transferred for consideration to a third-party financial institution.

Other Equity Compensation Governance Best Practices
In addition to the foregoing features of the Amended Plan, we also engage in a number of other equity compensation best practices.
•	Robust Ownership Guidelines. We maintain robust ownership guidelines for our Executives. Please see “Key Compensation and Governance Policies – Stock Ownership Guidelines.”
•	Multi-Year Vesting Period for CEO Grants. Grants to our CEO have multi-year performance and vesting periods.
•	CEO’s Proportion of Performance-based Grants. The majority of our CEO’s target equity award opportunity is performance-based.
•
CEO Holding Requirement. Our ownership guidelines also provide that, during the one-year period following the exercise of any option or option-like award granted to the CEO, the CEO must retain 100% of the net shares acquired from the Company pursuant to such exercise (i.e., shares remaining after deducting shares used to cover any exercise price and any applicable tax liability).

•
Clawback of Awards. Awards granted under the Amended Plan are subject to the Company’s compensation recoupment policy and/or any recoupment requirements imposed under applicable law or listing standards. In addition to requiring the recovery of compensation from current and former executive officers in the event of a restatement, our Compensation Recoupment Policy also allows our Compensation and Leadership Development Committee to recover both time and performance-based cash and equity compensation from current and former executive officers in the event of a material violation of the Company’s Code of Conduct, Financial Code of Ethics or other Gen policy or awareness of or willful blindness to such misconduct.

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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
Plan History
The 2013 Plan was originally adopted by the Board in July 2013, and it was approved by our stockholders in October 2013. Since the 2013 Plan became effective, it has been amended several times to, among other things, increase the number of shares and add certain features, which we believe promote compensation governance best practices. The plan was most recently amended by the Board in July 2024 to, among other things, increase the number of shares available for issuance by 30,000,000 shares, provide for a number of compensation governance best practices and make a number of other clarifying and conforming changes, including with respect to the powers and authorities of the plan administrator.
The following table summarizes certain information regarding our equity incentive program, which includes our 2013 Plan and awards granted under other plans (other than our 2008 Employee Stock Purchase Plan). Our only active equity plans with available shares for future issuance are our 2013 Plan and our 2008 Employee Stock Purchase Plan, as well as the Avast plc 2018 Long Term Incentive Plan assumed in connection with the Avast Merger. As of June 28, 2024, the market price of each share underlying our stock awards was $24.98 per share, which is equal to the closing price of our common stock on such date.
	As of June 28, 2024
	2013 Plan	Avast Plan
Total number of shares of common stock subject to outstanding full value awards (including PRUs and RSUs)(1)	11,516,805	3,064,595
Total number of shares of common stock subject to outstanding stock options under all plans	95,561	—
Weighted-average exercise price of outstanding stock options	$6.48	—
Weighted-average remaining term of outstanding stock options	2.59 years	—
Total number of shares of common stock available for future grant	1,286,155	2,423,223
Total Number of Common Shares Outstanding	615,203,835
(1)	Includes unvested PRUs at the target grant level.
Dilution, Burn Rate, and Equity Overhang
The Compensation Committee regularly reviews our burn rate and equity overhang activity to thoughtfully manage our long-term stockholder dilution. The following table provides detailed information regarding our burn rate and equity overhang activity for the last three fiscal years, which, in the interest of transparency, includes the impact of share repurchases that we made during such years.
	Fiscal 2024 (%)	Fiscal 2023 (%)	Fiscal 2022 (%)
Gross Burn Rate(1)	1.29	1.46	1.16
Net Burn Rate(2)	1.07	1.22	.90
Equity Overhang(3)	3.51	4.47	4.00
(1)
Gross burn rate = total number of shares granted under all of our equity incentive plans (other than our 2008 Employee Stock Purchase Plan) during a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.

(2)
Net burn rate = total number of shares granted under all of our equity incentive plans (other than our 2008 Employee Stock Purchase Plan) during a period, minus the total number of shares returned to such plans through awards cancelled during that period, divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.

(3)
Overhang = total number of shares underlying options and awards outstanding plus shares available for issuance under all of our equity incentive plans (other than our 2008 Employee Stock Purchase Plan) at the end of a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.

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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
The table below shows the number of options and full value awards granted in each of the last three years as well as the number of performance-based awards that were earned each year. On June 13, 2024, Ondrej Vlcek transitioned from Gen and departed from his role as President and forfeited 90,799 RSUs and 725,695 PSUs. For more information see “—Vlcek Departure.”
Fiscal Year	Stock Option Awards Granted	Time- Based Stock Options Granted	Performance- Based Stock Options Granted(1)	Performance- based Stock Options Earned	Total Full- Value Awards Granted	Time- Based RSUs Granted	PRUs Granted(1)
2025(2)	0	0	0	0	5,854,586	4,586,212	1,268,374
2024	0	0	0	0	7,238,384	5,665,146	1,573,238
2023	0	0	0	0	8,881,006	6,958,958	1,922,048
2022	0	0	0	0	6,730,293	4,149,490	2,580,803
(1)	Amounts are reflected at target and reflect certain subsequent adjustments made to reduce the number of shares subject to the award.
(2)	FY25 share data represents YTD grant history with fiscal year ending on March 28, 2025.
Summary of our 2013 Equity Incentive Plan, as Amended and Restated
The following is a summary of the principal provisions of the 2013 Plan, as proposed to be amended and restated. This summary does not purport to be a complete description of all of the provisions of the Amended Plan. It is qualified in its entirety by reference to the full text of the Amended Plan, which is set forth in Annex B to this proxy statement.
Administration. The Compensation Committee administers the Amended Plan (except when the Board decides to directly administer the Amended Plan). The administrator of the Amended Plan is referred to as the “plan administrator.”
The plan administrator will have the authority to: (i) construe and interpret the Amended Plan, any sub-plan, award agreement and any other agreement or document executed pursuant to the Amended Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Amended Plan or any award; (iii) select eligible individuals to receive awards; (iv) determine the form and terms and conditions, not inconsistent with the terms of the Amended Plan, of any award granted under the Amended Plan, including, but not limited to, the exercise price, the time or times when awards may vest or be exercised (which may be based on performance factors), and any vesting acceleration or waiver of forfeiture restrictions; (v) grant awards and determine the number of shares or other consideration subject to awards; (vi) determine the fair market value in good faith, if necessary; (vii) determine whether awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other awards under the Amended Plan or any other incentive or compensation plan of the Company or any parent, subsidiary or affiliate of the Company; (viii) grant waivers of Amended Plan or award conditions; (ix) to the extent permitted by applicable law, accelerate the vesting, exercisability and payment of awards, extend the exercisability and settlement of awards, and grant waivers of plan or award conditions; (x) correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan, any award or any award agreement; (xi) amend any award agreements executed in connection with the Amended Plan; (xii) determine whether the performance goals under any performance-based award have been met and whether a performance-based award has been earned; (xiii) adjust, reduce or waive any criteria with respect to performance factors; (xiv) determine whether, to what extent an award may be canceled, forfeited, or surrendered; (xv) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under Amended Plan) relating to the operation and administration of the Amended Plan to accommodate requirements of local law and procedures outside of the United States; (xvi) make all other determinations necessary or advisable for the administration of the Amended Plan, any sub-plan or award agreement; and (xvii) delegate any of the foregoing as permitted by applicable law to one or more executive officers pursuant to a specific delegation, except with respect to insiders.
Eligibility. Employees (including officers), consultants, independent contractors, advisors and members of the Board (including non-employee directors) are eligible to participate in the Amended Plan. As of June 28, 2024, there
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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
were approximately 3,500 employees, including three executive officers, approximately 200 consultants, independent contractors and advisors, and eight non-employee directors that were eligible to receive awards under the Amended Plan. We have not in the past and we do not anticipate in the future making grants to consultants, independent contractors and advisors.
Since our executive officers and non-employee directors may participate in the Amended Plan, each of our executive officers, non-employee directors and director nominees has an interest in Proposal No. 4.
Types of Awards. Awards that may be granted are stock options (both nonstatutory stock options and incentive stock options (which may only be granted to employees)), restricted stock awards, RSUs (including PRUs) and SARs (each individually, an award).
Shares Reserved for Issuance. The total number of shares reserved under the Amended Plan since the 2013 Plan’s adoption is 43,701,672 shares, with 1,286,155 shares available for future issuance as of June 28, 2024).
Shares Returned to the Plan. Shares that are subject to issuance upon exercise of a stock option but cease to be subject to such stock option for any reason (other than exercise of such stock option), shares that are subject to an award that is granted but is subsequently forfeited or repurchased by Gen at the original issue price and shares that are subject to an award that terminates without shares being issued will again be available for grant and issuance under the Amended Plan.
Shares Not Returned to the Plan. Shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award, previously issued shares tendered by the participant to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award, shares that are not issued or delivered as a result of the net settlement of an outstanding stock option or SAR and shares that are repurchased on the open market with the proceeds of a stock option exercise price will not be available again for grant and issuance under the Amended Plan.
Reduction of Shares. For purposes of determining the number of shares available for grant under the Amended Plan, any equity award (i.e., a stock option, SAR, award of restricted stock or RSUs) will reduce the number of shares available for issuance by one share.
Per-Share Exercise Price. The per-share exercise price of stock options and SARs granted under the Amended Plan must equal at least the fair market value of a share of our common stock on the grant date of the stock option or SAR.
No Repricing. The exercise price of a stock option or SAR may not be reduced (repriced) and no stock option or SAR may be cancelled in exchange for an award with a lower exercise price or cash without first obtaining stockholder approval (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions).
Recoupment (Clawback) Policy; Insider Trading Policy. Under the Amended Plan, each participant must comply with applicable law, the Company’s Code of Conduct, Financial Code of Ethics, and the Company’s corporate policies, as applicable, including without limitation the Company’s Compensation Recoupment Policy. Notwithstanding anything to the contrary, (i) compliance with applicable law, the Company’s Code of Conduct, Financial Code of Ethics, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any award under the Amended Plan and (ii) any awards under the Amended Plan which are subject to the Company’s Compensation Recoupment Policy will not be earned or vested, even if already granted, paid or settled, until the Company’s Compensation Recoupment Policy ceases to apply to such awards and any other vesting conditions applicable to such awards are satisfied. In addition to requiring the recovery of compensation from current and former executive officers in the event of a restatement, our Compensation Recoupment Policy also allows our Compensation and Leadership Development Committee to recover performance-based cash and equity compensation from current and former executive officers in the event of a material violation of the Company’s Code of Conduct, Financial Code of Ethics or other Gen policy or awareness of or willful blindness to such misconduct. This policy operates in addition to any compensation recoupment provided for under the Company’s Executive Annual Incentive Plans or other equity arrangements. Awards under the Amended Plan are also subject to compliance with the Company’s insider trading policy.
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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
Number of Shares Per Calendar Year. No person will be eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the Amended Plan, except that new employees are eligible to receive up to a maximum of 3,000,000 shares in the calendar year in which they commence employment with us.
Non-Employee Director Compensation Limit. Under the Amended Plan, non-employee directors may be granted stock options and other equity awards either on a discretionary basis or pursuant to a policy adopted by the Board. Additionally, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board of Directors with respect to any fiscal year, including awards granted under the Amended Plan and cash fees paid by us to such non-employee director, will not exceed $900,000 in total value.
Beginning with the 2023 fiscal year pursuant to a policy adopted by the Board, on the date of the annual meeting occurring during each fiscal year, each non-employee director of the Board will receive an annual award of restricted stock units having a fair market value on the grant date equal to $260,000, which will vest 100% on the earlier of the first anniversary of the date of grant and the next annual meeting, subject to the director’s continued service through the vesting date. The amount of such grants will be prorated for directors who are appointed between annual meetings.
In addition, each non-employee director may elect to receive such director’s annual retainer fee in the form of restricted stock units in lieu of cash, which will be granted on the date of the annual meeting immediately following such election (or on the date of appointment for new non-employee directors who join the Board between annual meetings) and which will vest in equal portions quarterly on the same dates as the cash retainer.
Vesting and Exercisability. Awards become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the administrator and as set forth in the related award agreement. Vesting may be based on the passage of time in connection with services performed for us or upon achievement of performance goals or other criteria, which may include the performance goals that are set forth in the Amended Plan. The maximum term of each stock option and SAR is seven years from the date of grant. As a matter of practice, stock options have generally been subject to a four-year vesting period with a one-year period before any vesting occurs and are currently granted with a maximum term of seven years from the date of grant. Stock options cease vesting on the date of termination of service or the death or disability of the employee, and generally expire three months after the termination of the employee’s service to Gen or up to 12 months following the date of death or disability. However, if an employee is terminated for cause, the stock option expires upon termination. SARs become exercisable as they vest and are settled in cash or shares, as determined by the administrator, having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which Gen’s stock price on the date of exercise exceeds the exercise price of SARs. RSUs are settled in cash or shares, depending on the terms upon which they are granted, and only to the extent that they are vested. Shares subject to a restricted stock award that are unvested remain subject to our right of repurchase.
Performance Factors. The plan administrator will, in its sole discretion, determine the performance factors applicable to any award (including any adjustment(s) that will be applied in determining the achievement of such performance factors) on or prior to any time when the achievement of the performance factors associated with the applicable performance period remains substantially uncertain (referred to as the “Determination Date”). The plan administrator will determine and certify in writing the extent to which such performance factors have been timely achieved and the extent to which the shares subject to such award have thereby been earned (which may be by approval of the minutes in which the certification was made).
Performance factors may include any of the factors selected by the plan administrator and specified in an award agreement, from among the following objective measures: (1) profit; (2) billing; (3) revenue; (4) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (5) income; (6) operating margin; (7) gross margin; (8) operating expenses or operating expenses as a percentage of revenue; (9) earnings per share, adjusted for any stock split, stock dividend or other recapitalization; (10) stockholder return; (11) market share; (12) direct customer count; (13) return on assets or net assets programs; (14) the Company’s stock price or stock price performance, as adjusted for any stock split, stock dividend or other recapitalization; (15) growth in stockholder value relative to a pre-determined index; (16) return on equity; (17) return on investment; (18) return on capital; (19) share repurchases; (20) cash dividends; (21) cash flow; (22) cash conversion cycle; (23) cash; (24) cash equivalents; (25) economic value added; (26) individual confidential business objectives; (27) contract
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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
awards or backlog; (28) overhead or other expense reduction; (29) credit rating; (30) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan, succession planning, integration, peer reviews or other subjective or objective criteria); (31) succession plan development and implementation; (32) improvement in workforce diversity; (33) customer indicators; (34) new product releases, invention or innovation; (35) attainment of research and development milestones; (36) improvements in productivity; (37) employee productivity and satisfaction metrics; (38) bookings; (39) annual recurring revenue; (40) product, service and brand recognition/acceptance; (41) customer satisfaction; (42) expense targets; (43) cost control measures; (44) balance sheet metrics; (45) investments; (46) financings; (47) attainment of objective operating goals and employee metrics; (48) strategic transactions, including but not limited to, acquisitions, divestitures and spin-offs; (49) environmental, social and governance goals; (50) human capital goals (including, but not limited to, diversity, equity and inclusion, retention and talent development goals); (51) any derivations of the foregoing (e.g., income shall include pre-tax income, net income, operating income, etc.); and (52) any other metric that is capable of measurement as determined by the plan administrator.
Performance factors may be measured on such basis as the plan administrator determines, including but not limited to, individually, alternatively or in any combination, applied to the Company as a whole or any business unit or subsidiary, either individually, alternatively, or in any combination, and measured, to the extent applicable, annually or cumulatively over a period of years (or a period shorter than a year, if required in the context of the award), on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, or to the extent applicable, on a per-share basis. In addition, as determined by the plan administrator, financial performance factors may be based on GAAP or non-GAAP results and may provide for the adjustment of any applicable performance measure or performance results to reflect any unforeseeable, nonrecurring or infrequently occurring events, as the plan administrator determines to be appropriate in its sole discretion.
Minimum Vesting. All awards granted under the Amended Plan after the 2024 Annual Meeting must be subject to a minimum one-year vesting period following grant, with no portion of any award vesting prior to the end of such one-year vesting period. Notwithstanding the foregoing, up to 5% of the shares available for future distribution under the Amended Plan following the 2024 Annual Meeting may be granted pursuant to awards without such minimum vesting requirement and such minimum vesting requirement will not prevent the acceleration of vesting in connection with a corporate transaction or termination of employment or services pursuant to the terms of the Amended Plan or under other policies or contracts. In addition, any awards assumed or substituted in connection with an acquisition and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) will not be subject to this minimum vesting requirement.
Method of Exercise. The exercise price of stock options and the purchase price, if any, of other stock awards may be paid by cash, check, wire transfer or, where expressly approved by the administrator and permitted by applicable law, cancellation of indebtedness of Gen to the participant, surrender of shares held by the participant that have a fair market value on the date of surrender equal to the aggregate exercise price of the exercised or settled shares, cashless “net exercise” arrangement, waiver of compensation due or accrued to the participant for services rendered, broker assisted same-day sales (solely with respect to the exercise of a stock option) or other methods permitted by the Amended Plan, the administrator and applicable law. No participant will be permitted to execute a promissory note as partial or full consideration for the purchase of shares.
No Dividends Paid on Unvested Awards. No participant will be entitled to any dividends and other distributions in respect of unvested awards. Notwithstanding the foregoing, at the plan administrator’s discretion, a participant may be credited with dividends and other distributions in the case of any unvested award or unvested portion thereof (including but not limited to unvested shares of restricted stock), which may take the form of dividend equivalents or otherwise, provided that such dividends and other distributions will be paid or distributed to the participant only if, when and to the extent such award vests. The value of dividends and other distributions payable or distributable with respect to any unvested award or unvested portion thereof that does not vest will be forfeited. Dividend equivalents or otherwise may not be credited with respect to options and SARs unless such dividend equivalents comply with applicable law, including but not limited to Section 409A of the Code.
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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
Transferability. Unless determined otherwise by the plan administrator or its delegate(s) or pursuant to the Amended Plan, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by (i) a will or (ii) by the laws of descent or distribution. If the plan administrator makes an award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a permitted transferee, such award may contain such additional terms and conditions as the plan administrator or its delegate(s) deems appropriate; provided, however, that in no event may any award be transferred for consideration to a third-party financial institution.
All awards will be exercisable: during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, after the Participant’s death by the legal representative of the participant’s heirs or legatees; and in the case of all awards except incentive stock options, by a permitted transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative.
Adjustment of Shares. In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Gen without consideration or if there is a change in the corporate structure of Gen, then (a) the number of shares reserved for issuance and future grant under the Amended Plan, (b) the limits on the number of shares that may be issued to participants in a calendar year, (c) the exercise price and number of shares subject to outstanding stock options and SARs, (d) the maximum number of shares that may be issued as incentive stock options, (e) the maximum number of shares that may be issued to non-employee directors in a fiscal year and (f) the purchase price and number of shares subject to other outstanding awards, including restricted stock awards, will be proportionately adjusted, subject to any required action by the Board or our stockholders and subject to compliance with applicable securities laws. In the event of an extraordinary cash dividend, the plan administrator, in its sole discretion, may, in lieu of the any of the methods of adjustments set forth above, determine that: (a) participants holding outstanding RSUs will be entitled to receive a cash payment, with respect to each share subject to such awards, in an amount equal to the per-share extraordinary cash dividend amount, provided, however, that unless determined otherwise by the plan administrator, any cash payment or new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the participant has the right to receive with respect to the participant’s unvested RSUs will be issued subject to (i) the same vesting requirements applicable to the participant’s unvested RSUs and (ii) may be issued subject to such escrow arrangements as the plan administrator may deem appropriate, as set forth in the Amended Plan, and/or (b) the exercise price of outstanding stock options and SARs may be reduced by an amount equal to the per-share extraordinary cash dividend amount, provided, however, that, subject to applicable law, including but not limited to Section 409A of the Code, the plan administrator may, in its sole discretion, determine that a cash payment shall be made to a participant holding a stock option or SAR partially or entirely in lieu of such a reduction in exercise price on a per-share cent-for-cent basis.
Stock Withholding. When, under applicable tax laws, a participant incurs tax liability in connection with the grant, exercise or vesting of any award that is subject to tax withholding and the participant is obligated to pay the Company the amount required to be withheld, the plan administrator may allow the participant to satisfy the withholding tax obligation by electing to have the Company withhold from the shares to be issued that number of shares having a fair market value equal to the amount required to be withheld. All elections by a participant to have shares withheld for this purpose will be made in writing in a form and during a period acceptable to the plan administrator. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.
Corporate Transaction. Except as set forth in an award agreement, in the event of (a) a dissolution or liquidation of the Company, (b) the consummation of a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the awards granted under the Amended Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (c) the consummation of a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which
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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the consummation of any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), if the successor corporation (if any) fails to assume, replace or substitute awards pursuant to a transaction described above, upon the consummation of such corporate transaction (i) all such awards shall accelerate and be fully vested (or shall vest at such other level(s) as provided in an award agreement) with any performance-based awards vesting at target (or at such other level(s) as provided in an award agreement) and (ii) all such stock options or SARs shall be exercisable for a period of time as set forth in the award agreement. Notwithstanding the foregoing, a transaction described in (a) through (e) above must also qualify as a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of a corporation’s assets, as the case may be, within the meaning of Code Section 409A and the regulations thereunder.
Amendment or Termination of 2013 Plan. The Amended Plan, as amended, does not have a term. However, the Board may at any time amend or terminate the Amended Plan in any respect; provided, that the Board may not, without the approval of the stockholders of Gen, amend the Amended Plan to increase the number of shares that may be issued under the Amended Plan, change the designation of employees or class of employees eligible for participation in the Amended Plan, reduce (reprice) the exercise price of a stock option or SAR or cancel any stock option or SAR in exchange for an award with a lower exercise price or cash (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions), or materially modify a provision of the Amended Plan if the modification requires stockholder approval under Nasdaq rules.
Summary of Federal Income Tax Consequences of Awards Granted under the 2013 Equity Incentive Plan, as Amended and Restated
The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to Gen and participants in the Amended Plan with respect to awards granted under the Amended Plan. U.S. federal tax laws may change and U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.
Tax Treatment of the Participant
Incentive Stock Options. An optionee will recognize no income upon the grant of an incentive stock option (ISO) and will incur no tax upon exercise of an ISO unless for the year of exercise the optionee is subject to the alternative minimum tax (AMT). If the optionee holds the shares purchased upon exercise of the ISO (the ISO Shares) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the required holding period), then the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.
If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a disqualifying disposition), then gain realized upon such disposition, up to the difference between the stock option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.
Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO
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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.
Nonstatutory Stock Options. An optionee will not recognize any taxable income at the time a NSO is granted. However, upon exercise of a NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by Gen if the optionee is an employee. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss depending upon the amount of time the NSO shares were held by the optionee.
Restricted Stock Units. In general, no taxable income is realized upon the grant of a RSU award (including awards of PRUs). The participant will generally include in ordinary income, which will be subject to income tax withholding by Gen if the participant is an employee, the fair market value of the shares of stock that are delivered to the participant upon settlement, which generally occurs at the time the RSUs vest.
Restricted Stock. A participant receiving restricted shares for services recognizes taxable income when the shares become vested. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding by Gen if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the participant, subsequent appreciation or depreciation in the value of the shares is treated as long-term or short-term capital gain or loss depending on the amount of time the shares were held by the participant.
If the participant makes an election under Section 83(b) of the Code, the participant will include in income as ordinary income the fair market value of the shares of stock on the date of receipt of the award, less any purchase price paid for such shares. The income will be subject to withholding by Gen (either by payment in cash or withholding out of the participant’s award). If the award is subsequently forfeited, the participant will not receive any deduction for the amount treated as ordinary income.
Stock Appreciation Rights. A grant of a SAR has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by Gen if the recipient is an employee.
Tax Treatment of Gen
Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m), Gen generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the Amended Plan.
ERISA Information
The Amended Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Accounting Treatment
Gen will recognize compensation expense in connection with awards granted under the Amended Plan as required under applicable accounting standards. Gen currently recognizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.
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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
New Plan Benefits
The Amended Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended Plan. However, as noted above, each non-employee member of the Board who elected to receive restricted stock units in lieu of their annual cash retainer fees under the Amended Plan and is reelected for another term, will receive his or her grant on the date of the 2024 Annual Meeting. In addition, each non-employee director will receive an annual award of restricted stock units under the Amended Plan, having a fair market value on the grant date equal to $260,000. The following table summarizes the aggregate value of the shares that our current non-employee directors as a group may receive if they remain a director following the 2024 Annual Meeting (and assuming each director elects to receive restricted stock units in lieu of annual cash retainer fees) and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Amended Plan. All other future awards are discretionary and cannot be determined at this time.
Name	Stock Awards and Restricted Stock Units Granted
Named Executive Officers:
Vincent Pilette	—
Natalie M. Derse	—
Bryan Ko	—
Ondrej Vlcek	—
All current executive officers as a group (3 persons)(1)	—
All current non-employee directors as a group (8 persons)	$2,080,000(2)
All employees, excluding current executive officers	—
(1)	Consists of Mr. Pilette, Ms. Derse and Mr. Ko.
(2)
Consists of an annual restricted stock unit award with a grant date fair market value equal to $260,000 that may be granted to each non-employee director, who is elected at the 2024 Annual Meeting. The number of shares subject to each non-employee director’s stock awards and RSU awards will not be determinable until the grant date. See the section entitled “Director Compensation” on page 34 for more information.

As of June 28, 2024, since the inception of the 2013 Plan, the aggregate number of awards granted to each named executive officer and the various indicated groups under the 2013 Plan are:
Name	Number of Awards Granted under 2013 Plan(1)
Named Executive Officers:
Vincent Pilette	4,662,636
Natalie M. Derse	1,212,192
Bryan Ko	1,158,834
Ondrej Vlcek	342,524
All current executive officers as a group (3 persons)(2)	7,033,662
All current non-employee directors as a group (8 persons)(3)	516,610
All employees, excluding current executive officers	126,906,098
(1)
No awards have been granted under the 2013 Plan to any associate of any of our directors (including nominees) or executive officers and no person received 5% or more of the total awards granted under the 2013 Plan since its inception.

(2)	Consists of Mr. Pilette, Ms. Derse and Mr. Ko.
(3)
All the non-employee directors who are nominees for election as a director are included within this group in addition to Mr. Hao who was not nominated for election. The total number of shares that such nominees were granted on an individual basis are as follows: Susan P. Barsamian: 73,522; Pavel Baudis: 25,310; Eric K. Brandt: 54,931; Frank E. Dangeard: 130,936; Nora M. Denzel: 56,468; Peter A. Feld: 80,134; Emily Heath: 46,372; and Sherrese M. Smith: 48,937.

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Proposal No. 4 — Approval of Amendment and Restatement of the 2013 Equity Incentive Plan
Equity Compensation Plan Information
The following table gives information about Gen’s common stock that may be issued upon the exercise of stock options, warrants and rights under all of Gen’s existing equity compensation plans as of March 29, 2024:
	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	49,431,828(1)
Equity compensation plans not approved by security holders	—(2)	—	5,837,082(3)
Total	—	—	55,268,910
(1)
Represents 30,528,881 shares remaining available for future issuance under Gen’s 2008 Employee Stock Purchase Plan, including shares subject to purchase during the current offering period, which commenced on February 16, 2024 (the exact number of which will not be known until the purchase date on August 15, 2024), 13,662,028 shares issuable upon settlement of PRUs (at 100% of target) and RSUs, and 5,240,919 shares issuable for future grant under our 2013 Plan as of March 29, 2024. Please refer to the beginning of the plan proposal for share count data by plan as of June 28, 2024, which better reflects the most accurate and available share information.

(2)
Excludes outstanding stock options to acquire 113,280 shares as of March 29, 2024 that were assumed as part of various acquisitions. The weighted average exercise price of these outstanding stock options was $6.28 as of March 29, 2024. In connection with these acquisitions, Gen has only assumed outstanding stock options and rights, but not the plan themselves (except for the Avast plc 2018 Long Term Incentive Plan assumed in connection with the Avast Merger), and therefore, no further stock options may be granted under these acquired-company plans.

(3)
Represents 2,950,765 shares issuable upon settlement of RSUs assumed in connection with the Avast Merger as of March 29, 2024 and 2,886,317 shares issuable for future grant under the Avast plc 2018 Long Term Incentive Plan (assumed in connection with the Avast Merger) as of March 29, 2024. Please refer to the beginning of the plan proposal for share count data by plan as of June 28, 2024, which better reflects the most accurate and available share information.

Material Terms of the Avast plc 2018 Long Term Incentive Plan
The Avast plc 2018 Long Term Incentive Plan (the “Avast LTIP”), which was assumed by Gen in connection with the Avast Merger, was originally adopted by the board of directors of Avast Limited (Avast) on May 9, 2018, approved by the shareholders of Avast on May 9, 2018, effective as of August 12, 2019, and amended by Gen’s Board on September 9, 2022.
The purpose of the Avast LTIP is to provide incentives to attract, retain and motivate eligible persons, whose present and potential contributions are important to the success of Gen its direct and indirect parent undertakings, and any subsidiary undertakings of Gen or Gen’s direct and indirect parent undertakings (together, the “Group Companies”), by offering them an opportunity to participate in the Company’s future performance through equity awards, which may include stock options that do not qualify as incentive stock options under Section 422 of the Code, restricted stock units, performance stock units, and other cash settled equivalents. Any employee or executive director of the Group Companies is generally eligible to participate in the Avast LTIP, except awards may not be granted under the Avast LTIP to individuals who were employees or directors of Gen or its subsidiaries on the date immediately before the consummation of the Avast Merger.
The maximum aggregate number of shares that may be issued pursuant to awards under the Avast LTIP may not exceed 8,041,071 shares, and as of March 29, 2024, 5,837,082 shares (2,423,223 as of June 28, 2024) were remaining for issuance under the Avast LTIP, as set forth in the table above. The maximum aggregate market value of shares over which awards may be granted to any participant under the Avast LTIP during any financial year of Gen is (a) 500% of the participant’s annual base salary or (b) 750% of the participant’s annual base salary if the Board determines that exceptional circumstances exist that justify a higher maximum. No awards may be granted under the Avast LTIP after May 9, 2028, the tenth anniversary of the date the Avast LTIP was originally adopted by the Avast board of directors, unless the Avast LTIP is sooner terminated by Gen’s Board.
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Our Executive Officers
The names, ages and positions of our executive officers on July 15, 2024 are shown below.
Name	Age	Position
Vincent Pilette	52	Chief Executive Officer
Natalie M. Derse	47	Chief Financial Officer
Bryan Ko	53	Chief Legal Officer, Secretary and Head of Corporate Development
The Board chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Gen.
For information regarding Mr. Pilette, please refer to Proposal No. 1, “Election of Directors” above.
Ms. Derse has served as our Chief Financial Officer since July 2020. Ms. Derse previously served in numerous financial capacities with eBay, Inc., a global commerce marketplace, from July 2011 through July 2020, most recently as its Vice President and Chief Financial Officer, Global Product, Platform, Payments, Risk and Trust and previously as Vice President of Finance, Chief Audit Executive, Vice President, CFO Americas, Vice President, Americas Business Operations & General Manager Rest of Americas, and Senior Director, Global FP&A. Prior to joining eBay, Ms. Derse served in a variety of capacities at Stanley Black & Decker, Inc., a manufacturer of hand and power tools, from February 2008 through July 2011. Before that, Ms. Derse spent over ten years in numerous financial roles with General Electric Company, a global digital industrial company. Ms. Derse holds a Bachelor of Science degree in finance from the University of Dayton, Ohio.
Mr. Ko has served as our Chief Legal Officer, Secretary and Head of Corporate Affairs since January 2020. Before joining Gen, Mr. Ko served as Logitech International’s general counsel, corporate secretary and head of corporate development from January 2015 through January 2020. Prior to joining Logitech, he was general counsel and corporate secretary for Fuhu, Inc., a late-stage startup in 2014. From 2000 to 2014, he served in a variety of legal roles at Electronics For Imaging, Inc., including the last six years as general counsel and vice president of strategic relations. Prior to joining EFI, Bryan was an associate at Shearman & Sterling in the firm’s Mergers & Acquisitions and Real Property groups. He received his M.B.A. and Bachelor of Arts degrees from UC Berkeley and his J.D. from Rutgers University School of Law.
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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information, as of July 15, 2024, with respect to the beneficial ownership of Gen common stock by (i) each stockholder known by Gen to be the beneficial owner of more than 5% of Gen common stock, (ii) each current member of the Board or director nominee, (iii) the named executive officers of Gen included in the Summary Compensation Table appearing on page 83 of this Proxy Statement and (iv) all current executive officers and directors of Gen as a group.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 615,205,547 shares of Gen common stock outstanding as of July 15, 2024. Shares of common stock subject to restricted stock units vesting on or before September 13, 2024 (within 60 days of July 15, 2024) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Gen Digital Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281.
Five Percent Owners of Common Stock
	Shares Beneficially Owned
Name and Mailing Address	Number	Percent
Vanguard Group Inc.(1) PO Box 2600, V26, Valley Forge, PA 19482-2600	67,225,728	10.9%
BlackRock, Inc.(2) 50 Hudson Yards, New York, NY 10001	59,904,949	9.7%
PaBa Software s.r.o.(3) Brabcova 1159/2 Praha, 147 00 Prague 4, Czech Republic	49,816,185	8.1%
FMR LLC(4) 245 Summer Street, Boston, MA 02210	43,426,977	7.1%
(1)	Based solely on a Schedule 13F filing made by Vanguard Group Inc on May 10, 2024.
(2)	Based solely on a Schedule 13F filing made by Blackrock, Inc. on May 10, 2024.
(3)	Based solely on a Schedule 13D Filed on July 28, 2023. Mr. Baudis is the sole owner of PaBa Software s.r.o. and has full voting and dispositive power.
(4)	Based solely on a Schedule 13F filing made by FMR LLC on May 13, 2024.
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Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Executive Officers and Directors
	Shares Beneficially Owned
Name	Number	Percent
Pavel Baudis(1)	49,837,904	8.1%
Peter A. Feld(2)	17,947,276	2.9%
Ondrej Vlcek(3)	4,143,326	*
Vincent Pilette(4)	2,011,657	*
Bryan S. Ko	415,573	*
Frank E. Dangeard(5)	177,623	*
Natalie M. Derse	160,897	*
Susan P. Barsamian(6)	81,025	*
Eric K. Brandt(7)	59,646	*
Nora M. Denzel(8)	56,468	*
Sherrese M. Smith(9)	51,396	*
Emily Heath(10)	48,342	*
All Current Directors and Executive Officers as a Group (12 Persons)	74,991,133	12.2%
*	Less than 1%
(1)
Includes 13,340 shares issuable upon the settlement of RSUs vesting on September 12, 2024 and 49,816,185 shares beneficially owned by PaBa Software s.r.o., of which Mr. Baudis is the sole owner and is deemed to have full voting and dispositive power.

(2)
Includes 13,982 shares issuable upon the settlement of RSUs vesting on September 1, 2024 and September 12, 2024 and 17,858,904 shares of common stock beneficially owned by Starboard Value LP and its affiliates. Mr. Feld is a Managing Member, Portfolio Manager and Head of Research of Starboard Value LP and may be deemed to share voting and dispositive power over these shares. Starboard Value LP’s address is 777 Third Avenue, New York, New York 10017.

(3)	Includes 302,000 shares of common stock held by the Vlcek Family Foundation for which Mr. Vlcek exercises voting and dispositive power.
(4)	Includes 103,000 shares held by the VPJW Revocable Trust and 517,477 shares held by the VPJW Exempt Gift Trust, both for which Mr. Pilette exercises voting and dispositive power.
(5)	Includes 13,982 shares issuable upon the settlement of RSUs vesting on September 1, 2024 and September 12, 2024.
(6)
Includes 13,340 shares issuable upon the settlement of RSUs vesting on September 12, 2024 and 67,685 shares held by the Romans-Barsamian Revocable Trust for which Ms. Barsamian exercises voting and dispositive power.

(7)	Includes 13,340 shares issuable upon the settlement of RSUs vesting on September 12, 2024 and 46,306 shares held by The Brandt Family Trust for which Mr. Brandt exercises voting and dispositive power.
(8)	Includes 13,340 shares issuable upon the settlement of RSUs vesting on September 12, 2024.
(9)	Includes 13,982 shares issuable upon the settlement of RSUs vesting on September 1, 2024 and September 12, 2024.
(10)	Includes 13,340 shares issuable upon the settlement of RSUs vesting on September 12, 2024.
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Executive Compensation and Related Information
Compensation Discussion & Analysis
This compensation discussion and analysis (CD&A) provides an overview of our executive compensation philosophy, our fiscal year 2024 (FY24) executive compensation program, and the FY24 compensation decisions made by the Compensation Leadership and Development Committee (Compensation and Leadership Development Committee) with respect to the executive officers who are identified in the “Summary Compensation Table” below (NEOs):
NEOs
Named Executive Officer	Title
Vincent Pilette	Chief Executive Officer (CEO)
Natalie Derse	Chief Financial Officer (CFO)
Bryan Ko	Chief Legal Officer, Corporate Secretary and Head of Corporate Affairs
Ondrej Vlcek	Former President
(1)
Following FY24 year end, on June 13, 2024, Mr. Vlcek transitioned from Gen and departed from his role as President, but will continue to serve as a member of the Board and provide consulting services to the Company to ensure an orderly transition.

Executive Compensation Summary
About Gen
We are a global company powering Digital Freedom with a family of trusted consumer brands including Norton, Avast, LifeLock, Avira, AVG, ReputationDefender and CCleaner. Our core cyber safety portfolio provides protection across three key categories in multiple channels and geographies, including security and performance, identity protection, and online privacy. We have built a technology platform that brings together software and service capabilities within these three categories into a comprehensive and easy-to-use integrated platform across our brands. We bring award-winning products and services in cybersecurity, privacy and identity protection to approximately 500 million users in more than 150 countries so they can live their digital lives safely, privately, and confidently today and for generations to come.
FY24 Executive Compensation at a Glance
In FY24, our Compensation and Leadership Development Committee approved an executive compensation program that was intended to drive long-term value creation for our combined company and our stockholders and reward actual performance for both short-term and long-term objectives, with commensurate payouts for extraordinary performance. We continued to value the importance of diversity, equity, and inclusion, given our global customer base, and our Compensation and Leadership Development Committee again incorporated diversity-related metrics into our annual incentive plan.
Our stockholders have provided high levels of support for our executive compensation program. At our 2023 Annual Meeting of Stockholders, the vote on the fiscal year 2023 compensation of our named executive officers passed with approximately 92% of the total votes cast (for or against). We believe this support reflects our strong pay-for-performance alignment, our commitment to reflecting best governance practices in our compensation
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program, and our active engagement and open dialogue with our stockholders. The Compensation and Leadership Development Committee regularly takes feedback received from stockholders into consideration when making decisions regarding our executive compensation program.
Our Compensation Philosophy
Drive Business Success	Our executive compensation program is designed to drive our success as a market leader in cybersecurity, privacy, and identity.
Pay for Performance
Our focus is to reward for outstanding company and individual performance, team success, and quantitative results that drive our short- and long-term company objectives; we aim to closely align the majority of our executive officers’ overall target total compensation via long-term performance-based incentives.

Attract and Retain	We aim to attract and retain high performing and talented executive officers while maximizing long-term stockholder value.
Balancing and Aligning Interests with Stockholders
Equity awards with multi-year vesting and performance requirements help align our executive officers’ pay with the creation of long-term shareholder return. In addition, we are sensitive to how equity investments will impact our cost structure and stockholder dilution.

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Executive Compensation and Related Information
FY24 Performance Highlights and Pay for Performance Alignment
In FY24, we delivered another year of profitable growth as we saw most of our key financial metrics increase due to an additional five and a half months of revenue and bookings contribution from the Avast Acquisition, as reflected in the table below. GAAP operating margin decreased, primarily due to an increase in legal accrual related to ongoing litigation and an increase in amortization of intangible assets recognized as a result of our acquisition of Avast. Our FY23 GAAP EPS and FY24 cash flow was impacted by an $899 million income tax refund related to the filing of our fiscal 2023 tax return. We expanded non-GAAP operating margin and EPS as we scaled topline and executed on our cost synergies from the merger with Avast (the Avast Merger).

*	See Annex A for a reconciliation of non-GAAP EPS and non-GAAP operating margin to GAAP EPS and GAAP operating margin.
We also saw strong results with respect to our key performance metrics, as we increased direct customer count, bookings, retention rate, and average revenue per user (ARPU) year-over-year.
Since the closing of the Avast Merger, we have increased our direct customer base to over 39 million, overall annual ARPU by over $3, and our overall retention rate by two points. Each of these improved key performance metrics is a testament to the increased value we are providing our customers with our expanded product portfolio offerings and channel distribution.

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In FY24, we undertook a number of actions to return capital to shareholders and increase shareholder value, including $1,183 million of debt repayment, repurchasing approximately 21 million shares of our common stock for an aggregate amount of $441 million, and paying a total of $323 million in quarterly dividends to stockholders.
We believe that the compensation received by our NEOs for FY24 reflects our performance and accomplishments this past year as well as the rigor of our performance goals. The following table presents a summary of the performance- based components of our FY24 executive compensation program and FY24 compensation decisions related to prior fiscal year compensation programs.
Component(1)	Metric	Achievement of target or application of modifier	Executive Officer Funding
FY24 Executive Annual Incentive Plan (EAIP)	50% based on FY24 non-GAAP operating income	98.1%	71%
	50% based on FY24 bookings growth	99.3%	88%
	DEI modifier (applied after determining payout based on FY24 bookings growth & operating income metrics)	✔	+5%
FY24 Performance-based Restricted Stock Units	50% based on 3-year total shareholder return (TSR) relative to the Nasdaq Composite Index	NA	NA
	50% based on average bookings growth and average non-GAAP operating margin >50%	NA	NA
FY22 Performance-based Restricted Stock Units(2)	50% based on 3-year TSR relative to the Nasdaq Composite Index	74.88% Rank	199%
	50% based on CAGR for revenue	6.0%	150%
(1)
Please see discussion in the CD&A section of this proxy statement below for more detail regarding how these metrics are calculated. We generally excluded any discussion of PRUs granted in prior fiscal years for which no compensation decisions were made in FY24 or based on FY24 performance, except we have included a brief discussion of PRUs granted in previous years under our Value Creation Program.

(2)	Achievement certified by the Compensation and Leadership Development Committee following the end of FY24.
Say-On-Pay and Stockholder Engagement
At our 2023 Annual Meeting of Stockholders, the vote on the fiscal year 2023 (FY23) compensation of our NEOs passed with approximately 92% of the votes cast (excluding abstentions).
In addition to our annual “say-on-pay” vote, we are committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them and to enable Gen to address them effectively. We routinely interact and communicate with stockholders through a number of forums, including through quarterly earnings presentations, SEC filings (including the Annual Report and Proxy Statement), the Annual Meeting, our in-person Analyst Investor Day, and investor meetings, events and conferences.
During 2024, we completed investor outreach to a majority of our largest stockholders and a large portion of our most active stockholders. In these meetings, we discussed matters such as Gen’s results, prospects, business model, corporate governance, and executive compensation programs and goal settings and metrics. Following these meetings, we shared stockholder feedback and trends and developments about corporate governance, environmental and social matters, executive compensation and other issues with our Board, our Compensation and Leadership Development Committee and our Nominating and Governance Committee, as we seek to enhance our corporate governance and executive compensation program and improve our disclosures.
Additionally, accountability to our stockholders continues to be an important component of the Company’s success. We take accountability seriously and seek feedback through stockholder engagement to understand investor views and preferences.
Following our discussions with investors this year, we determined not to make any changes to our corporate governance. We also determined it to be appropriate for the FY24 compensation program to maintain many of the same elements as our FY23 compensation program, except our FY24 executive annual incentive plan metrics of non-GAAP operating income and bookings were modified to reflect a weighting of 50% each (previously non-GAAP
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Executive Compensation and Related Information
operating income served only as a threshold goal) to help drive and focus our executives to deliver on the promised cost synergies related to the Avast Merger. We look forward to continued engagement and dialogue with our stockholders to better meet their needs and expectations.
Our Executive Compensation Program Continues to Reflect Best Governance Practices
Our Compensation and Leadership Development Committee designed our FY24 compensation program to be consistent with leading corporate governance and executive compensation practices:
What We Do
At risk pay	The majority of pay for our CEO and other NEOs is at risk and/or performance-based.
Link to results
Our short-term incentive compensation is linked directly to our financial results and may be modified by performance against certain DEI metrics. A significant portion of our long-term incentive compensation is linked directly to multi-year financial results and relative TSR.

Predetermined goals	We reward performance that meets our short- and long-term predetermined goals.
Capped payouts	We cap payouts under our incentive plans to discourage excessive or inappropriate risk taking by our NEOs.
Peer group	We have a relevant peer group and reevaluate the peer group annually.
Ownership guidelines	We have robust stock ownership guidelines for our executive officers and directors.
Clawback policy	We have a comprehensive “clawback” policy, applicable to all performance-based compensation granted to our executive officers.
Double-trigger acceleration	We only provide for “double-trigger” change-in-control payments and benefits for our executive officers.
Capped severance
We do not provide for any potential cash severance payments that exceed more than 1x our executive officers’ base salary and target bonus, and we maintain a policy requiring stockholder approval of any cash severance benefits exceeding 2.99 times the sum of an executive officer’s base salary plus target bonus.

Independent consultant	Our Compensation and Leadership Development Committee retains an independent compensation consultant.
Say-on-pay	We hold an annual advisory vote on named executive officer compensation.
Stockholder engagement	We seek feedback on executive compensation through stockholder engagement.
Minimum vesting	We require one-year minimum vesting on all stock award grants to employees, with very limited exceptions.
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Executive Compensation and Related Information
What We Don’t Do
No performance, no pay	We do not pay performance-based cash or equity awards for unsatisfied performance goals.
No minimum payouts	Our compensation plans do not have minimum guaranteed payout levels.
No automatic increases	We do not provide for automatic salary increases or equity award grants in offer letters or employment agreements.
No short sales, hedging	With very limited exceptions, we do not permit short-sales, hedging or pledging of our stock.
No golden parachutes	We do not provide “golden parachute” excise tax gross-ups.
No excessive severance	We do not provide excessive severance payments.
No SERPs	We do not provide executive pension plans or SERPs.
No excessive perks	We do not provide excessive perquisites.
No repricing	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.
No unvested dividends	We do not permit the payment of dividend or dividend equivalents on unvested equity awards.
Compensation Components
FY24 Component	Form of Compensation	Performance Period	Metrics and Performance Criteria	Details
Base Salary	Cash	Annual	NEO base salary changes reviewed annually by CEO & Compensation and Leadership Development Committee (only the Compensation and Leadership Development Committee for CEO changes)	Page 67
Executive Annual Incentive Plan	Cash	Annual	50% based on Bookings growth 50% based on non-GAAP operating income Final payout subject to a DEI modifier -/+10%.	Page 67
Annual Equity Incentive Awards	Performance-based Restricted Stock Unit (PRUs)	Vests at the end of a three-year period	50% of PRUs vest in full at end of FY26 based on achievement of our 3-year relative TSR versus the Nasdaq Composite Index.	Page 70
50% of PRUs vest in full at end of FY26 based on average bookings growth and average non-GAAP operating margin >50% over a multi-year period.
	Restricted Stock Unit (RSUs)	Vests annually over three years	Service and time-based vesting.	Page 73
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Executive Compensation and Related Information
Appropriate Pay Mix
Our FY24 compensation philosophy is designed around “pay-for-performance” so that a large portion of our NEOs’ total target direct compensation is “at-risk” and performance-based. In determining the mix of the various reward elements and the value of each component, the Compensation and Leadership Development Committee considered the executive’s role, the competitiveness of the market for executive talent, company performance, individual performance, internal pay equity, historical compensation, and retention concerns. Executive officers generally have a greater portion of their compensation at risk through short- and long-term incentive programs than the rest of our employee population because of their relatively greater responsibility and ability to influence Gen’s performance.
From time to time, special business conditions, such as a highly competitive talent market and acquisitions that create unique business needs, may warrant additional compensation, such as equity awards to properly incentivize and retain executive officers. In FY24, we did not grant any equity awards outside of normal executive compensation incentive programs to our NEOs.
As illustrated by the following charts, for FY24, approximately 94% of our current CEO’s annual target total direct compensation was at-risk and approximately 65% is performance-based, and on average approximately 90% of our other named executive officers’ annual target total direct compensation opportunity was at-risk, and approximately 63% is performance-based.

*	EAIP is reflected at target and does not reflect the actual payout. PRUs and RSUs are reflected at their grant date fair value.
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Executive Compensation and Related Information
CEO Compensation and Performance Alignment
The Compensation and Leadership Development Committee takes seriously its responsibility to maintain appropriate pay for performance alignment, and believes the compensation received by our NEOs for FY24 reflects our performance and accomplishments this past year as well as the rigor of our performance goals. We set rigorous short- and long-term incentive goals and use equity awards to ensure executive compensation is aligned with stockholder value creation, as illustrated in the chart below, which shows the relationship between our CEO’s target compensation and his realizable pay for FY24. Our CEO’s realizable pay increased due to an increase of our stock price and an improvement in our operational performance.

*
“Target Pay” is the sum of (a) our CEO’s salary rate for FY24, (b) his FY24 target annual cash incentive award opportunity, and (c) the grant date fair value of his long-term incentive compensation awards granted in FY24.

**
“Realizable Pay” is the sum of (a) our CEO’s salary earned for FY24, (b) his annual incentive award earned for FY24, (c) the value of his RSUs granted in FY24, are valued based on our closing stock price on March 29, 2024, the last trading day of FY24, multiplied by the number of unvested RSUs, and (d) the value of PRUs granted in FY24 are valued based on the target number of shares multiplied by our closing stock price on March 29, 2024. This value will fluctuate over time and does not represent what the CEO received as of the end of FY24.

Base Salary
Philosophy	Provide fixed compensation to attract and retain key executives.
Considerations
Key executives’ salaries reviewed and set annually by the CEO & Compensation and Leadership Development Committee (or just the Compensation and Leadership Development Committee with respect to CEO salary).

Role and responsibilities, past and anticipated future contributions, positioning relative to our compensation peer group, internal pay equity and our overall salary budget.
Annual salary review by CEO for other executives.
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Executive Compensation and Related Information
Annual Cash Incentive Award
Philosophy	Establish appropriate, market competitive, short-term performance measures to help drive future growth and profitability, and support accountability and progress towards our DEI goals.
Reward achievement of short-term performance measures consistent with financial plan and DEI strategy.
Target Amount Considerations	Role and responsibilities, past and anticipated future contributions, positioning relative to our compensation peer group and internal pay equity.
Desired market position for each NEO.
Award Design Considerations
We believe program metrics strongly correlate with stockholder value creation, are transparent to investors, balance growth and profitability, and reflect our mission to increase global representation of our underrepresented groups at all levels.

Metrics are established based on a range of inputs, including short-term growth objectives for our products, external market economic conditions, the competitive environment, our internal budgets and market expectations, and our talent management strategy.

Financial and operating performance payout curves set to substantially drive increased customer subscriptions and profit in accordance with our FY24 financial plan.
DEI goals were intended to be clear and actionable and intended to drive accountability at the management level.
Performance Conditions	Bookings growth and non-GAAP operating income targets, with a modifier (+/- 10%) based on progress towards multi-year DEI goals.
See Annex A for the definition of bookings and a reconciliation of non-GAAP operating income to GAAP operating income.
Annual Equity Incentive Awards
Philosophy	Establish appropriate, market competitive, performance measures to substantially drive future short- and long-term growth and profitability.
Multi-year vesting and performance requirements help align our NEOs’ pay with the creation of long-term shareholder return.
Provide meaningful and appropriate incentives for our long-term success to attract and retain talent in a highly competitive market.
Reward NEOs for creating stockholder value over the long term.
Grant Mix	Equity awards are a mix of PRUs and RSUs, with PRUs comprising the majority.
Target Amount Considerations
NEO’s role and responsibilities, past and anticipated future contributions, the NEO’s past award amounts and the amount of unvested equity held by the NEO, positioning relative to our compensation peer group, internal pay equity and gains recognizable by the NEO from equity awards made in prior years.

Award Design Consideration	NEOs should be incentivized to drive long-term financial performance, including share price appreciation.
Metrics should align with long-term financial and operational goals and balance top-line growth with profitability.
There should be a relative performance measure that should reflect representation of the potential opportunity cost of investing in Gen versus other Nasdaq companies.
Attract and retain valuable NEOs.
Vesting Conditions	50% of PRUs vest in full at end of FY26 based on achievement of 3-year relative TSR versus the Nasdaq Composite Index.
50% of PRUs vest in full at end of FY26 based on average bookings growth and average non-GAAP operating margin >50% over a three-year period (FY24 to FY26).
100% of RSUs are time-based and vest annually over three years: (33%/33%/34%).
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Executive Compensation and Related Information
Base Salary
The following table presents each NEO’s annual base salary for FY24.
Named Executive Officer	FY23 Annual Salary ($)	Change in Salary (%)	FY24 Annual Salary ($)
Vincent Pilette	950,000	0%	950,000
Natalie Derse	550,000	9%	600,000
Bryan Ko	530,000	0%	530,000
Ondrej Vlcek	738,989	0%	738,989
The Compensation and Leadership Development Committee approved an increase in Ms. Derse’s annual base salary effective July 1, 2023 after considering her role and responsibilities, her past and anticipated future contributions, her key strengths and development opportunities, the compensation provided to individuals in comparable positions in our compensation peer group, internal pay equity and our overall salary budget.
All other NEOs outside of Ms. Derse remained at the same level of base salary as they received in FY23.
Executive Annual Incentive Plan (EAIP)
The following table presents each NEO’s target incentive opportunity for FY24 under the FY24 Executive Annual Incentive Plan (the FY24 EAIP) expressed as a percentage of base salary. Only Ms. Derse received an increase in her target bonus opportunity effective July 1, 2023, for the same reasons discussed above. There was no increase in the target percentages of our other NEOs in FY24.
Named Executive Officer	FY24 Individual Incentive Target (%)	FY24 Target ($)
Vincent Pilette	125	1,187,500
Natalie Derse	100	600,000
Bryan Ko	80	424,000
Ondrej Vlcek	100	738,989
The amount of each NEO’s actual payout amount under the FY24 EAIP was based on the following formula. This was the same formula used for our FY23 EAIP, except the Bookings Growth metric was reduced to 50% and non-GAAP Operating Income was included as a weighted metric of 50% rather than as a threshold goal to help drive and focus our executives to deliver on the promised cost synergies related to the Avast merger.

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Executive Compensation and Related Information
Executive Annual Incentive Plan —  Company Performance Metrics
The Compensation and Leadership Development Committee selected company performance metrics under the FY24 EAIP to create strong alignment between company performance and NEO annual incentive payouts.
Measure	Definition	Purpose
Bookings Growth (weighted 50%)	“Bookings,” as described in “Annex A — Reconciliations” in this proxy statement.	Bookings aligns to Gen’s growth objectives by incentivizing our executives to drive new customer subscriptions.
Non-GAAP Operating Income (weighted 50%)	“Non-GAAP operating income,” as described in “Annex A — Reconciliations” in this proxy statement.	Non-GAAP operating income aligns to our long-term business model to increase Gen’s profitability.
Any payout under the FY24 EAIP was determined based on bookings growth and non-GAAP operating income achievement, subject to adjustment upwards or downwards for each NEO by up to 10% based on progress made towards our long-term DEI goals. Both the target bookings growth and non-GAAP operating income goals were set above prior year results and are designed to be rigorous by requiring better-than-plan performance to achieve target payout. The maximum possible payout for the FY24 EAIP was limited to 200% regardless of DEI modifier performance.
	Bookings Percent of Plan(1)	Operating Income Percent of Plan(1)	Funding (%)
Threshold	95%	95%	0%
Target	100%	100%	100%
Max	105%	104%	200%
(1)	Funding based on linear interpolation for performance between threshold and target and target and maximum performance. We do not disclose actual dollar performance goals for competitive reasons.
Executive Annual Incentive Plan — Company Results
For FY24, the Compensation and Leadership Development Committee approved bookings achievement of 99.3% of plan and approved operating income achievement of 98.1% of plan, which resulted in funding at 80% overall. The following graph shows the threshold, target, and maximum payouts under the FY24 EAIP, along with actual company performance and funding.

In addition to our bookings growth metric and non-GAAP operating metric achievement, the EAIP has a +/- 10% DEI modifier that can be applied to the final EAIP payout at the discretion of the CEO & Compensation and Leadership Development Committee, which is based on the achievement against DEI metrics and representation, which includes leadership among women and underrepresented minorities, and each NEO’s contributions toward such goals.
Our two-year plan consists of diversity representation goals across the following segments: female, URM and black representation, with goals expressed as a percentage of our overall company headcount for female and of the US population for URM and black cohorts. Additionally, we have goals to increase leadership (director & above) in each
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Executive Compensation and Related Information
of these categories. We believe attaining such representation goals are important to ensure that the views and interests of our global customer base are adequately represented in our workforce. In FY24, we increased representation across all segments, and, in year one, achieved more than 50% of our two-year plan.
Given the achievements in FY24, and considering the overall business performance of the Company and our NEOs, the Compensation and Leadership Development Committee approved a 5% DEI modifier to be applied to all NEOs final FY24 EAIP payout.
Executive Annual Incentive Plan — FY23 Payout Results
NEO	Base Salary ($)	Annual Incentive Target (%)	Company Performance Funding Achievement (%)	DEI Modifier (%)(+/-)	Individual Payout Amount ($)
Vincent Pilette	950,000	125	80	5	1,009,375
Natalie Derse	600,000	100	80	5	510,000
Bryan Ko	530,000	80	80	5	360,400
Ondrej Vlcek	738,989	100	80	5	628,141
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Executive Compensation and Related Information
Equity Incentive Awards
Annual Equity Incentive Awards  —  Overview
The primary purpose of our annual equity incentive award program is to align the interests of our NEOs with those of our stockholders by rewarding the NEOs for creating stockholder value over the long term. By compensating our NEOs with annual equity incentive awards, our NEOs have an opportunity to realize a stake in Gen’s financial future. The gains realized in the long term depend on our NEOs’ ability to drive the financial performance of Gen and our share price performance.
When granting annual equity incentive awards to NEOs, we consider their role and responsibilities, past and anticipated future contributions, the NEO’s past award amounts and the amount of unvested equity held by the NEO, positioning relative to our compensation peer group, internal pay equity and gains recognizable by the NEO from equity awards made in prior years.
The Board and the Compensation and Leadership Development Committee believed that for the FY24 annual equity incentive award program, a mix of PRUs and RSUs continued to be the appropriate annual long-term equity incentive for NEOs.
All NEOs received 60% of the value of their target annual equity incentive award in the form of PRUs and 40% being in the form of RSUs. This mix is a common practice among the external market and our FY24 peer group, and we believe that such a mix will motivate our NEOs to contribute to our long-term success and stock price appreciation while also encouraging long-term retention.

Annual Equity Incentive Awards — FY24 Performance-based Restricted Stock Units
In FY24, each of our NEOs received a grant of FY24 PRUs, which vest based on the achievement of two equally weighted metrics:
•	Three-year relative TSR measured against the Nasdaq Composite Index; and
•	Three-year Average Bookings Growth Percentage plus Average non-GAAP Operating Margin Percentage Greater than 50% ending April 3, 2026.
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In FY24, we maintained a blended bookings growth and non-GAAP operating margin goal to reflect the view that we should balance sustained topline growth with profitability. The table and charts below provide more information regarding our FY24 PRU design:
Metric	Measurement Period	Metric Objective (50% of Target)	Vesting Conditions
3-year relative TSR vs. Nasdaq Composite Index	FY24-FY26	Measures our long-term performance against companies in the Nasdaq to drive enterprise value creation.	Earned portion vests at end of FY26.
3-year Bookings Growth Plus Average Non-GAAP Operating Margin Points >50%(1)(2)	Measured over last three-years of FY24-FY26	Measures average bookings growth and average non-GAAP operating margin growth over 50% as measured over a multiple year period to drive topline growth as well as profitability.	Earned portion vests at end of FY26.
(1)	For example, if achievement of average bookings growth is 3% and average non-GAAP operating margin for the performance period is 55%, final achievement equates to 8% (3% + (55-50%, or 5%)).
(2)	“Non-GAAP operating margin” is determined as described in “Annex A — Reconciliations” in this proxy statement.
FY24 PRU Design — TSR Component

FY24 PRU Design — Bookings Growth Plus Average Non-GAAP Operating Margin Component

Mr. Pilette, Ms. Derse, Mr. Ko and Mr. Vlcek were granted their PRUs by the Compensation and Leadership Development Committee in May 2024. As described in more detail below under the heading “Vlcek Departure,” in connection with Mr. Vlcek’s departure from his role as President, all of Mr. Vlcek’s unvested PRUs were forfeited as of June 13, 2024.
The Board and the Compensation and Leadership Development Committee believe that TSR promotes stockholder alignment and creates an unambiguous link between the compensation of our NEOs to long-term enterprise value creation since this metric is directly linked to our long-term TSR relative to the Nasdaq Composite Index. The Board and the Compensation and Leadership Development Committee, based on input from its compensation consultant, concluded that the use of the Nasdaq Composite Index was an appropriate benchmark given the broad-based nature of the index, the inclusion of Gen in the index, and because the Nasdaq Composite Index represents a broad representation of the potential opportunity cost of investing in Gen from an investor’s perspective.
The Board and the Compensation and Leadership Development Committee also believed that given the strategic importance of balancing sustained topline growth with profitability, implementing a 3-year plan using a 3-year average bookings growth and average non-GAAP operating margin goal measured at the end of fiscal year 2026 (FY26) would help us remain focused on long-term success.
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Executive Compensation and Related Information
Achievement under the FY24 PRUs will not be certified by the Compensation and Leadership Development Committee until the end of FY26 and each participating NEO must remain in service through the end of the performance period. The following charts present the threshold, target and maximum performance levels and payouts of the relative TSR, bookings and non-GAAP operating margin goals:

The following table summarizes the PRU awards granted to our NEOs in FY24.
NEO	FY24 PRU Award Amount (#)	FY24 PRU Grant Date Fair Value ($)
Vincent Pilette	390,478	8,898,993
Natalie Derse	137,010	3,122,458
Bryan Ko	102,758	2,341,855
Ondrej Vlcek	205,514	4,683,664
As described in more detail below under the heading “Vlcek Departure,” in connection with Mr. Vlcek’s departure from his role as President, all of Mr. Vlcek’s unvested PRUs were forfeited as of June 13, 2024.
Annual Equity Incentive Awards —  Previously Granted FY22 Performance-based Restricted Stock Units
In FY22, each of our NEOs, other than Mr. Vlcek, received a grant of FY22 PRUs which vested at the end of FY24. The FY22 PRUs vested based on the achievement of two equally weighted metrics:
•	Three-year relative-TSR measured against the Nasdaq; and
•	5% CAGR for revenue measured over the two-fiscal year period ending March 31, 2023, with an additional fiscal year to achieve this goal (FY24) if it is not satisfied over such two-fiscal year period.
Metric	Measurement Period	Metric Objective (50% of Target)	Actual Performance	% Of Target Achievement
3-year relative TSR vs. Nasdaq	FY22-FY24	Measures our long-term performance against companies in the Nasdaq to drive enterprise value creation.	74.8% Rank	199%
3-year CAGR for revenue	Measured over two-year period from FY22-FY23, with an additional fiscal year (FY24) to achieve this goal if it is not satisfied over such two-fiscal year period	Measures achievement of our three-year performance growth rate designed to enhance long-term value of the Company.	6.0%	150%
		Total Final Achievement		175%
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Executive Compensation and Related Information
FY22 PRU Design — TSR Component

FY22 PRU Design — CAGR Component

The following charts present the potential threshold, target and maximum performance levels and payouts of the relative TSR and CAGR metrics:

Following the end of FY24, the Compensation and Leadership Development Committee certified the final performance achievement of the FY22 PRUs at 175% of target, based on final CAGR metric achievement of 150% of target and final Relative TSR metric achievement of 199%, which resulted in the release of shares to each NEO as set forth in the table below.
NEO	FY22 PRU Award Target Amount (#)	FY22 PRUs Earned (#)
Vincent Pilette	266,828	466,309
Natalie Derse	82,100	143,478
Bryan Ko	82,100	143,478
Annual Equity Incentive Awards — FY24 Restricted Stock Units
RSUs represent the right to receive one share of Gen common stock for each vested RSU upon the settlement date, subject to continued employment through each vesting date. In FY24, the Board granted RSU awards to our NEOs for long-term retention purposes as they provide a payout opportunity to the NEOs only if they remain employed through the applicable vesting dates, which extend over multiple years, and because the payout opportunity is directly linked with stockholder value and executive efforts over a multi-year time frame. The following table summarizes the RSU awards granted to our NEOs in FY24.
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Executive Compensation and Related Information
NEO	FY24 RSU Award Amount (#)	Grant Date Fair Value ($)	Vesting Criteria(1)
Vincent Pilette	260,319	4,487,900	33%/33%/34%
Natalie Derse	91,340	1,574,702	33%/33%/34%
Bryan Ko	68,505	1,181,026	33%/33%/34%
Ondrej Vlcek	137,010	2,362,052	33%/33%/34%
(1)	RSUs vest on each of May 1, 2024, May 1, 2025, and May 1, 2026, subject to service through the applicable vesting date.
As described in more detail below under the heading “Vlcek Departure,” in connection with Mr. Vlcek’s departure from his role as President, Mr. Vlcek’s FY24 RSU award will continue to vest for one year from the date of his departure on June 13, 2024, provided Mr. Vlcek continues to serve as either a member of the Board or as a consultant to the Company.
Previous Granted Equity Incentive Awards — Value Creation Program (VCP)
We did not grant any awards under the VCP and did not make any compensation decisions with respect to the VCP during FY24, which the Company utilized in prior fiscal years to incentivize key employees and executives in connection with the Avast acquisition, as well as in connection with Mr. Vlcek’s appointment as President in FY23. The number of VCP PRUs that may be earned during the performance period, which will end following the completion of FY26 will range from 0% to 300% of the target shares granted, based upon the Company’s share price appreciation, as measured against certain share price targets (and subject to the achievement of certain relative TSR threshold targets). For more information on the VCP, including the specific targets, please see the “Compensation Discussion and Analysis” in our proxy statement, which was filed on July 31, 2023. To date, none of the PRUs granted under the VCP have vested. As described in more detail below under the heading “Vlcek Departure,” in connection with Mr. Vlcek’s departure from his role as President, all of Mr. Vlcek’s unvested PRUs, including his VCP Award, were forfeited as of June 13, 2024.
Benefits
In addition to the compensation components described above, the following benefits are provided.
FY24 Benefit	Philosophy and Rationale
401k Plan with Company matching Health and Dental Coverage Life Insurance Disability Insurance Unlimited Time Off	Provides our NEOs with competitive broad-based employee benefits on the same terms as are generally available to the majority of our employees.
Nonqualified deferred compensation plan	Provides our U.S.-based executive officers the opportunity to defer compensation in excess of the amounts that are legally permitted to be deferred.
The plan is described further under “Non-Qualified Deferred Compensation in Fiscal 2024,” on page 87.
Reimbursement for up to $10,000 for financial planning services.	Provides financial planning assistance given the complexity of executive officer compensation and financial arrangements to allow executives to concentrate on responsibilities and our future success.
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Executive Compensation and Related Information
Severance and Change of Control Benefits
The following table provides information regarding the severance arrangements that we have with our NEOs. Details of each individual NEO’s severance arrangements, including estimates of amounts payable in specified circumstances in effect as of the end of FY24, are disclosed in “FY24 Executive Compensation,” above and under “Potential Payments Upon Termination or Change-in-Control,” below.
Attract and Retain Executives	Intended to ease an NEO’s transition due to an unexpected employment termination or retain an NEO through a significant corporate transaction.
Align Interests with Stockholders
Mitigate any potential employer liability and avoid future disputes or litigation; retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering or implementing strategic alternatives.

At-will Employment	The employment of our NEOs is “at will,” meaning we can terminate them at any time, and they can terminate their employment with us at any time.
Amount and Conditions for Severance
Severance arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave Gen under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post- employment compensation payments or benefits.

Acceleration upon Death or Disability	PRU and RSU acceleration is consistent with the practice of many of our peers and encourages our employees to remain employed with us.
Double-Trigger Acceleration	“Double-trigger” provisions promote morale and productivity and encourage executive retention in the event of a corporate transaction.
Executive Severance Plan	Provides for cash severance and other benefits where the individual’s employment is terminated without cause outside of the change in control context, contingent on execution of an acceptable release.
Executive Retention Plan
Provides for double trigger acceleration of vesting of equity awards and cash severance benefits where the individual’s employment is terminated without cause, or is constructively terminated, within 12 months after a change in control, contingent on execution of an acceptable release; no “golden parachute” excise tax gross-ups.

Vlcek Departure
On June 13, 2024, Mr. Vlcek transitioned from Gen and departed from his role as President, but will continue to serve as a member of the Board and provide consulting services to the Company to ensure an orderly transition. In connection with this transition, Mr. Vlcek has entered into an agreement with the Company (the “Transition Agreement”), which supersedes any prior employment agreement Mr. Vlcek previously had with the Company. Pursuant to this Transition Agreement, Mr. Vlcek will provide consulting services on various matters, including matters related to innovation and technology at the request of the Company, which will be in addition to his regular ongoing responsibilities as a member of the Board.
As compensation for these services and his service on the Board, Mr. Vlcek’s existing time-based restricted stock units excluding the Holding RSUs (as defined below) will continue to vest in accordance with their applicable award agreements and the Company’s 2013 Equity Incentive Plan, as amended, for one year from the date of his departure, provided Mr. Vlcek continues to serve as either a member of the Board or as a consultant to the Company. Mr. Vlcek will not receive any additional non-employee board member compensation in connection with his service as a board member during his transition period. Additionally, as of the date of his departure, all of Mr. Vlcek’s unvested PRUs and all other unvested tranches of his time-based grants described above were forfeited. Further, Mr. Vlcek previously agreed to hold for three years all Gen stock received as consideration from the Avast transaction, in return for which the Company granted time-based restricted stock units (Holding RSUs), which would only vest if he satisfies this holding requirement and provides services through the end of the holding period. This Holding RSU grant will continue to vest in accordance with its terms so long as Mr. Vlcek is either a member of Gen’s Board of Directors or acts as a consultant to the Company and satisfies the holding requirement. These benefits are contingent upon Mr. Vlcek not rescinding the Transition Agreement.
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Executive Compensation and Related Information
Key Compensation and Governance Policies
The following table summarizes the key compensation and governance polices applicable to our NEOs:
Policy	Considerations	Material Features
Stock Ownership Guidelines	Promote stock ownership in Gen. More closely align the interests of our executive officers with those of our stockholders.
6x base salary for CEO and President.
3x base salary for CFO .
2x base salary for other Section 16 officers (except CAO).
1x base salary for CEO’s extended leadership team.
5 years from executive officer designation to comply.
During 5-year transition period, must retain at least 50% of net-settled equity award shares until ownership requirement is met.
During the 1-year period following the exercise of any option or option-like award granted to the CEO, the CEO must retain 100% of the net shares acquired from the Company pursuant to such exercise (i.e., shares remaining after deducting shares used to cover any exercise price and any applicable tax liability).
Includes shares owned outright (including shares held in “street name” and shares held in trust that are deemed to be beneficially owned for Section 16 reporting purposes), excludes stock options and unvested PRUs and RSUs. As of June 15, 2024, all continuing NEOs have reached ownership requirements or have remaining time to do so.

Anti-Hedging Policies
Permitting hedging is viewed as a poor pay program practice, as it insulates executives from stock price movement and reduces alignment with stockholders.
This policy was established in part to avoid potential or apparent conflict of interests resulting from bets against or hedges regarding our performance.

With limited exceptions for pre-existing arrangements, all directors and employees, including executive officers, are prohibited from short-selling company stock or engaging in transactions involving company-based derivative securities.
“Derivative Securities” are options, warrants, convertible securities, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as company stock.
This prohibition includes, but is not limited to, trading in company-based option contracts or engaging in other hedging transactions (for example, buying and/or writing puts and calls, equity swaps, collars, exchange funds, transacting in straddles and the like).
Holding and exercising options or other derivative securities granted under Gen’s equity incentive plans is not prohibited by this policy.
Waivers may be granted with respect to arrangements that were in existence before becoming a director or employee.

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Executive Compensation and Related Information
Policy	Considerations	Material Features
Anti-Pledging Policies	Pledging raises potential risks to stockholder value, particularly if the pledge is significant.	Covered persons are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan.
Insider Trading Policy	Prohibit corporate insiders from taking advantage of material non-public information.
CEO, President and CFO are required to preclear any open market transactions with the General Counsel and are encouraged to use Rule 10b5-1 stock trading plans.
Prohibits the purchase or sale of securities while in possession of material non-public information.

Clawback Policy	Permits us to recoup performance-based cash and equity awards when such awards were not properly earned or when executives have engaged in inappropriate actions.
Applies to all executive officers. Allows recoupment of performance-based cash and equity awards if (i) we are required to restate our financial statements due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, or (ii) an executive officer violates certain company policies, including Gen’s Code of Conduct, Financial Code of Ethics or other Company policies .

Stockholder Approval Policy for Severance Arrangements	Reflects the Compensation and Leadership Development Committee’s long-standing self-imposed limit on cash severance benefits.
The Board will seek stockholder approval, before the Company enters into any new employment agreement, severance agreement or similar arrangement with any executive officer of the Company, or before the Board or the Compensation and Leadership Development Committee establishes any new severance plan or policy covering any executive officer of the Company, in each case, that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus.

Approach to Determining Compensation
We are committed to the following pay philosophy and practices described below.

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Executive Compensation and Related Information
Compensation and Leadership Development Committee Decision Process
The Compensation and Leadership Development Committee generally oversees the compensation of our NEOs and our executive compensation program and initiatives. The Board will from time to time make decisions regarding the compensation of our CEO and other NEOs when such decisions do not relate to our annual executive compensation program and are tied to our overall business strategy and/or are in connection with transformative strategic transactions.
The Compensation and Leadership Development Committee typically reviews executive officer compensation, including base salary, short-term incentives and long-term incentives in the first quarter of each fiscal year. This is timed to align to the fiscal year start and to enable evaluation and incorporation of competitive market compensation levels and practices based on the most recently completed year. In connection with this review, the Compensation and Leadership Development Committee carefully considers any feedback or input it may receive from our CEO and from other sources when evaluating the performance of each executive officer. The Compensation and Leadership Development Committee then sets or in the case of our CEO makes recommendations regarding each NEO’s target total direct compensation for the (current) year as an outcome of this review and the other factors described below.
The Compensation and Leadership Development Committee has based most, if not all, of its prior compensation determinations and recommendations, including those made for FY24, on a variety of factors, including:
•	A focus on pay-for-performance
•	A total rewards approach
•	An appropriate pay mix
•	Appropriate market positioning and competitiveness
•	Avoidance of compensation arrangements that encourage excessive or inappropriate risk taking by our executive officers
•	In the case of equity awards, burn rate and dilution
•	Company performance and individual performance
•	Internal pay equity
•	Retention of Key Executive Talent
•	Gen’s financial condition and available resources
•	The accounting and cash flow implications of various forms of executive compensation
•	Our need for a particular position to be filled
•	The recommendations of our CEO (other than with respect to his own compensation)
•	The feedback of our stockholders and investors
As discussed under “Role and Independence of Compensation Consultant” below, for FY24, the Compensation and Leadership Development Committee engaged a compensation consultant and once again conducted a formal benchmarking review. In establishing compensation for our executive officers other than our CEO, the Compensation and Leadership Development Committee gives weight to the recommendations of our CEO, but final decisions about the compensation of our NEOs are made by our Compensation and Leadership Development Committee.
From time to time, special business conditions may warrant additional compensation, such as sign-on bonuses, or equity awards in connection with promotions, in recognition of significant accomplishments, or to attract, retain or incent our executive officers. In these situations, the Compensation and Leadership Development Committee or the Board, as applicable, considers and weighs our business need with the potential costs and benefits of special rewards.
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Executive Compensation and Related Information
Role and Independence of Compensation Consultant
The Compensation and Leadership Development Committee retains Compensia, Inc. (Compensia), a national compensation consulting firm, to serve as its independent compensation consultant to help the Compensation and Leadership Development Committee understand competitive compensation levels and incentive designs. Compensia was solely hired by, and reports directly to, the Compensation and Leadership Development Committee. At the Compensation and Leadership Development Committee’s discretion, Compensia:
•	attends Compensation and Leadership Development Committee meetings;
•	assists the Compensation and Leadership Development Committee in determining peer companies and evaluating compensation proposals;
•	assists with the design of incentive compensation programs; and
•	conducts compensation-related research.
In addition, at the Compensation and Leadership Development Committee’s direction, Compensia works with our Head of People and Culture and other members of management to obtain information necessary for Compensia to make their own recommendations as to various matters as well as to evaluate management’s recommendations. The Compensation and Leadership Development Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.
Competitive Market Assessments
Market competitiveness is one factor that the Compensation and Leadership Development Committee considers each year in determining or recommending an NEO’s overall compensation package, including pay mix. The Compensation and Leadership Development Committee relies on various data sources to evaluate the market competitiveness of each pay element, which are provided by its independent compensation consultant. The proxy statements of peer group companies provide detailed pay data for the highest-paid executives. Further, the Radford Global Technology Survey provides compensation information on a broader group of executives, with positions matched based on specific job scope and responsibilities. The Compensation and Leadership Development Committee considers data from these sources as a framework for making compensation decisions for each NEO’s position.
The Compensation and Leadership Development Committee reviews our peer group on an annual basis, with input from its compensation consultant, and the group may be adjusted from time to time based on, among other factors, a comparison of revenues, market capitalization, industry, business model, peer group performance, merger and acquisition activity and stockholder input.
In FY24, the Compensation and Leadership Development Committee reviewed our peer group for FY24 and made certain changes to our peer group for FY24, based on the following criteria:
•	Focus on software development, or software and engineering-driven companies (with a preference for software companies focusing on security)
•	Are generally comparable in terms of size (~0.5x — 2.0x the company’s revenue and ~0.25x — 4.0x the company’s market cap)
•	Are generally comparable in terms of complexity and global reach
•	Compete with us for talent
Based on the above criteria, the Compensation and Leadership Development Committee, with input from Compensia, its independent compensation consultant, determined that it was appropriate to add Match Group and to remove Citrix Systems due to acquisition and eBay due to higher revenue and lack of business fit.
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Executive Compensation and Related Information
As a result, the Compensation and Leadership Development Committee, with input from Compensia, selected the following companies as our FY24 peer group:
Autodesk, Inc.	Electronic Arts Inc.	NetApp, Inc.
Akamai Technologies, Inc.	Equifax Inc.	Palo Alto Networks, Inc.
Cadence Design Systems, Inc.	F5 Networks, Inc.	SS&C Technologies Holdings, Inc.
Check Point Software Technologies Ltd.	Fortinet, Inc.	Synopsys, Inc.
CrowdStrike Holdings, Inc.	GoDaddy Inc.	TransUnion
DocuSign, Inc.	Juniper Networks, Inc.	Workday, Inc.
Dropbox, Inc.	Match Group*
*	Added in April 2023.
For FY24, Gen was at the 43rd percentile for Revenue and 32nd percentile for market capitalization when compared to the FY24 peer group.
Compensation Risk Assessment
The Compensation and Leadership Development Committee, in consultation with Compensia, has conducted its annual risk analysis of Gen’s compensation policies and practices, and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our executives or are reasonably likely to have a material adverse effect on Gen.
We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:
•	A balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards);
•	A mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix;
•	Cash and equity incentives solely based on achieving company performance objectives and subject to our “claw- back” right under certain circumstances;
•	Caps on annual cash incentive and PRU payouts;
•	Stock ownership guidelines which align the interests of our executive officers with those of our stockholders; and
•	General alignment with prevalent low-risk pay practices.
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Executive Compensation and Related Information
Burn Rate and Dilution
We closely manage how we use our equity to compensate employees. In FY24, our gross burn rate was 1.29%, our net burn rate was 1.07% and our overhang was 3.51%. The Compensation and Leadership Development Committee determines the percentage of equity to be made available for our equity programs with reference to the companies in our peer group.

Gross burn rate = total number of shares granted under all of our equity incentive plans during a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Net burn rate = total number of shares granted under all of our equity incentive plans during a period, minus the total number of shares returned to such plans through awards cancelled during that period, divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Overhang = total number of shares underlying options and awards outstanding plus shares available for issuance under all of our equity incentive plans at the end of a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Tax and Accounting Considerations
While Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation and Leadership Development Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. GAAP), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the equity awards that are granted each year.
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Executive Compensation and Related Information
Compensation and Leadership Development Committee Interlocks and Insider Participation
The members of the Compensation and Leadership Development Committee during FY24 were Susan P. Barsamian, Nora Denzel and Peter Feld. None of the members of the Compensation and Leadership Development Committee in FY24 were at any time during FY24 or at any other time an officer or employee of Gen or any of its subsidiaries, and none had or have any relationships with Gen that are required to be disclosed under Item 404 of Regulation S-K. None of Gen’s executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation and Leadership Development Committee during FY24.
Compensation and Leadership Development Committee Report
The information contained in the following report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Gen under the Exchange Act or the Securities Act of 1933 unless and only to the extent that Gen specifically incorporates it by reference.
The Compensation and Leadership Development Committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the Compensation and Leadership Development Committee has recommended to the Board that the CD&A be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 29, 2024.
By: The Compensation and Leadership Development Committee:
Peter A. Feld (Chair)
Susan P. Barsamian
Nora M. Denzel
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Executive Compensation and Related Information
Executive Compensation Tables
The following table shows for the fiscal year ended March 29, 2024, compensation awarded to or earned by our named executive officers.
Summary Compensation Table for Fiscal 2024
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Vincent Pilette Chief Executive Officer	2024	950,000	—	13,386,893	1,009,375	16,559	15,362,827
	2023	940,385	—	23,336,211	1,005,813	8,956	25,291,365
	2022	885,577	—	11,437,131	1,181,250	13,547	13,517,505
Natalie M. Derse Chief Financial Officer	2024	586,538	—	4,697,160	510,000	6,404	5,800,102
	2023	540,385	—	3,647,297	372,680	6,981	4,567,343
	2022	495,192	—	11,197,900	420,000	8,678	12,121,770
Bryan S. Ko Chief Legal Officer, Secretary and Head of Corporate Affairs	2024	530,000	—	3,522,881	360,400	13,500	4,426,781
	2023	524,231	—	3,366,811	359,128	10,598	4,260,768
	2022	496,154	—	11,197,900	420,000	16,330	12,130,384
Ondrej Vlcek(4) Former President	2024	759,121	—	7,045,716	628,141	—	8,432,978
	2023	387,196	—	17,507,192	297,154	—	18,191,542
(1)
The amounts shown in this column reflect the aggregate grant date fair value of RSUs and PRUs calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The grant date fair value of each award was determined based on the fair value of our common stock on the grant date except that the fair value of each PRU that contains a market condition was estimated using the Monte Carlo simulation model. For a discussion of the valuation methodology and the metrics used for PRUs and RSUs, see Note 15 of our Annual Report on Form 10-K and “Equity Incentive Awards” in the Compensation Discussion and Analysis Section, above. For details of the awards granted in FY24, see the table “Grants of Plan-Based Awards,” below.

The table below sets forth the grant date fair value determined in accordance with ASC Topic 718 principles for the performance-related components of these awards. Also set forth below are the grant date fair values pertaining to the market-related component or the TSR adjustment, determined upon the grant dates and which are not subject to probable or maximum outcome assumptions. Additional details of assumptions used in the valuations of the awards are included in Note 15 of our Annual Report on Form 10-K.
Name	Maximum Outcome of Performance Conditions Fair Value for FY24 ($)	Market-Related Component Fair Value for FY24 ($)	Maximum Outcome of Performance Conditions Fair Value for FY23 ($)	Market-Related Component Fair Value for FY23 ($)	Maximum Outcome of Performance Conditions Fair Value for FY22 ($)	Market-Related Component Fair Value for FY22 ($)
Vincent Pilette	3,365,920	5,533,073	5,888,295	16,466,542	5,624,734	4,874,948
Natalie Derse	1,181,026	1,941,432	1,810,358	1,535,222	1,730,668	7,482,453
Bryan Ko	885,774	1,456,081	1,671,141	1,417,163	1,730,668	7,482,453
Ondrej Vlcek	1,771,531	2,912,133	4,053,513	9,614,245	—	—
(2)	For fiscal year 2024, represents the named executive officer’s annual bonus under the FY24 Executive Annual Incentive Plan, which was earned in fiscal year 2024 and paid in fiscal year 2025.
(3)	The FY24 amounts are comprised of the following:
	Contribution Plans 401(k) ($)	Financial Planning Services ($)	Total ($)
Vincent Pilette	7,096	9,463	16,559
Natalie M. Derse	6,404	—	6,404
Bryan S. Ko	6,000	7,500	13,500
Ondrej Vlcek	—	—	—
(4)
Mr. Vlcek’s salary and non-equity incentive plan compensation has been converted from Czech koruna to US dollar using a pre-determined fixed FX rate (.04268) for FY24 and (.04457) for FY23. For FY23, the disclosed amount reflects Mr. Vlcek’s earnings beginning from October 2022.

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Executive Compensation and Related Information
The following table shows for FY24, certain information regarding grants of plan-based awards to our named executive officers from our incentive plans:
Grants of Plan-Based Awards in Fiscal 2024
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent Pilette
EAIP		—	1,187,500	2,375,000	—	—	—	—	—	—	—
RSU	5/10/23	—	—	—	—	—	—	260,319	—	—	4,487,900
PRU TSR	5/10/23	—	—	—	97,620	195,239	390,478	—	—	—	5,533,073
PRU Bookings Growth and Operating Margin (BGOM)	5/10/23	—	—	—	48,810	195,239	390,478	—	—	—	3,365,920
Natalie M. Derse
EAIP		—	600,000	1,200,000	—	—	—	—	—	—	—
RSU	5/10/23	—	—	—	—	—	—	91,340	—	—	1,574,702
PRU TSR	5/10/23	—	—	—	34,253	68,505	137,010	—	—	—	1,941,432
PRU BGOM	5/10/23	—	—	—	17,126	68,505	137,010	—	—	—	1,181,026
Bryan S. Ko
EAIP		—	424,000	848,000	—	—	—	—	—	—	—
RSU	5/10/23	—	—	—	—	—	—	68,505	—	—	1,181,026
PRU TSR	5/10/23	—	—	—	25,690	51,379	102,758	—	—	—	1,456,081
PRU BGOM	5/10/23	—	—	—	12,845	51,379	102,758	—	—	—	885,774
Ondrej Vlcek
EAIP		—	738,989	1,477,978	—	—	—	—	—	—	—
RSU	5/10/23	—	—	—	—	—	—	137,010	—	—	2,362,052
PRU TSR	5/10/23	—	—	—	51,379	102,757	205,514	—	—	—	2,912,133
PRU BGOM	5/10/23	—	—	—	25,689	102,757	205,514	—	—	—	1,771,531
(1)
The amounts shown in the “EAIP” rows represent potential cash bonus eligible to be earned under the Executive Annual Incentive Plan for FY24. For more information, see “Compensation Discussion and Analysis — Executive Annual Incentive Plan”.

(2)
The amounts shown in the “PRU TSR” and “PRU BGOM” rows represent the PRUs granted in fiscal 2024 under our 2013 Equity Incentive Plan with vesting conditions based on achievement levels of specific company performance and market conditions and service through the end of the applicable performance period. For more information, see “Compensation Discussion and Analysis — Equity Incentive Awards — Annual Equity Incentive Awards — FY24 Performance-based Restricted Stock Units.”

(3)
The amounts shown in the “RSU” rows represent the service-based RSUs granted in fiscal 2024 under our 2013 Equity Incentive Plan. The RSUs become fully vested over three years, with 33%, 33% and 34% vesting on May 1, 2024, May 1, 2025, and May 1, 2026, respectively, subject to service through the applicable vesting date. For more information, see “Compensation Discussion and Analysis — Equity Incentive Awards — Annual Equity Incentive Awards — FY24 Restricted Stock Units.”

(4)	Represents the grant date fair value of PRU and RSU awards, in each case, determined in accordance with FASB ASC Topic 718. See footnote (1) to the Summary Compensation Table for more information.
84 |   Gen™ 2024 Proxy

Executive Compensation and Related Information
The following table shows for FY24, certain information regarding outstanding equity awards at fiscal year end for our named executive officers.
Outstanding Equity Awards at Fiscal Year End 2024
		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive plan awards: number of securities underlying unexercised unearned	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Yet Vested	Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights that Have Not Yet Vested(1)
Vincent Pilette	05/10/2023	—	—	—	—	—	260,319(2)	5,831,146	—	—
	05/10/2023	—	—	—	—	—	—	—	390,478(3)	8,746,707
	05/10/2023	—	—	—	—	—	—	—	195,239(4)	4,373,354
	07/08/2022	—	—	—	—	—	114,005(5)	2,553,712	—	—
	07/08/2022	—	—	—	—	—	—	—	255,236(6)	5,717,286
	07/08/2022	—	—	—	—	—	—	—	255,236(7)	5,717,286
	07/08/2022	—	—	—	—	—	—	—	212,697(8)	4,764,413
	05/10/2021	—	—	—	—	—	60,480(9)	1,354,752	—	—
Natalie M. Derse	05/10/2023	—	—	—	—	—	91,340(2)	2,046,016	—	—
	05/10/2023	—	—	—	—	—	—	—	137,010(3)	3,069,024
	05/10/2023	—	—	—	—	—			68,505(4)	1,534,512
	05/10/2022	—	—	—	—	—	32,991(5)	738,998	—	—
	05/10/2022	—	—	—	—	—	—	—	73,862(6)	1,654,509
	05/10/2022	—	—	—	—	—	—	—	73,862(7)	1,654,509
	12/10/2021	—	—	—	—	—	—	—	104,626(8)	2,343,622
	05/10/2021	—	—	—	—	—	18,609(9)	416,842	—	—
Bryan S. Ko	05/10/2023	—	—	—	—	—	68,505(2)	1,534,512	—	—
	05/10/2023	—	—	—	—	—	—	—	102,758(3)	2,301,779
	05/10/2023	—	—	—	—	—	—	—	51,379(4)	1,150,890
	05/10/2022	—	—	—	—	—	30,454(5)	682,170	—	—
	05/10/2022	—	—	—	—	—	—	—	68,182(6)	1,527,277
	05/10/2022	—	—	—	—	—	—	—	68,182(7)	1,527,277
	12/10/2021	—	—	—	—	—	—	—	104,626(8)	2,343,622
	05/10/2021	—	—	—	—	—	18,609(9)	416,842	—	—
Ondrej Vlcek	05/10/2023	—	—	—	—	—	137,010(2)	3,069,024	—	—
	05/10/2023	—	—	—	—	—	—	—	205,514(3)	4,603,514
	05/10/2023	—	—	—	—	—	—	—	102,757(4)	2,301,757
	11/10/2022	—	—	—	—	—	139,808(10)	3,131,699	—	—
	10/10/2022	—	—	—	—	—	87,130(11)	1,951,712	—	—
	10/10/2022	—	—	—	—	—	—	—	195,068(6)	4,369,523
	10/10/2022	—	—	—	—	—	—	—	195,068(7)	4,369,523
	10/10/2022	—	—	—	—	—	—	—	162,557(8)	3,641,277
(1)	The market value is calculated based on $22.40 per share, the fair value of our common stock on March 28, 2024 (the last trading day of FY24).
(2)
These RSUs granted in fiscal 2024 vest over three years, with 33%, 33% and 34% vesting on May 1, 2024, May 1, 2025, and May 1, 2026, respectively, subject to service through the applicable vesting date.

Gen™ 2024 Proxy   | 85

Executive Compensation and Related Information
(3)
These PRUs granted in fiscal 2024 (TSR) have a three-year performance period from April 1, 2023 to April 3, 2026, and will vest based on achievement of certain relative TSR targets against the Nasdaq Composite Index, subject to service through the last day of FY26. As of March 29, 2024, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, pursuant to SEC rules, the number of shares shown is 200% of the shares granted. As soon as practical following the end of the performance period, the Company shall determine the number of PRUs earned and complete the settlement of shares.

(4)
These PRUs granted in fiscal 2024 (BGOM) vest after the completion of a three-year period from April 1, 2024 to April 3, 2026, and will vest based on achievement of certain average bookings growth and non-GAAP operating margin performance, subject to service through the last day of FY26. As of March 29, 2024, the aggregate achievement of the performance metrics was trending between threshold and the target payout level and, as a result, pursuant to SEC rules, the number of shares shown is 100% of the shares granted. As soon as practical following the end of the performance period, the Company shall determine the number of PRUs earned and complete the settlement of shares.

(5)	These RSUs granted in fiscal 2023 vest over three years, with 33%, 33%, and 34% to vest on May 1, 2023, May 1, 2024, and May 1, 2025, respectively.
(6)
These PRUs granted in fiscal 2023 (TSR) have a three-year performance period from April 2, 2022 to March 28, 2025, and will vest based on achievement of certain relative TSR targets against the Nasdaq Composite Index, subject to service through the last day of FY25. As of March 29, 2024, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, pursuant to SEC rules, the number of shares shown is 200% of the shares granted. As soon as practical following the end of the performance period, the Company shall determine the number of PRUs earned and complete the settlement of shares.

(7)
These PRUs granted in fiscal 2023 (BGOM) vest after the completion of a three-year period from April 2, 2022 to March 28, 2025, and will vest based on achievement of certain average bookings growth and non-GAAP operating margin performance measured over a two-year period from FY24-FY25, subject to service through the last day of FY25. As of March 29, 2024, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, pursuant to SEC rules, the number of shares shown is 200% of the shares granted. As soon as practical following the end of the performance period, the Company shall determine the number of PRUs earned and complete the settlement of shares.

(8)
These PRUs granted in fiscal years 2022 and 2023 (VCP) have a performance period ending April 3, 2026, and will vest based on achievement of certain share price appreciation with relative total shareholder return (rTSR) gates, subject to service through the last day of FY26. As of March 29, 2024, the aggregate achievement of the performance metrics was tracking at below the threshold level and, as a result, pursuant to SEC rules, the number of shares shown is 50% of the shares granted. As soon as practical following the end of the performance period, the Company shall determine the number of PRUs earned and complete the settlement of shares.

(9)
These RSUs granted in fiscal 2022 vest over three years, with 33%, 33% and 34% vesting on May 1, 2022, May 1, 2023, and May 1, 2024, respectively, subject to service through the applicable vesting date.

(10)	These RSUs granted in fiscal 2023 cliff vest 100% on November 1, 2025, subject to service through the vesting date.
(11)
These RSUs granted in fiscal 2023 vest over three years, with 33%, 33%, and 34% to vest on October 1, 2023, October 1, 2024, and October 1, 2025, respectively, subject to service through the applicable vesting date.

The following table shows for FY24, certain information regarding option exercises and stock vested during the last fiscal year with respect to our named executive officers:
Option Exercises and Stock Vested in Fiscal 2024
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Vincent Pilette	—	—	637,867	13,468,798
Natalie M. Derse	—	—	273,518	5,833,986
Bryan S. Ko	—	—	262,967	5,648,678
Ondrej Vlcek	—	—	91,554	1,820,527
(1)
The number of shares and value realized for stock awards set forth above reflect (i) RSUs that vested and settled in FY24, and (ii) PRUs that vested at the end of the performance period in FY24 but were settled in FY25.

(2)
The value realized upon vesting is based on (i) the fair value of our common stock upon vesting for RSUs, and (ii) the fair value of our common stock on March 28, 2024 (the last trading day of FY24) for PRUs.

(3)	The RSUs represented includes 48,639 shares at 21.83 fair value assumed in the Avast merger, which vested and settled in FY24.
86 |   Gen™ 2024 Proxy

Executive Compensation and Related Information
The table below provides information on the non-qualified deferred compensation of the named executive officers for the fiscal year ended March 29, 2024.
Non-Qualified Deferred Compensation in Fiscal 2024
Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions (#)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Vincent Pilette	—	—	—	—	—
Natalie M. Derse	—	—	—	—	—
Bryan S. Ko	143,651	—	-26,142	—	672,404
Ondrej Vlcek	—	—	—	—	—
(1)	The amount reflected includes FY24 salary contributions which is reported as “Salary” in the “Summary Compensation Table” for FY24.
(2)
The amount reflected are not included in the Summary Compensation Table for FY24. These amounts consist of dividends, interest and change in market value attributed to each executive officer’s entire account balance during FY24, which balance may include deferred compensation from previous periods. The amounts do not include the deferred compensation themselves.

(3)	416,273.45 of this amount was previously reported as “Salary” in the Summary Compensation Table in the Proxy Statements for prior Annual Meetings.
Prior to the start of FY24 (effective January 1, 2023), the Gen Digital Deferred Compensation Plan was frozen, meaning no new employees could participate in the plan and no future contributions could be made to the plan following such date. Deferrals in the Deferred Compensation Plan will continue to be maintained on behalf of each participant. See below for the plan design construct prior to the freeze date (January 1, 2023).
Employees located in the US with a base salary of $180,000 or greater, including each of the named executive officers, were eligible to participate in the Gen Digital Deferred Compensation Plan (the Deferred Compensation Plan). The Deferred Compensation Plan provides for the opportunity for participants to defer up to 75% of base salary and 100% of variable pay each year and up to 100% of sales commissions as a separate election. Variable pay included annual incentive plan and commission payments. Deferral elections must be made prior to the beginning of a calendar year and cannot be revoked as of the day immediately prior to commencement of that year. Participants had the opportunity to elect each year whether to receive that year’s deferrals upon a specified date or upon termination of employment, and the form of payment elected will be honored regardless of a participant’s length of service.
The Deferred Compensation Plan is “unfunded,” and all deferrals are general assets of Gen. Amounts deferred by each participant under the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of each participant. The bookkeeping account under the Deferred Compensation Plan will then be adjusted based on the performance of the measurement funds that have been selected by the participant. The measurement funds available under the Deferred Compensation Plan include the investment funds available under our 401(k) plan as well as additional asset classes. Each participant may change their measurement fund selections on a daily basis. The Deferred Compensation Plan requires that benefits accumulated in the bookkeeping accounts for each participant not meeting a 5-year service requirement be distributed to the participant following his or her termination of employment with us for any reason. If a 5-year service requirement is met, accumulated benefits in the participant’s account will be distributed according to the participant’s designated payment election.
Upon first entering the Deferred Compensation Plan, a participant has the option to make a one-time election, which will apply to all future account balances to determine how they will be paid in the event of a change in control. By making the one-time election a participant will receive all remaining account balances in a lump sum in the month following the month of termination, if termination occurs within two (2) years following a change in control. If a participant’s employment ended before the change in control, any remaining balances will be distributed in a lump sum within 90 days of the change in control.
Effective January 1, 2023, the Gen Digital Deferred Compensation Plan was frozen, meaning no new employees could participate in the plan and no future contributions could be made to the plan following such date.
Gen™ 2024 Proxy   | 87

Potential Payments Upon
Termination or
Change-in-Control
Set forth below is a description of the plans and agreements (other than the Deferred Compensation Plan) that could result in potential payouts to our named executive officers in the case of their termination of employment and/or a change in control of Gen. For information regarding potential payouts upon termination under the Deferred Compensation Plan, in which certain of our executive officers participate, see “Non-Qualified Deferred Compensation in Fiscal 2024” above.
Gen Digital Executive Retention Plan
In January 2001, the Board approved the Gen Digital Executive Retention Plan, to address terminations of employment resulting from a change in control of Gen, which was most recently in January 2021. Under the terms of the plan, all equity compensation awards (including, among others, stock options, PRUs, and RSUs) granted by Gen to its
Section 16(b) officers (including our named executive officers) would become fully vested (at target or to the extent of achievement for PRUs) and, if applicable, exercisable following a change in control of Gen (as defined in the plan) after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.
The plan also provides for the payment of a cash severance benefit for our named executive officers equal to one times such officer’s base salary and target payout under the Executive Annual Incentive Plan applicable to such named executive officer in the circumstances described above (i.e., following a change in control of Gen after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control).
Gen Digital Executive Severance Plan
In April 2012, the Compensation and Leadership Development Committee adopted the Gen Digital Executive Severance Plan to provide severance benefits to vice presidents and above of Gen as well as certain other designated employees, which was amended and restated by the Board in January 2021. To receive benefits under the plan, participants must (i) be involuntarily terminated from active employment other than for cause (as defined in the plan); (ii) not be terminated due to the sale of a business, part of a business, divestiture or spin-off and offered employment upon terms and conditions substantially identical to those in effect immediately prior to such sale, divestiture or spin-off; and (iii) not be entitled to severance under any other plan, fund, program, policy, arrangement or individualized written agreement providing for severance benefits that is sponsored or funded by Gen.
Under the terms of the plan, a participant will receive severance payments equal to one times the sum of his or her base salary in effect at the time of his or her involuntary termination, COBRA premiums for the duration of the severance pay (12 months), and six months of outplacement services, including counseling and guidance. The participant is solely responsible for all COBRA premiums for his or her continuation coverage. In addition, the participant will receive an additional payment equivalent to 75% of the participant’s prorated target cash incentive award under the Executive Annual Incentive Plan in effect for such fiscal year if the participant was terminated in the second half of the fiscal year or after the end of the fiscal year but prior to payment, and was employed in good standing for a minimum of six (6) months prior to his or her termination date.
Payment of such severance benefits is subject to the participant returning a release of claims against Gen.
88 |   Gen™ 2024 Proxy

Potential Payments Upon Termination or Change-in-Control
Death and Disability Acceleration under Award Agreements
Consistent with the practice of many of our peers and to encourage our employees to remain employed with us, all of our PRU and RSU grants (including PRUs and RSUs granted to our NEOs), provide for accelerated vesting in full upon death or disability, with PRUs vesting at target.
Vlcek Transition Agreement
In June 2024, in connection from his departure as President and to ensure an orderly transition, Mr. Vlcek entered into an agreement with the Company, which supersedes any prior employment agreement Mr. Vlcek previously had with the Company, which provides for compensation in consideration for certain consulting services and his service on the Board, as more fully described in the section above in the Compensation Discussion and Analysis entitled “Vlcek Departure.”
Vincent Pilette
The following table summarizes the value of the payouts to Mr. Pilette pursuant to the Gen Digital Executive Retention Plan and the Gen Digital Executive Severance Plan, assuming a qualifying termination as of March 28, 2024 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $22.40 on March 28, 2024 (the last trading day of FY24)):
	Severance Pay ($)	COBRA Premiums ($)	Outplacement Services ($)(1)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination Upon Termination Without Cause	1,840,625	32,865	23,016	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	2,137,500			—	9,739,610	29,969,744
Termination Due to Death or Disability	—			—	9,739,610	29,969,744
(1)	Reflects the Company’s best estimate as to the maximum amount of outplacement services.
Natalie Derse
The following table summarizes the value of the payouts to Ms. Derse pursuant to the Gen Digital Executive Retention Plan and the Gen Digital Executive Severance Plan, assuming a qualifying termination as of March 28, 2024 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $22.40 on March 28, 2024 (the last trading day of FY24)):
	Severance Pay ($)	COBRA Premiums ($)	Outplacement Services(1) ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination Upon Termination Without Cause	1,050,000	32,240	23,016	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	1,200,000			—	3,201,856	11,249,795
Termination Due to Death or Disability	—			—	3,201,856	11,249,795
(1)	Reflects the Company’s best estimate as to the maximum amount of outplacement services.
Gen™ 2024 Proxy   | 89

Potential Payments Upon Termination or Change-in-Control
Bryan Ko
The following table summarizes the value of the payouts to Mr. Ko pursuant to the Gen Digital Executive Retention Plan and the Gen Digital Executive Severance Plan, assuming a qualifying termination as of March 28, 2024 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $22.40 on March 28, 2024 (the last trading day of FY24)):
	Severance Pay ($)	COBRA Premiums ($)	Outplacement Services(1) ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination Upon Termination Without Cause	848,000	35,063	23,016	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	954,000			—	2,633,524	10,355,318
Termination Due to Death or Disability	—			—	2,633,524	10,355,318
(1)	Reflects the Company’s best estimate as to the maximum amount of outplacement services.
Ondrej Vlcek
The following table summarizes the value of the payouts to Mr. Vlcek pursuant to the Gen Digital Executive Retention Plan and the Gen Digital Executive Severance Plan, assuming a qualifying termination as of March 29, 2024 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $22.40 on March 28, 2024 (the last trading day of FY24)). The table below does not reflect the amount that Ondrej Vlcek will actually receive pursuant to his Transition Agreement in connection with his departure on June 13, 2024, as more fully described in the section above in the Compensation Discussion and Analysis entitled “Vlcek Departure” as Mr. Vlcek entered into the Transition Agreement following FY24.
	Severance Pay ($)	COBRA Premiums ($)	Outplacement Services(1) ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination Upon Termination Without Cause	1,293,231	—	23,016	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	1,477,978			—	8,152,435	16,255,568
Termination Due to Death or Disability	—			—	8,152,435	16,255,568
(1)	As a Czech Republic citizen, Mr. Vlcek is not entitled to COBRA premiums.
(2)	Reflects the Company’s best estimate as to the maximum amount of outplacement services.
90 |   Gen™ 2024 Proxy

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the ratio of the annual total compensation of Mr. Pilette, our CEO, to the median of the annual total compensation of our employees, and have annualized his base salary as required under Item 402(u) of Regulation S-K. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
Our compensation programs and reward offerings are designed to reflect local market practices across our global operations, which have grown significantly over the past few years. As of March 29, 2024, we employed 3,551 employees globally, with approximately 29% based in the United States and 71% based outside of the United States.
Pay Ratio:
•
Mr. Pilette’s FY24 annual total compensation was $15,362,827, which was calculated in the same manner as the amounts reported in the “Total” column of the “2024 Summary Compensation Table” in this proxy statement.

•	The FY24 annual total compensation of our median employee (other than our CEO) was $81,892.
•	Based on this information, the pay ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees is 188 to 1.
Identification of the Median Employee:
For purposes of identifying our median employee, we used our global employee population as of March 29, 2024, identified based on our global human resources system of record, inclusive of all regular employees employed by Gen as of that date. We used total direct compensation as our consistently applied compensation measure. In this context, total direct compensation is the sum of the value of base salary or wages earned, which has been annualized with respect to permanent employees, the annual incentive target amount or annual commission target amount in effect as of March 29, 2024, and the grant date fair value of all equity awards granted during FY24, excluding the value of any modifications. Cash compensation figures were converted from local currency to U.S. dollars using the exchange rate Gen used for FY24 internal budgeting purposes. We did not make any cost-of-living adjustments or utilize the de minimis exemption to eliminate countries representing no more than 5% of our global population in the aggregate as allowed by SEC rules.
Gen™ 2024 Proxy   | 91

Pay Versus Performance
This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (PEO) and non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act (Pay Versus Performance Rules) and does not necessarily reflect how the Compensation and Leadership Development Committee evaluates compensation decisions.
					Value of Initial Fixed $100 Investment Based On:(5)
Year(1) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs(2)(4) (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)	Net Income (in millions) (h)	Net Revenue Growth (by percentage)(6) (i)
2024	$15,362,827	$29,300,356	$6,219,954	$11,536,695	$134	$293	$616	14%
2023	$25,291,365	$5,686,393	$9,006,551	$(105,381)	$100	$201	$1,349	19%
2022	$13,517,505	$20,734,811	$12,126,077	$18,159,360	$154	$210	$836	10%
2021	$13,829,574	$24,198,283	$4,001,474	$5,238,020	$120	$177	$554	11%
(1)	The following table lists the PEO and non-PEO NEOs for each of fiscal years 2021, 2022, 2023 and 2024.
	PEO	Non-PEO NEOs
2024	Vincent Pilette	Ondrej Vlcek, Natalie Derse, and Bryan Ko
2023	Vincent Pilette	Ondrej Vlcek, Natalie Derse, and Bryan Ko
2022	Vincent Pilette	Natalie Derse and Bryan Ko
2021	Vincent Pilette	Natalie Derse, Matthew Brown, Samir Kapuria and Bryan Ko
(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive Compensation and Related Information — Executive Compensation Tables — Summary Compensation Table” for additional information).

(3)
The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mr. Pilette in accordance with the Pay Versus Performance Rules:

	Pension Plan Adjustments					Equity Award Adjustments
	Summary Compensation Table Total for PEO	Change in Pension Value	Pension Service Cost	Stock Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Compensation Actually Paid to PEO
2024	$15,362,827	N/A	N/A	$(13,386,893)	$17,963,298	$4,235,771	—	$4,261,074	—	$864,279	$29,300,356
2023	$25,291,365	N/A	N/A	$(23,336,211)	$10,908,779	$(5,774,617)	—	$(2,068,928)	—	$666,005	$5,686,393
2022	$13,517,505	N/A	N/A	$(11,437,131)	$15,110,461	$3,167,247	—	$356,090	—	$20,639	$20,734,811
2021	$13,829,574	N/A	N/A	$(10,278,897)	$10,181,749	—	—	$(1,467,399)	—	$11,933,256	$24,198,283
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Pay Versus Performance
(4)
The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our non-PEO NEOs in accordance with the Pay Versus Performance Rules.

	Pension Plan Adjustments					Equity Award Adjustments
	Average Summary Compensation Table Total for Non-PEO NEOs	Change in Pension Value	Pension Service Cost	Stock Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Average Compensation Actually Paid to Non-PEO NEOs
2024	$6,219,954	N/A	N/A	$(5,088,586)	$6,828,155	$2,218,641	$0	$1,122,822	$0	$235,709	$11,536,695
2023	$9,006,551	N/A	N/A	$(8,173,767)	$5,095,792	$(5,796,603)	$0	$(517,328)	$0	$279,974	$(105,381)
2022	$12,126,077	N/A	N/A	$(11,197,900)	$13,885,671	$1,213,977	$0	$1,000,832	$0	$1,130,703	$18,159,360
2021	$4,001,474	N/A	N/A	$(2,908,394)	$1,991,444	$(9,777)	$0	18,076	$0	$2,145,197	$5,238,020
(5)
In accordance with the Pay Versus Performance Rules, the Company and the Company’s peer group total shareholder return (Peer Group TSR) is determined based on the value of an initial fixed investment of $100 on April 4, 2020, through the end of the listed fiscal year. The Peer Group TSR set forth in this table was determined using the S&P Information Technology Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended March 29, 2024.

(6)
We have determined that Net Revenue Growth is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link “compensation actually paid” to our NEOs, for fiscal year 2024, to company performance (Company Selected Measure (as defined in the Pay Versus Performance Rules)). “Net Revenue Growth” refers to the percentage of year-over-year growth in annual GAAP net revenue.

Required Tabular Disclosure of Most Important Measures
In accordance with the Pay Versus Performance Rules, the following table lists the most important financial and non-financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link “compensation actually paid” to our NEOs, for fiscal year 2024, to company performance, as further described in our Compensation Discussion and Analysis within the sections titled “Executive Compensation and Related Information — Executive Compensation Summary — FY24 Performance Highlights and Pay for Performance Alignment” (see page 60), “Executive Compensation and Related Information — Executive Compensation Summary — Compensation Components” (see page 63), “Executive Compensation and Related Information — Executive Compensation Summary — Executive Annual Incentive Plan (EAIP)” (see page 67), and “Executive Compensation and Related Information — Executive Compensation Summary — Equity Incentive Awards” (see page 70).
Most Important Performance Measures
Net Revenue Growth
Non-GAAP Operating Income
Non-GAAP Operating Margin
Relative Total Shareholder Return
Absolute Total Shareholder Return
Bookings Growth
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Pay Versus Performance
Relationship Between “Compensation Actually Paid” and Performance Measures
In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to our NEOs aligns with the Company’s financial performance as measured by our TSR, our Peer Group TSR, our net income, and Net Revenue Growth:

Compensation Actually Paid vs. Gen Digital TSR
Compensation Actually Paid
Value of initial $100 investment from April 2, 2021
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
$175
$140
$105
$70
$35
$0
($35)
$24,198,283
$5,238,020
$120
$20,734,811
$18,159,360
$154
$5,686,393
($105,381)
$100
$29,300,356
$11,536,695
$134
2021
2022
2023
2024
PEO CAP
Average for Non-PEO NEOs CAP
Gen Digital TSR

Compensation Actually Paid vs. S&P Information Technology Index TSR
$24,198,283
$29,300,356
$20,734,811
$210
$201
$177
$293
$18,159,360
$11,536,695
$5,238,020
$5,686,393
($105,381)
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
Compensation Actually Paid
$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
($25)
($50)
Value of initial $100 investment from April 2, 2021
2021
2022
2023
2024
PEO CAP
Average for Non-PEO NEOs CAP
S&P Information Technology Index TSR

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Pay Versus Performance

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income (millions)
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
$1,750
$1,400
$1,050
$700
$350
$0
($350)
$24,198,283
$5,238,020
$554
$20,734,811
$18,159,360
$836
$5,686,393
($105,381)
$1,349
$29,300,356
$11,536,695
$616
2021
2022
2023
2024
PEO CAP
Average for Non-PEO NEOs CAP
Net Income (millions)

Compensation Actually Paid vs. Net Revenue Growth
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
Compensation Actually Paid
30%
24%
18%
12%
6%
0%
-6%
Revenue Growth (by percentage)
$24,198,283
$5,238,020
$20,734,811
$18,159,360
$5,686,393
($105,381)
$29,300,356
$11,536,695
11%
10%
19%
14%
2021
2022
2023
2024
PEO CAP
Average for Non-PEO NEOs CAP
Net Revenue Growth (by percentage)

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Certain Relationships and Related Transactions
Related-Person Transactions Policy and Procedure
Gen has adopted a written related person transactions policy which provides for Gen’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” The Nominating and Governance Committee reviews transactions that may be “related person transactions,” which are transactions between Gen and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any Gen executive officer, director, nominee for director, or stockholder holding more than 5% of any class of Gen’s voting securities, in each case, since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions are deemed not to be “related person transactions” (meaning the related person is deemed to not have a direct or indirect material interest in the transaction):
•
compensation to executive officers if: (1) the compensation is required to be reported in Gen’s proxy statement, or (2) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the proxy statement if the executed officer was a named executive officer, and Gen’s Compensation and Leadership Development Committee approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director if the compensation is required to be reported in Gen’s proxy statement;
•
any transaction with another company at which a related person is a director or an employee (other than an executive officer) or beneficial owner of less than 10% of that Company’s shares or as a limited partner holding interests of less than 10% in the limited partnership (or similar interests in an alternative form of equity), if the aggregate amount involved does not exceed the greater of $500,000, or 5% of that company’s (or another entity’s) total annual consolidated gross revenues;

•
any transaction where the related person’s interest arises solely from the ownership of Gen’s common stock and all holders of Gen’s common stock received the same benefit on a pro rata basis (e.g. dividends);

•
any charitable contribution, grant or endowment by Gen or the Gen Foundation to a charitable organization, foundation or university at which a related person’s only relationship is as a director or an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $120,000 or 5% of the annual consolidated gross revenues of such charitable organization, foundation or university, or any non- discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•
any transaction with a related person where (I) the rates or charges involved are determined by competitive bids, (ii) involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or (iii) involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

•
indemnification payments and other payments made pursuant to directors and officers insurance policies, Gen’s Certificate of Incorporation or Bylaws then in effect, or any policy, agreement or instrument approved by the Board.

Under the policy, members of Gen’s legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to the Nominating and Governance Committee. In addition, transactions
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Certain Relationships and Related Transactions
may be identified through Gen’s Code of Conduct or other Gen policies and procedures and reported to the Nominating and Governance Committee. The Nominating and Governance Committee determines whether the related person has a material interest in a transaction and may approve, ratify, amend, terminate or rescind the transaction.
Certain Related Party Transactions
Transactions with Starship Enterprise, a.s.
Prior to the Avast Merger, Avast leased its Prague headquarters property from Starship, which is partially owned by a member of the Board, Mr. Pavel Baudis. Mr. Baudis has a 36% ownership interest in Starship. Following the Avast Merger, Gen continues to lease its Prague headquarters property from Starship. The lease will terminate on August 3, 2024 and provides for rent of approximately $4 million per year. Mr. Baudis is a member of the board of directors of Starship but does not have any direct involvement in our business relationship with Starship. Gen paid Starship approximately $5.4 million for the fiscal year ended March 29, 2024.
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Report of the Audit Committee
The information contained in the following report of Gen’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Gen under the Exchange Act or the Securities Act of 1933 unless and only to the extent that Gen specifically incorporates it by reference.
The Audit Committee is comprised solely of independent directors, as defined by current Nasdaq listing standards, and operates under a written charter, which was most recently amended by the Board on June 27, 2023. The Audit Committee oversees Gen’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements that were included in Gen’s Annual Report on Form 10-K for the fiscal year ended March 29, 2024 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.
The Audit Committee reviewed with Gen’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Gen’s accounting principles and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the registered public accounting firm’s independence.
The Audit Committee discussed with Gen’s internal accountants and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal accountants and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Gen’s internal controls, and the overall quality of Gen’s financial reporting. The Audit Committee also received the report of management contained in Gen’s Annual Report on Form 10-K for the fiscal year ended March 29, 2024, as well as KPMG’s Report of Independent Registered Public Accounting Firm included in Gen’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Gen’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2025.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in Gen’s Annual Report on Form 10-K for the fiscal year ended March 29, 2024 for filing with the SEC.
By: The Audit Committee of the Board of Directors:
Eric K. Brandt (Chair)
Frank E. Dangeard
Nora M. Denzel
Emily Heath
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Gen Digital Inc.
2024 Annual Meeting of Stockholders
Meeting Information
Information About Solicitation and Voting
This proxy is solicited on behalf of the Board for use at the Annual Meeting, which will be conducted via live webcast on September 10, 2024, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. We will provide a re-playable webcast of the Annual Meeting, which will be available on the events section of our investor relations website at investor.gendigital.com.
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About the Annual Meeting
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the Annual Meeting, management will report on the performance of Gen and respond to questions from stockholders.
What proposals are scheduled to be voted on at the Annual Meeting?
Stockholders will be asked to vote on the following proposals:
1.	Election to the Board of the eight nominees named in this proxy statement;
2.	Ratification of the appointment of KPMG as our independent registered public accounting firm for the 2025 fiscal year;
3.	An advisory vote to approve executive compensation; and
4.	To approve the amendment and restatement of our 2013 Equity Incentive Plan.
If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, you will be voting on those items as well.
What is the recommendation of the Board on each of the proposals scheduled to be voted on at the Annual Meeting?
The Board recommends that you vote FOR each of the nominees to the Board (Proposal No. 1); FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the 2025 fiscal year (Proposal No. 2); FOR the approval of compensation to our named executive officers (Proposal No. 3); and FOR the approval of amendment and restatement of our 2013 Equity Incentive Plan (Proposal No. 4).
Could other matters be decided at the Annual Meeting?
Our Bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by stockholders of Gen, and we have not received notice of any such proposals. If any other matter were to come before the Annual Meeting, the proxy holders appointed by the Board would have the discretion to vote on those matters for you.
Who can vote at the Annual Meeting?
Stockholders as of the record date for the Annual Meeting, July 15, 2024, are entitled to vote at the Annual Meeting. At the close of business on the record date, there were 615,205,547 shares of Gen common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on July 15, 2024, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote over the internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.
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About the Annual Meeting
For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, by email through their website at www.computershare.com/contactus or by phone at (877) 282-1168 (within the U.S. and Canada) or (781) 575-2879 (outside the U.S. and Canada).
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If on July 15, 2024, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
How do I vote?
If you are a stockholder of record, you may:
•
vote at the Annual Meeting — to participate in and vote at the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials;

•	vote via the internet or via telephone — instructions are shown on your Notice of Internet Availability of Proxy Materials or proxy card; or
•
vote by mail — if you received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

Votes submitted via the internet or by telephone must be received by 11:59 p.m., Eastern Time, on September 9, 2024. Submitting your proxy, whether via the internet, by telephone or by mail if you received a paper proxy card, will not affect your right to vote at the Annual Meeting should you decide to virtually attend the Annual Meeting.
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still virtually attend the Annual Meeting if you have already voted by proxy.
What is the quorum requirement for the Annual Meeting?
A majority of our outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you virtually attend and vote at the Annual Meeting or if you have properly submitted a proxy.
How are abstentions and broker non-votes treated?
Abstentions (shares present at the Annual Meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the election of directors. For the purpose of determining whether the stockholders have approved all other matters, abstentions have the same effect as an “against” vote.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the matters voted upon. If you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote your shares on any of
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About the Annual Meeting
the proposals, except for Proposal No. 2, ratification of the appointment of KPMG as our independent public accounting firm for the 2025 fiscal year. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to virtually attend the Annual Meeting.
What is the vote required for each proposal?
The votes required to approve each proposal are as follows:
•	Proposal No. 1. Each director must be elected by a majority of the votes cast, meaning the votes “FOR” a director must exceed the number of votes “AGAINST” a director.
•
Proposal Nos. 2, 3 and 4. Approval of each of Proposal Nos. 2, 3 and 4 requires the affirmative “FOR” vote of a majority of the shares entitled to vote on these proposals at the Annual Meeting and virtually attending the Annual Meeting or represented by proxy.

What if I return a proxy card but do not make specific choices?
All proxies will be voted in accordance with the instructions specified on the proxy card. If you vote over the internet or by telephone, please follow the instructions included on the Notice of Internet Availability of Proxy Materials, proxy card or proxy materials on how to vote over the internet or by telephone. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non- votes will be counted for the purpose of establishing a quorum for the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.
Who is paying for this proxy solicitation?
Gen is paying the costs of the solicitation of proxies. We have retained D.F. King & Co., Inc. to help us solicit proxies from brokers, bank nominees and other institutions for a fee of approximately $10,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.
What does it mean if I receive more than one proxy card or Notice of Internet Availability?
If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on your proxy card or Notice of Internet Availability of Proxy Materials on how to access each proxy card and vote each proxy card over the internet or by telephone. If you received paper proxy materials by mail, you can also complete, sign and return each proxy card to ensure that all of your shares are voted.
How can I change my vote after submitting my proxy?
You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering to the Corporate Secretary of Gen (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
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About the Annual Meeting
•	voting again over the internet or by telephone; or
•	virtually attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if you are a beneficial owner and you wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by virtually attending and voting at the Annual Meeting.
How can I attend the Annual Meeting and submit questions?
To attend the Annual Meeting and submit your questions prior to or during the Annual Meeting, please visit www.virtualshareholdermeeting.com/GEN2024. To participate in the Annual Meeting or to submit questions in advance of the Annual Meeting, you will need the 16-digit control number included with your proxy materials, on your proxy card, Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the customer support numbers which will be shown on the virtual shareholder meeting site approximately 30 minutes before the start of the Annual Meeting.
Why are you not holding the Annual Meeting in a physical location?
We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, we believe the online format allows us to communicate effectively with you via a pre-meeting forum that you can enter by visiting www.virtualshareholdermeeting.com/GEN2024.
How can I get electronic access to the proxy materials?
The proxy materials will provide you with instructions regarding how to:
•	view our proxy materials for the Annual Meeting over the internet; and
•	instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Where can I find the voting results?
The preliminary voting results will be announced at the Annual Meeting and posted on our website at investor.gendigital.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.
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Additional Information
Stockholder Proposals for the 2025 Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting (but Not Included in Our Proxy Statement). Gen’s Bylaws provide that, for stockholder nominations to the Board or other proposals that are not included in our proxy statement to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Gen Digital Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Corporate Secretary.
To be timely for the 2025 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices between May 13, 2025 and June 12, 2025 (or, if the 2025 Annual Meeting of Stockholders is called for a date that is more than 30 calendar days before or more than 60 calendar days after the anniversary of the date of the 2024 Annual Meeting, then by no later than the 10th day following the day of our public announcement of the date of the 2025 Annual Meeting of Stockholders). A stockholder’s notice to the Corporate Secretary must include the information required by Gen’s Bylaws and comply with all other requirements set forth in Gen’s Bylaws.
Requirements for Stockholder Director Nominations to be Considered for Inclusion in Our Proxy Statement Pursuant to Proxy Access. Under Gen’s Bylaws, written notice of stockholder nominations to the Board of Directors that are to be included in the proxy statement pursuant to the proxy access provisions of Gen’s Bylaws must be delivered to our Corporate Secretary not later than March 31, 2025 nor earlier than March 1, 2025 (or, if the 2025 Annual Meeting of Stockholders is called for a date that is more than 30 calendar days before or more than 30 calendar days after the anniversary of the date of the 2024 Annual Meeting, then by the later of the close of business on the date that is 180 days prior to the date of the annual meeting or the close of business on the 10th day following the day of our public announcement of the date of the 2025 Annual Meeting of Stockholder). A stockholder’s notice to the Corporate Secretary must include the information required by Gen’s Bylaws and comply with all other requirements set forth in Gen’s Bylaws.
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. Stockholder proposals submitted pursuant to SEC Rule 14a-8 under the Exchange Act and intended to be presented at Gen’s 2025 Annual Meeting of Stockholders generally must be received by us not later than March 31, 2025 in order to be considered for inclusion in Gen’s proxy materials for that meeting, and must comply with all the requirements of Rule 14a-8.
Requirements for Stockholder Solicitation of Proxies in Support of Director Nominees Other than Company Nominees. In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Gen nominees must comply with the additional requirements of SEC Rule 14a-19.
Available Information
Gen will mail without charge, upon written request, a copy of Gen’s annual report on Form 10-K for fiscal year 2024, including the financial statements, schedule and list of exhibits, and any exhibit specifically requested.
Requests should be sent to:
Gen Digital Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Investor Relations
The Annual Report is also available at investor.gendigital.com.
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Additional Information
Householding – Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are Gen stockholders will be “householding” our annual report and proxy materials. A single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free 1-866-540-7095, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Gen will promptly deliver a separate copy of the annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report and other proxy materials, you may write or call Gen’s Investor Relations department at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Investor Relations, telephone number (650) 527-8000.
Any stockholders who share the same address and currently receive multiple copies of Gen’s annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Gen’s Investor Relations department at the address or telephone number listed above.
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Other Matters
The Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Note About Forward-Looking Statements
In this proxy statement, Gen has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward- looking. All statements other than statements of historical fact are statements that could be deemed forward- looking statements, including, but not limited to statements regarding our business strategy, governance and stockholder engagement practices, equity plan proposal and expected share usage, ESG initiatives and executive compensation program. Forward- looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
Information Referenced in this Proxy Statement
The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.
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Reconciliation of Non-GAAP Financial Measures and Explanation of Key Performance Indicators
This proxy statement contains references to non-GAAP EPS, non-GAAP operating income and non-GAAP operating margin, which are adjusted from results based on GAAP, as well as references to certain key performance indicators. These measures are provided to enhance the user’s understanding of our prospects for the future. Our management team uses these measures in assessing Gen’s performance, as well as in planning and forecasting future periods.
Reconciliation of GAAP to non-GAAP measures (in millions, except per share amounts)
Non-GAAP EPS, non-GAAP operating income and non-GAAP operating margin are not computed according to GAAP and the method we use to compute these non-GAAP financial measures may differ from the method used by other companies. Such measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Please see below for the GAAP to non-GAAP reconciliation of these measures.
	Year Ended
	March 29, 2024	March 31, 2023
Diluted net income (loss) per share (GAAP)	$0.96	$2.16
Adjustments to diluted net income (loss) per share
Contract liabilities fair value adjustment	—	$0.00
Stock-based compensation	$0.21	$0.20
Amortization of intangible assets	$0.72	$0.49
Restructuring and other costs	$0.09	$0.11
Acquisition and integration costs	$0.04	$0.12
Litigation costs	$0.65	$0.05
Other	$—	$0.03
Non-cash interest expense	$0.04	$0.03
Loss (gain) on extinguishment of debt	$—	$0.01
Loss (gain) on equity investments	$0.06
Loss (gain) on sale of properties	$(0.01)	$—
Total adjustments to GAAP income (loss) before income taxes	$1.80	$1.04
Adjustment to GAAP provision for income taxes	$(0.80)	$(1.41)
Total adjustment to income (loss), net of taxes	$1.00	$(0.37)
Incremental dilution effect	$—	$0.01
Diluted net income (loss) per share (Non-GAAP)	$1.96	$1.81
Operating income (loss)	$1,122	$1,227
Contract liabilities fair value adjustment	—	$2
Stock-based compensation	$138	$123
Amortization of intangible assets	$462	$308
Restructuring and other costs	$57	$69
Acquisition and integration costs	$24	$77
Litigation costs	$418	$29
Operating income (loss) (Non-GAAP)	$2,221	$1,835
Net Revenues	$3,812	$3,338
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	Year Ended
	March 29, 2024	March 31, 2023
Operating margin	29.4%	36.8%
Operating margin (Non-GAAP)	58.3%	54.9%
Operating cash flow (GAAP)	$ 2,064	$757
Purchases of property and equipment	$(20)	$(6)
Explanation of key performance indicators
Bookings: Bookings are defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of bookings because it reflects customers’ demand for our products and services and to assist readers in analyzing our performance in future periods.
Direct customer count: Direct customer count is defined as active paid users of our products and solutions who have a direct billing and/or registration relationship with us at the end of the reported period. Average direct customer count presents the average of the total number of direct customers at the beginning and end of the applicable period. We exclude users on free trials from our direct customer count. Users who have indirectly purchased and/or registered for our products or solutions through partners are excluded unless such users convert or renew their subscription directly with us or sign up for a paid membership through our web stores or third-party app stores.
Direct average revenues per user (ARPU): ARPU is calculated as estimated direct customer revenues for the period divided by the average direct customer count for the same period, expressed as a monthly figure. We monitor ARPU because it helps us understand the rate at which we are monetizing our consumer customer base.
Retention rate: Retention rate is defined as the percentage of direct customers as of the end of the period from one year ago who are still active as of the most recently completed fiscal period. We monitor the retention rate to evaluate the effectiveness of our strategies to improve renewals of subscriptions.
The methodologies used to measure these metrics require judgment and are also susceptible to algorithms or other technical errors. We continually seek to improve our estimates of our user base, and these estimates are subject to change due to improvements or revisions to our methodology. From time to time, we review our metrics and may discover inaccuracies or make adjustments to improve their accuracy, which can result in adjustments to our historical metrics. Our ability to recalculate our historical metrics may be impacted by data limitations or other factors that require us to apply different methodologies for such adjustments. We generally do not intend to update previously disclosed metrics for any such inaccuracies or adjustments that are deemed not material.
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GEN DIGITAL INC.
EQUITY INCENTIVE PLAN

Amended and Restated on July 26, 2024
1.
Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Stock Appreciation Rights, Restricted Stock Units, and Restricted Stock Awards. Capitalized terms not defined in the text are defined in Section 30.

2.	Shares Subject to the Plan.
2.1	Number of Shares Available. Subject to Sections 2.2 and 19, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 33,709,378 Shares.
Subject to Sections 2.2 and 19, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued will again be available for grant and issuance in connection with future Awards under this Plan. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the Exercise or Purchase Price of an Award or to satisfy any tax withholding obligations in connection with an Award, (ii) previously issued Shares tendered by the Participant to pay the Exercise or Purchase Price of an Award or to satisfy any tax withholding obligations in connection with an Award, (iii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iv) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option Exercise Price. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.2
Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARS, (c) the maximum number of Shares that may be issued as ISOs set forth Section 5.8, (d) the number of Shares that may be granted pursuant to Section 3.1 below, (e) the Purchase Price and number of Shares subject to other outstanding Awards (other than Options and SARs which are provided for in (b) above), and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 6 will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will be rounded down to the nearest whole Share, and may be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share, as determined by the Committee. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the assumption and substitution clause in Section 19.2.

In the event of an extraordinary cash dividend by the Company, the Committee, in its sole discretion, may, in lieu of the any of the methods of adjustments set forth above, determine that: (a) Participants holding outstanding RSUs will be entitled to receive a cash payment, with respect to each Share subject to such
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Awards, in an amount equal to the per-Share extraordinary cash dividend amount, provided, however, that unless determined otherwise by the Committee, any cash payment or new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant has the right to receive with respect to the Participant’s unvested RSUs pursuant to this clause (a) shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested RSUs and (ii) may be issued subject to such escrow arrangements as the Committee may deem appropriate, as set forth in Section 15, and/or (b) the Exercise Price of outstanding Options and SARs may be reduced by an amount equal to the per-Share extraordinary cash dividend amount, provided, however, that, subject to applicable law, including but not limited to Section 409A of the Code, the Committee may, in its sole discretion, determine that a cash payment shall be made to a Participant holding an Option or SAR partially or entirely in lieu of such a reduction in Exercise Price on a per-Share cent-for-cent basis.
3.	Eligibility and Minimum Vesting.
3.1
ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors (each an “Eligible Individual”) of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Eligible Individual will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan, pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment. For purposes of these limits only, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. Subject to the provisions of the Plan, the Committee may from time to time, select among the Eligible Individuals, those to whom Awards shall be granted and determine the nature and amount of each Award. No Eligible Individual shall have any right, by virtue of this Plan to receive an Award. An Eligible Individual may be granted more than one Award under this Plan.

3.2
All Awards granted under the Plan after the Company’s 2024 Annual Meeting of Stockholders must be subject to a minimum one-year vesting period following grant, with no portion of any Award vesting prior to the end of such one-year vesting period; provided, however, that up to 5% of the Shares available for future distribution under this Plan following the 2024 Annual Meeting may be granted pursuant to Awards without such minimum vesting requirement and such requirement shall not prevent the acceleration of vesting pursuant to Sections 4 and 19 hereof or under policies or contracts that provide for acceleration of vesting in connection with a corporate transaction or termination of employment or services. In addition, any awards assumed or substituted in connection with an acquisition and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) shall not be subject to this minimum vesting requirement.

4.	Administration.
4.1
Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	construe and interpret this Plan, any sub-plan, Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)	select Eligible Individuals to receive Awards;
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(d)
determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including, but not limited to, the Exercise Price, the time or times when Awards may vest or be exercised (which may be based on Performance Factors), and any vesting acceleration or waiver of forfeiture restrictions;

(e)	grant Awards and determine the number of Shares or other consideration subject to Awards;
(f)	determine the Fair Market Value in good faith, if necessary;
(g)
determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(h)
to the extent permitted by applicable law, accelerate the vesting, exercisability and payment of Awards, extend the exercisability and settlement of Awards, and grant waivers of Plan or Award conditions;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(j)	amend any Award Agreements executed in connection with this Plan;
(k)	determine whether the performance goals under any performance-based Award have been met and whether a performance-based Award has been earned;
(l)	adjust, reduce or waive any criteria with respect to Performance Factors;
(m)	determine whether, to what extent an Award may be canceled, forfeited, or surrendered;
(n)
adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(o)	make all other determinations necessary or advisable for the administration of this Plan, any sub-plan or Award Agreement;
(p)
delegate any of the foregoing as permitted by applicable law to one or more executive officers pursuant to a specific delegation, in which case references to “Committee“ in this Section 4.1 will refer to such delegate(s), except with respect to Insiders.

4.2
Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. To the extent permitted by applicable laws, the Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

4.3
Administration of Awards Subject to Performance Factors. The Committee will, in its sole discretion, determine the Performance Factors applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Factors) on or prior to the Determination Date. The Performance Factors may differ from Participant to Participant and from Award to Award. The Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned (which may be by approval of the minutes in which the certification was made).

4.4
Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors“ (as defined in the regulations promulgated under Section 16 of the Exchange Act).

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4.5
Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.
Options. An Option is the granting of a right, but not the obligation, to purchase Shares. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs“) or Nonqualified Stock Options (“NQSOs“), the number of Shares subject to the Option, the Exercise Price of the Option (subject to Section 5.4 below), the circumstances upon and the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1
Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement“), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. To the extent that any Option designated as an ISO in the Award Agreement fails to qualify as such under applicable law, it shall be treated instead as a NQSO.

5.2
Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee at the time it acts to approve the grant. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3
Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of seven (7) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder“) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.

5.4
Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 and the Award Agreement and in accordance with any procedures established by the Committee.

5.5
Method of Exercise. Options may be exercised only by delivery to the Company of a written or electronic notice or agreement of stock option exercise (the “Exercise Agreement“) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased and all applicable Tax-Related Items. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or

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other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.2. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6	Termination of Participant. Unless the Stock Option Agreement provides otherwise, exercise of an Option will always be subject to the following:
(a)
If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options are vested and exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding the original term of the Option as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)
If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options are vested and exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding the original term of the Option as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.7
Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8
Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. No more than 100,000,000 Shares will be issued pursuant to the exercise of ISOs under this Plan.

5.9
Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options (but not beyond the original term of such Option) and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted unless the Committee determines that such action is necessary or advisable to comply with applicable laws or facilitate the offering and administration of the Plan in view of such laws; (b) any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (c) notwithstanding anything to the contrary elsewhere in the Plan, the Company is subject to Section 22 below with respect to any proposal to reprice outstanding Options.

5.10
No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code.

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6.	Non-Employee Director Equity Awards.
6.1
Types of Awards. All Awards other than ISOs may be granted to non-employee directors under this Plan. Awards granted pursuant to this Section 6 may be automatically made pursuant to a policy adopted by the Board (as such policy may be amended from time to time by the Board) or made from time to time as determined in the discretion of the Board, or, if the authority to grant Awards to non-employee directors has been delegated by the Board, the Committee. No non-employee director may receive cash compensation and Awards under the Plan exceeding $900,000 in total combined value (as described below) in the aggregate in any calendar year. The value of Awards for purposes of complying with this maximum shall be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted or cash payments made to an individual while he or she was serving in the capacity as an employee or while he or she was a consultant but not a non-employee director will not count for purposes of the limitations set forth in this Section 6.1.

6.2
Eligibility. Awards granted pursuant to this Section 6 shall be granted only to non-employee directors. Any non-employee director, including without limitation any non-employee director who is appointed as a member to the Board, will be eligible to receive an Award under this Section 6.

6.3
Vesting, Exercisability and Settlement. Except as set forth in Section 19, Awards granted pursuant to Section 6 shall vest, become exercisable and be settled as determined by the Board or, if the authority to make such determinations has been delegated by the Board, the Committee. With respect to Options and SARs, the Exercise Price of such Award granted to non-employee directors shall not be less than the Fair Market Value of the Shares at the time such Award is granted.

7.
Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to issue Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may be issued or purchase, the Purchase Price (if any), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

7.1
Restricted Stock Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement (the “Restricted Stock Agreement“), which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. A Participant can accept a Restricted Stock Award by signing and delivering to the Company the Restricted Stock Agreement, and full payment of the Purchase Price (if any) and all applicable withholding taxes, at such time and on such terms as required by the Committee. If the Participant does not accept the Restricted Stock Award at such time and on such terms as required by the Committee, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

7.2
Purchase Price. The Purchase Price (if any) for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 10 of this Plan and as permitted in the Restricted Stock Agreement, and in accordance with any procedures established by the Company.

7.3
Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified period of service with the Company and/or upon completion of performance goals as may be set forth in the Restricted Stock Agreement, which shall be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award;

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(b) select performance criteria, including from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
7.4
Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, Restricted Stock Awards shall cease to vest immediately if a Participant is Terminated during the vesting period or Performance Period applicable to the Award for any reason, unless the Committee determines otherwise, and any unvested Shares subject to such Restricted Stock Awards shall be subject to the Company’s right to repurchase such Shares or otherwise to any forfeiture condition applicable to the Award, as described in Section 14 of this Plan, if and as set forth in the applicable Restricted Stock Agreement.

8.
Restricted Stock Units. A Restricted Stock Unit (or RSU) is an award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). The Committee will determine to whom an RSU grant will be made, the number of Shares subject to the RSU, the restrictions to which the Shares subject to the RSU will be subject, and all other terms and conditions of the RSU, subject to the following:

8.1
Terms of RSUs. RSUs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Affiliate, Parent or Subsidiary and/or individual performance goals or upon such other criteria as the Committee may determine. All RSUs will be evidenced by an Award Agreement (the “RSU Agreement“), which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. A RSU may be awarded upon satisfaction of such performance goals as are set out in advance in the Award Agreement (the “Performance RSU Agreement“) that will be in such form (which need not be the same for each Participant) as the Committee may from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the RSU is being earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each RSU; (b) select performance criteria, including from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

8.2
Settlement. The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

8.3	Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9.
Stock Appreciation Rights. A Stock Appreciation Right (or SAR) is an award that may be exercised for cash or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of settlement over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The Committee will determine to whom to grant a SAR, the number of Shares subject to the SAR, the restrictions to which the SAR will be subject, and all other terms and conditions of the SAR, subject to the following:

9.1
Terms of SARs. SARs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance goals

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or upon such other criteria as the Committee may determine. The Committee will determine all terms of each SAR including, without limitation: the number of Shares deemed subject to each SAR, the time or times during which each SAR may be settled, the consideration to be distributed on settlement, and the effect on each SAR of its holder’s Termination. All SARs will be evidenced by an Award Agreement (the “SAR Agreement“), which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. The Exercise Price of a SAR will be determined by the Committee when the SAR is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance SAR Agreement“) that will be in such form (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. If the SAR is being earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each SAR; (b) select performance criteria, including from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares deemed subject to the SAR. Prior to exercise of any SAR earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. Notwithstanding anything to the contrary elsewhere in the Plan, the Company is subject to Section 22 below with respect to any proposal to reprice outstanding SARs. The term of a SAR shall be seven (7) years from the date the SAR is awarded or such shorter term as may be provided in the Award Agreement.
9.2
Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3	Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
10.
Payment for Share Purchases. Payment for Shares purchased pursuant to this Plan may be made in cash, by check or by wire transfer or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;
(b)
by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Award will be exercised or settled;

(c)
cashless “net exercise“ arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price plus any Tax-Related Items; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the Exercise Price not satisfied by such reduction in the number of whole Shares to be issued;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;
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(e)
with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists, through a “same day sale“ commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell all or a portion of the Shares so purchased to pay for the Exercise Price and any applicable Tax-Related Items, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

(f)	by such other consideration and method of payment as permitted by the Committee and applicable law; or
(g)	by any combination of the foregoing.
11.	Withholding Taxes.
11.1
Withholding Generally. The Company, its Parent, Subsidiaries and Affiliates, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, its Parent, Subsidiaries and Affiliates, an amount sufficient to satisfy any Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or its Parent, Subsidiaries or Affiliates, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of Shares underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; (iii) through withholding in Shares as set forth in Section 11.2 below; (iv) where payments in satisfaction of the Awards are to be made in cash, through withholding all or part of the cash payment in an amount sufficient to satisfy the Tax-Related Items; or (v) any other method of withholding deemed acceptable by the Committee. No Shares (or their cash equivalent) shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.

11.2
Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld. All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form and during a period acceptable to the Committee. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.

12.
Privileges of Stock Ownership; Voting, Dividends and Dividend Equivalents. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. Any Participant who holds Restricted Stock awarded under the Plan shall have the same voting and other rights as the Company’s other stockholders; provided however, that in the case of any unvested Award or unvested portion thereof (including but not limited to unvested shares of Restricted Stock), the Participant shall not be entitled to any dividends and other distributions paid or distributed by the Company on an equivalent number of vested Shares. Notwithstanding the foregoing, at the Committee’s discretion, such Participant may be credited with dividends and other distributions in the case of any unvested Award or unvested portion thereof (including but not limited to unvested shares of Restricted Stock), which may take the form of dividend equivalents or otherwise, provided that such dividends and other distributions shall be paid or distributed to the Participant only if, when and to the extent such Award vests. The value of dividends and other distributions payable or distributable with respect to any unvested Award or unvested portion thereof that does not vest shall be forfeited. Dividend equivalents or otherwise may not be credited with respect to Options and SARs unless such dividend equivalents comply with applicable law, including but not limited to Section 409A of the Code.

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13.
Transferability. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 13, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such Award may contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate; provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution. All Awards will be exercisable: (A) during the Participant’s lifetime only by (x) the Participant, or (y) the Participant’s guardian or legal representative; (B) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (C) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative. “Permitted Transferee“ means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

14.
Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time specified after the Participant’s Termination Date, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Exercise Price or Purchase Price, as the case may be. Alternatively, at the discretion of the Committee, Award Shares issued to the Participant for which the Participant did not pay any Exercise or Purchase Price may be forfeited to the Company on such terms and conditions as may be specified in the Award Agreement. All Share certificates or book entries for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15.
Escrow; Prohibition on Loans. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit with the Company or an agent designated by the Company (or place under the control of the Company or its designated agent) all certificates or book entries representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, for the purpose of holding in escrow (or controlling) such certificates or book entries until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates or note in the Company’s direct registration system for stock issuance and transfer such restrictions and accompanying legends with respect to the book entries. No Participant will be permitted to execute a promissory note as partial or full consideration for the purchase of Shares.

16.
Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. This Section shall not be construed to defeat the requirements of Section 22.

17.
Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal, state, and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation, and no liability for failure, to issue Shares or deliver certificates or

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establish book entries for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies, including governmental agencies outside the United States, that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any local, state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. Furthermore, the inability or impracticability of the Company to obtain or maintain approval from any governmental agencies or to complete any registration or other qualification of the Shares under any applicable law or ruling as set forth herein shall relieve the Company of any liability with respect to the failure to issue or sell such Shares and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participants. Finally, the Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, local or foreign securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
18.	Foreign Awards and Rights.
Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries in which the Company operates or has Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Eligible Individuals to comply with applicable laws of jurisdictions where Eligible Individuals reside; (ii) establish sub-plans and determine the Exercise or Purchase Price, methods of exercise and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to its Parent, Subsidiaries, Affiliates or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 2 hereof or otherwise require shareholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on Termination, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates, book entries or other indicia of ownership which may vary with local requirements. The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, Exchange Act, the Code, or any federal, state, local or foreign securities law.
19.	Corporate Transactions.
19.1
Assumption or Replacement of Awards by Successor. Except as set forth in an Award Agreement, in the event of (a) a dissolution or liquidation of the Company, (b) the consummation of a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) the consummation of a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the consummation of any other transaction which qualifies as a “corporate transaction“ under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), if the successor corporation (if any) fails to assume, replace or substitute Awards pursuant to a transaction described in this Subsection 19.1, upon the consummation of such corporate transaction (i) all such Awards shall accelerate and be fully vested (or shall vest at such other level(s) as provided in an Award Agreement) with any

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performance-based Awards vesting at target (or at such other level(s) as provided in an Award Agreement) and (ii) all such Options or Stock Appreciation Rights shall be exercisable for a period of time as set forth in the Award Agreement. Notwithstanding the foregoing, a transaction described in (a) through (e) above must also qualify as a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of a corporation’s assets, as the case may be, within the meaning of Code Section 409A and the regulations thereunder.
19.2
Assumption or Substitution of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

20.
No Obligation to Employ; Accelerated Expiration of Award for Harmful Act. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without Cause. Notwithstanding anything to the contrary herein, if a Participant is Terminated because of such Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Committee, in liability, loss, damage or injury to the Company, then, at the Committee’s election, Participant’s Awards shall not be exercisable or settleable and shall terminate and expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.

21.
Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

22.
Repricing Matters. Except in connection with a corporate transaction involving the Company (including without limitation any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, reorganization, merger, consolidation, split-up, spin-off or exchange of shares), the terms of outstanding Awards may not without stockholder approval be amended to reduce the Exercise Price of outstanding Options or SARs, or to cancel outstanding Options or SARs in exchange either for (a) cash, or (b) new Options, SARS or other Awards with an exercise price that is less than the Exercise Price of the original (cancelled) Options or SARs.

23.
Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not,

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without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, change the designation of employees or class of employees eligible for participation in this Plan, or otherwise materially modify a provision of the Plan if such modification requires stockholder approval under the applicable rules and regulations of the Nasdaq Market.
24.
Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

25.	Governing Law. The Plan shall be governed by the laws of the state of Delaware, without regard to its conflict of laws.
26.
No Guarantee of Tax Consequences. Although the Company may endeavor to qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or to avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including without limitation Section 5.10, and the Company will have no liability to a Participant or any other party if an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment does not receive or maintain such favorable treatment or does not avoid such unfavorable treatment or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

27.
Insider Trading Policy. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company.

28.
Other Policies. Each Award may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of equity awards. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.

29.
Compliance With Applicable Law and Company Policies; Compensation Recovery. For the avoidance of doubt, each Participant must comply with applicable law, the Company’s Code of Conduct, the Company’s Financial Code of Ethics, and the Company’s corporate policies, as applicable, including without limitation the Company’s Compensation Recoupment Policy. Notwithstanding anything to the contrary herein, (i) compliance with applicable law, the Company’s Code of Conduct, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any Award under this Plan and (ii) any Awards under this Plan which are subject to the Company’s Compensation Recoupment Policy will not be earned or vested, even if already granted, paid or settled, until the Company’s Compensation Recoupment Policy ceases to apply to such Awards and any other vesting conditions applicable to such Awards are satisfied..

30.	Definitions. As used in this Plan, the following terms will have the following meanings:
“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control“ (including the terms “controlled by“ and “under common control with“) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.
“Award” means any award under this Plan, including any Option, Stock Appreciation Right, Restricted Stock Unit, or Restricted Stock Award.
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“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Board” means the Board of Directors of the Company.
“Cause” means any or all of the following: (i) a Participant’s failure to perform, to the reasonable satisfaction of the Company, such Participant’s duties and/or responsibilities, as assigned or delegated by the Company; (ii) a Participant’s commission of a felony or crime of moral turpitude, including but not limited to embezzlement or fraud; (iii) a Participant’s material breach of the terms of the Participant’s employment agreement, confidentiality and intellectual property agreement or any other agreement by and between such Participant and the Company; (iv) a Participant’s commission of any act of dishonesty, misconduct or fraud in any way impacting the Company, its clients, or its affiliates; (v) any misconduct by the Participant which brings the Company into disrepute, including conduct that injures or impairs the Company’s business prospects, reputation or standing in the community; (vi) a Participant’s violation of Company policies, including, without limitation, any violation of the Company’s Code of Conduct and Global Workforce Inclusion Policies; provided, however, that the Company shall allow the Participant a reasonable opportunity (but not in excess of 10 calendar days) to cure, to the reasonable satisfaction of the Company, any act or omission applicable to part (i), (iii), or (vi) above, if curable in the Company’s determination; provided, further, that it is understood that willful or grossly negligent acts or omissions will not be curable. For purposes of clarity, a termination without “Cause“ does not include any termination that occurs as a result of Participant’s death or Disability. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company“ will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.
“Company” means Gen Digital Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
“Determination Date” means any time when the achievement of the Performance Factors associated with the applicable Performance Period remains substantially uncertain.
“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, and in the case of a Stock Appreciation Right the value specified on the date of grant that is subtracted from the Fair Market Value when such Stock Appreciation Right is settled.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)
if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market“), its closing price on the Nasdaq Market on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

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(b)
if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(c)
if such Common Stock is publicly traded but is not quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(d)	if none of the foregoing is applicable, by the Board or the Committee in good faith.
“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who receives an Award under this Plan.
“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, which may be measured on such basis as the Committee determines, including but not limited to, individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, and measured, to the extent applicable, annually or cumulatively over a period of years (or a period shorter than a year, if required in the context of the Award), on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, or to the extent applicable, on a per-share basis:
1.	Profit;
2.	Billings;
3.	Revenue;
4.	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);
5.	Income;
6.	Operating margin;
7.	Gross margin;
8.	Operating expenses or operating expenses as a percentage of revenue;
9.	Earnings per share, adjusted for any stock split, stock dividend or other recapitalization;
10.	Stockholder return;
11.	Market share;
12.	Direct customer count;
13.	Return on assets or net assets programs;
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Annex B
14.	The Company’s stock price or stock price performance, as adjusted for any stock split, stock dividend or other recapitalization;
15.	Growth in stockholder value relative to a pre-determined index;
16.	Return on equity;
17.	Return on investment;
18.	Return on capital;
19.	Share repurchases;
20.	Cash dividends;
21.	Cash Flow;
22.	Cash conversion cycle;
23.	Cash;
24.	Cash equivalents;
25.	Economic value added;
26.	Individual confidential business objectives;
27.	Contract awards or backlog;
28.	Overhead or other expense reduction;
29.	Credit rating;
30.
Strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan, succession planning, integration, peer reviews or other subjective or objective criteria);

31.	Succession plan development and implementation;
32.	Improvement in workforce diversity;
33.	Customer indicators;
34.	New product releases, invention or innovation;
35.	Attainment of research and development milestones;
36.	Improvements in productivity;
37.	Employee productivity and satisfaction metrics;
38.	Bookings;
39.	Annual recurring revenue;
40.	Product, service and brand recognition/acceptance;
41.	Customer satisfaction;
42.	Expense targets;
43.	Cost control measures;
44.	Balance sheet metrics;
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Annex B
45.	Investments;
46.	Financings;
47.	Attainment of objective operating goals and employee metrics;
48.	Strategic transactions, including but not limited to, acquisitions, divestitures and spin-offs;
49.	Environmental, social and governance goals;
50.	Human capital goals (including, but not limited to, diversity, equity and inclusion, retention and talent development goals);
51.	Any derivations of the foregoing (e.g., income shall include pre-tax income, net income, operating income, etc.); and
52.	Any other metric that is capable of measurement as determined by the Committee.
As determined by the Committee, financial Performance Factors may be based on generally accepted accounting principles (“GAAP”) or non-GAAP results and may provide for the adjustment of any applicable performance measure or performance results to reflect any unforeseeable, nonrecurring or infrequently occurring events, as the Committee determines to be appropriate in its sole discretion.
“Performance Period” means the period of service determined by the Committee during which years of service or performance is to be measured for an Award.
“Plan” means this Gen Digital Equity Incentive Plan, as amended from time to time.
“Purchase Price” means the price to be paid for Shares acquired under this Plan pursuant to an Award other than an Option.
“Restricted Stock Award” means an award of Shares pursuant to Section 7.
“Restricted Stock Unit” or “RSU” means an award of Shares pursuant to Section 8.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.
“Stock Appreciation Right” or “SAR” means an Award, granted pursuant to Section 9.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Tax-Related Items” means federal, state, or local taxes and any taxes imposed by jurisdictions outside of the United States (including but not limited to income tax, social insurance contributions, fringe benefits tax, payment on account, employment tax obligations, and stamp taxes) required by law to be withheld and any employer liability shifted to a Participant.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Eligible Individual to the Company or a Parent, Subsidiary or Affiliate of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) vacation leave (iii) military leave, (iv) transfers of employment between the Company and its Parent, Subsidiaries or Affiliates; or (v) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company. In the case of any
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Annex B
Participant on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or its Parent, Subsidiaries or Affiliates as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term, if any, set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
126 |   Gen™ 2024 Proxy

GEN DIGITAL INC.
60 E. RIO SALADO PARKWAY
SUITE 1000
TEMPE, AZ 85281
ATTN: JASON STARR

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GEN2024**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54352-P15341 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GEN DIGITAL INC.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Susan P. Barsamian	☐	☐	☐
1b. Pavel Baudis	☐	☐	☐
1c. Eric K. Brandt	☐	☐	☐
1d. Frank E. Dangeard	☐	☐	☐
1e. Nora M. Denzel	☐	☐	☐
1f. Peter A. Feld	☐	☐	☐
1g. Emily Heath	☐	☐	☐
1h. Vincent Pilette	☐	☐	☐
1i. Sherrese M. Smith	☐	☐	☐
1j. Ondrej Vlcek	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2025 fiscal year.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐
4. Approval of amendment and restatement of the 2013 Equity Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V54353-P15341

The undersigned stockholder(s) appoint(s) Vincent Pilette, Natalie Derse, and Bryan Ko (the "Proxies") and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of Common Stock of Gen Digital Inc. that are held of record by the undersigned as of July 15, 2024, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gen Digital Inc. to be held on September 10, 2024 at 9:00 A.M. (Pacific Time), and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TEN NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side